Pursuant to Rule 424(b)(3)
                                                              File No. 333-48720
SUPPLEMENT TO PROSPECTUS
SUPPLEMENT DATED OCTOBER 23,  2000



                  WELLS FARGO ALTERNATIVE LOAN 2000-1 TRUST

                                     ISSUER

                   WELLS FARGO ASSET SECURITIES CORPORATION

                                     SELLER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2000-1 Classes I-A-1, I-A-PO, II-A-1, II-A-PO, II-A-R, III-A-1, III-A-2, III-A-3,
                          III-A-PO, B-1, B-2 and B-3

--------------------------------------------------------------------------------

      On October 27, 2000, Wells Fargo Asset Securities Corporation Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1, Classes I-A-1, I-A-PO, II-A-1, II-A-PO, II-A-R, III-A-1, III-A-2, III-A-3, III-A-PO, B-1, B-2 and B-3 (collectively, the "Publicly Offered Certificates"), were issued in the original aggregate principal amount of approximately $144,296,607. As of the initial issuance date, the Publicly Offered Certificates represented beneficial interests of approximately 93.0% in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of October 27, 2000, by and among Wells Fargo Asset Securities Corporation, as seller, Wells Fargo Bank Minnesota, National Association, as master servicer, First Union National Bank, as trust administrator, and United States Trust Company of New York, as trustee.

      This Supplement to the above-referenced prospectus supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

      The information contained in the Prospectus Supplement speaks only as of the Cut-Off Date with respect to, among other matters, the characteristics of the Mortgage Loans. Attached to and forming a part of this Supplement is a copy of the most recent monthly report to Certificateholders, together with an updated collateral stratification report with respect to the Mortgage Loans. Prospective investors in the Publicly Offered Certificates may also obtain the information contained in the monthly reports, as well as certain additional information concerning the Publicly Offered Certificates and the Mortgage Loans not contained in the monthly reports, through SecuritiesLink(R) Investor Information Services as described under "Where You Can Find More Information--Detailed Information Relating to the Mortgage Loans of a Series" in the Prospectus.

      THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY WELLS FARGO BROKERAGE SERVICES, LLC, AN AFFILIATE OF THE SELLER, THE MASTER SERVICER AND WELLS FARGO HOME MORTGAGE, INC., TO THE EXTENT REQUIRED, IN CONNECTION WITH MARKET MAKING TRANSACTIONS IN THE PUBLICLY OFFERED CERTIFICATES. WELLS FARGO BROKERAGE SERVICES, LLC MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTION.

                                 The date of this Supplement is April 4, 2001.

WELLS FARGO ALTERNATIVE LOAN TRUST
COLLATERAL STRATIFICATION REPORT
2000-001  MARCH 2001 DISTRIBUTION



          COLLATERAL SUMMARY             Relo: N
          ------------------

Gross WAC     :     8.903%   WAM      :         334
WA  LTV       :     78.38%
Pool Factor                              0.87404026
Current Avg Loan Size                   $132,895.32
Orig. No. of Loans                            1,068
Current No. of Loans                            963
Investor Balance                    $127,978,194.03



              GEOGRAPHIC DISTRIBUTION
              -----------------------

                                  AT-ISSUE    03/01
                                  --------    -----
CA                                  18.42%   18.18%
NY                                   6.48%    6.85%
TX                                   6.11%    6.85%
FL                                   5.32%    5.38%
GA                                   4.64%    4.65%
AZ                                   4.62%    4.38%
IL                                   4.62%    4.05%
CO                                   3.53%    3.06%
MD                                   3.01%    3.25%
WA                                   3.01%    2.53%
OR                                   2.90%    2.96%
NJ                                   2.82%    2.60%
NC                                   2.76%    2.61%



                ORIGINAL LTV RATIOS
                -------------------

                                  AT-ISSUE    03/01
                                  --------    -----
<= 50.00                             2.53%    2.53%
50.01 - 55.00                        1.08%    0.79%
55.01 - 60.00                        3.04%    2.92%
60.01 - 65.00                        5.68%    5.61%
65.01 - 70.00                        9.14%    9.53%
70.01 - 75.00                       14.76%   14.80%
75.01 - 80.00                       33.01%   32.76%
80.01 - 85.00                        2.79%    2.40%
85.01 - 90.00                       22.87%   24.08%
90.01 - 95.00                        2.60%    1.94%
95.01 - 100.00                       2.51%    2.65%



                DELINQUENCY SUMMARY
                -------------------

                                    NUMBER    03/01
                                    ------    -----

30 Days                                 18    1.82%
60 Days                                  1    0.00%
90+ Days                                 2    0.34%
Current                                942   97.76%
Foreclosure                                   0.00%
Paid Off                                32    0.00%
REO                                           0.00%
N/A                                           0.00%



           MORTGAGE BALANCE DISTRIBUTION
           -----------------------------

                                  AT-ISSUE    03/01
                                  --------    -----
< 200K                              56.95%   58.92%
200K - 250K                          9.24%    9.13%
250K - 300K                         10.11%   10.24%
300K - 350K                          5.29%    4.51%
350K - 400K                          7.95%    7.61%
400K - 450K                          2.24%    2.22%
450K - 500K                          2.62%    1.88%
500K - 550K                          1.07%    0.79%
550K - 600K                          1.57%    1.32%
600K - 650K                          1.30%    1.48%
650K - 700K                          0.00%    0.00%
700K - 750K                          0.49%    0.56%
750K - 800K                          0.51%    0.58%
800K - 850K                          0.00%    0.00%
850K - 900K                          0.00%    0.00%
900K - 950K                          0.00%    0.00%
950K - 1M                            0.68%    0.78%
> 1M                                 0.00%    0.00%



              MORTGAGE INTEREST RATES
              -----------------------

                                  AT-ISSUE    03/01
                                  --------    -----
<= 6.000                             0.00%    0.00%
6.001   -   6.500                    0.12%    0.14%
6.501   -   7.000                    1.00%    0.80%
7.001   -   7.500                    1.37%    1.46%
7.501   -   8.000                    5.06%    5.07%
8.001   -   8.500                   18.09%   18.67%
8.501   -   9.000                   33.39%   33.57%
9.001   -   9.500                   29.51%   30.02%
9.501   -  10.000                   10.70%    9.98%
10.001  -  10.500                    0.76%    0.29%
10.501  -  11.000                    0.00%    0.00%
11.001  -  11.500                    0.00%    0.00%
11.501  -  12.000                    0.00%    0.00%
12.001  -  12.500                    0.00%    0.00%
12.501  -  13.000                    0.00%    0.00%
>= 13.001                            0.00%    0.00%



               ORIGINAL FICO SCORES
               --------------------

                                  AT-ISSUE    03/01
                                  --------    -----
501-550                              0.15%    0.17%
551-600                              1.38%    1.23%
601-650                              9.96%    9.74%
651-700                             30.50%   30.15%
701-750                             36.03%   36.82%
751-800                             19.98%   19.85%
801-850                              1.23%    1.15%
851-900                              0.00%    0.00%
N/A                                  0.77%    0.88%



                     OCCUPANCY
                     ---------

                                  AT-ISSUE    03/01
                                  --------    -----
Investor                            37.91%   37.98%
Primary                             57.87%   57.99%
Secondary                            4.21%    4.04%



            REMAINING TERMS TO MATURITY
            ---------------------------

MONTH                             AT-ISSUE    03/01
-----                             --------    -----
0   - 36                             0.00%    0.00%
37  - 144                            0.00%    0.00%
145 - 240                            7.83%    7.65%
241 - 300                            0.08%    0.09%
301 - 360                           92.08%   92.26%
> 360                                0.00%    0.00%



               YEARS OF ORIGINATION
               --------------------

                                  AT-ISSUE    03/01
                                  --------    -----
1998                                 1.24%    1.41%
1999                                33.74%   34.44%
2000                                65.01%   64.15%

             PURPOSE OF MORTGAGE LOANS
             -------------------------

                                  AT-ISSUE    03/01
                                  --------    -----
Purchase                            69.05%   68.73%
Equity Out                          19.71%   19.89%
Refinance                           11.24%   11.38%
Other                                0.00%    0.00%
Construction                         0.00%    0.00%



             LOAN DOCUMENTATION LEVELS
             -------------------------

                                  AT-ISSUE    03/01
                                  --------    -----
Full                                71.61%   70.44%
Income Only                          0.27%    0.31%
Asset Only                          25.92%   27.28%
None                                 2.20%    1.98%

                MORTGAGED PROPERTIES
                --------------------

                                  AT-ISSUE    03/01
                                  --------    -----
Two Family                           7.57%    8.13%
Three Family                         7.12%    6.78%
Four Family                         11.39%   11.91%
Cooperative                          0.94%    1.06%
High Rise Condo                      2.47%    2.38%
Low Rise Condo                       4.41%    4.34%
Low Rise Condote                     0.16%    0.18%
Manufactured Hou                     0.15%    0.17%
PUD                                  3.57%    3.32%
Single Family                       62.22%   61.74%

Wells Fargo Home Mortgage, Inc., Structured Finance Division

Printed on:  March 26, 2001  12:45:01 Page:  1 of 1

All percentages represent percentage of the pool by Outstanding Principal Balance, as of the date indicated, except the Collateral Summary.

Although reasonable care has been exercised to provide accurate information concerning the issuances, there can be no assurance that this information is free from error, and that to the extent that the information set forth in the related investor reports and trustee's records differ from that shown herein, the former shall be regarded as accurate.

Wells Fargo Asset Securities Corporation

Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

21-Mar-2001 2:34:36PM

Contact: Customer Service - CTSLink
         Wells Fargo Bank Minnesota, N.A.
         Securities Administration Services
         7485 New Horizon Way
         Frederick, MD  21703
         Telephone:    (301) 815-6600
         Fax:          (301) 846-8152

                                                        WFALT SERIES 2001-1

                                               Certificateholder Distribution Summary
                                               --------------------------------------

                            Certificate Class         Certificate
 Class           CUSIP         Description         Pass-Through Rate       Beginning Certificate Balance     Interest Distribution
 -----           -----      ------------------ -------------------------   -----------------------------     ---------------------
 I-A-1         949747AA7           SEQ                  7.50000                       9,683,593.48                 60,522.46
 I-A-PO        949747AB5            PO                  0.00000                          84,916.74                      0.00
 II-A-1        949747AC3           SEQ                  7.50000%                     82,051,336.10                512,820.85
II-A-PO        949747AD1            PO                  0.00000                         100,569.27                      0.00
 II-AR         949747AE9            R                   7.50000%                              0.00                      0.00
III-A-1        949747AF6           SEQ                  7.50000%                     29,328,785.27                183,304.91
III-A-2        949747AG4           SEQ                  7.50000%                      1,647,000.00                 10,293.75
III-A-3        949747AH2           SEQ                  7.50000%                        624,000.00                  3,900.00
III-A-PO       949747AJ8            PO                  0.00000%                        101,916.21                      0.00
  B-1          949747AK5           SUB                  7.50000%                      3,867,322.23                 24,170.76
  B-2          949747AL3           SUB                  7.50000%                      2,335,344.33                 14,595.90
  B-3          949747AM1           SUB                  7.50000%                      1,896,782.01                 11,854.89
  B-4          949747AN9           SUB                  7.50000%                        948,889.37                  5,930.56
  B-5          949747AP4           SUB                  7.50000%                        364,804.11                  2,280.03
  B-6          949747AQ2           SUB                  7.50000%                        804,150.31                  5,025.94
                                                                                    --------------                ----------
 Totals                                                                             133,839,409.43                834,700.05


Class   Principal Distribution  Current Realized Loss  Ending Certificate Balance   Total Distribution   Cumulative Realized Losses
-----   ----------------------  ---------------------  --------------------------   ------------------   --------------------------
 I-A-1          814,518.00                 0.00                 8,869,075.48              875,040.46                     0.00
 I-A-PO          50,948.05                 0.00                    33,968.70               50,948.05                     0.00
 II-A-1       3,445,413.22                 0.00                78,605,922.88            3,958,234.07                     0.00
II-A-PO             107.04                 0.00                   100,462.22                  107.04                     0.00
 II-AR                0.00                 0.00                         0.00                    0.00                     0.00
III-A-1       1,541,796.61                 0.00                27,786,988.67            1,725,101.52                     0.00
III-A-2               0.00                 0.00                 1,647,000.00               10,293.75                     0.00
III-A-3               0.00                 0.00                   624,000.00                3,900.00                     0.00
III-A-PO            130.94                 0.00                   101,785.27                  130.94                     0.00
  B-1             3,142.20                 0.00                 3,864,180.03               27,312.96                     0.00
  B-2             1,897.47                 0.00                 2,333,446.86               16,493.37                     0.00
  B-3             1,541.14                 0.00                 1,895,240.88               13,396.03                     0.00
  B-4               770.97                 0.00                   948,118.40                6,701.53                     0.00
  B-5               296.40                 0.00                   364,507.71                2,576.43                     0.00
  B-6               648.00                 5.37                   803,496.94                5,673.94                 1,002.71
              ------------                 ----               --------------            ------------                 --------
 Totals       5,861,210.04                 5.37               127,978,194.04            6,695,910.09                 1,002.71

All distributions required by the Pooling and Servicing Agreement have been calculated by the Certificate Administrator on behalf of the Trustee.

Wells Fargo Asset Securities Corporation

Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

21-Mar-2001 2:34:36PM

 Contact:  Customer Service - CTSLink
           Wells Fargo Bank Minnesota, N.A.
           Securities Administration Services
           7485 New Horizon Way
           Frederick, MD  21703
           Telephone              (301) 815-6600
           Fax:                   (301) 846-8152

                                                         WFALT SERIES 2001-1

                                              Certificateholder Distribution Statement
                                              ----------------------------------------

                                          Beginning                Scheduled                Unscheduled                    Realized
 Class      Original Face Amount     Certificate Balance      Principal Distribution   Principal Distribution  Accretion   Loss (1)
 -----      --------------------     -------------------      ----------------------   ----------------------  ---------   --------
 I-A-1          10,476,000.00           9,683,593.48                30,032.74                784,485.26         0.00         0.00
 I-A-PO             92,074.83              84,916.74                   151.31                 50,796.74         0.00         0.00
 II-A-1         89,128,000.00          82,051,336.10                50,007.33              3,395,405.89         0.00         0.00
II-A-PO            101,003.52             100,569.27                   103.17                      3.88         0.00         0.00
 II-AR                 100.00                   0.00                     0.00                      0.00         0.00         0.00
III-A-1         34,000,000.00          29,328,785.27                20,605.07              1,521,191.53         0.00         0.00
III-A-2          1,647,000.00           1,647,000.00                     0.00                      0.00         0.00         0.00
III-A-3            624,000.00             624,000.00                     0.00                      0.00         0.00         0.00
III-A-PO           102,429.62             101,916.21                   122.39                      8.55         0.00         0.00
  B-1            3,880,000.00           3,867,322.23                 3,142.20                      0.00         0.00         0.00
  B-2            2,343,000.00           2,335,344.33                 1,897.47                      0.00         0.00         0.00
  B-3            1,903,000.00           1,896,782.01                 1,541.14                      0.00         0.00         0.00
  B-4              952,000.00             948,889.37                   770.97                      0.00         0.00         0.00
  B-5              366,000.00             364,804.11                   296.40                      0.00         0.00         0.00
  B-6              806,786.44             804,150.31                   648.00                      0.00         0.00         5.37
               --------------         --------------               ----------              ------------         ----         ----
 Totals        146,421,394.41         133,839,409.43               109,318.19              5,751,891.85         0.00         5.37

                                                                       Ending Certificate
Class     Total Principal Reduction    Ending Certificate Balance          Percentage            Total Principal Distribution
-----     -------------------------    --------------------------      -------------------       ----------------------------
 I-A-1               814,518.00                 8,869,075.48               0.84660896                          814,518.00
 I-A-PO               50,948.05                    33,968.70               0.36892493                           50,948.05
 II-A-1            3,445,413.22                78,605,922.88               0.88194420                        3,445,413.22
II-A-PO                  107.04                   100,462.22               0.99464078                              107.04
 II-AR                     0.00                         0.00               0.00000000                                0.00
III-A-1            1,541,796.61                27,786,988.67               0.81726437                        1,541,796.61
III-A-2                    0.00                 1,647,000.00               1.00000000                                0.00
III-A-3                    0.00                   624,000.00               1.00000000                                0.00
III-A-PO                 130.94                   101,785.27               0.99370934                              130.94
  B-1                  3,142.20                 3,864,180.03               0.99592269                            3,142.20
  B-2                  1,897.47                 2,333,446.86               0.99592269                            1,897.47
  B-3                  1,541.14                 1,895,240.88               0.99592269                            1,541.14
  B-4                    770.97                   948,118.40               0.99592269                              770.97
  B-5                    296.40                   364,507.71               0.99592270                              296.40
  B-6                    653.37                   803,496.94               0.99592271                              648.00
                   ------------               --------------               ----------                        ------------
Totals             5,861,215.41               127,978,194.04               0.87404026                        5,861,210.04

(1)  Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
     Prospectus Supplement for a Full Descript.

Wells Fargo Asset Securities Corporation

Mortgage Pass-Through Certificates
Record Date:                                 28-Feb-2001
Distribution Date:                           26-Mar-2001

21-Mar-2001                                    2:34:36PM

Contact:  Customer Service - CTSLink
          Wells Fargo Bank Minnesota, N.A.
          Securities Administration Services
          7485 New Horizon Way
          Frederick, MD 21703
          Telephone:              (301) 815-6600
          Tax:                    (301) 846-8152



                                                         WFALT SERIES 2000-1

                                              Principal Distribution Factors Statement
                                              ----------------------------------------

                                              Beginning               Scheduled                Unscheduled
Class (2)         Original Face Amount    Certificate Balance    Principal Distribution    Principal Distribution       Accretion
---------         --------------------    -------------------    ----------------------    ----------------------       ---------
  I-A-1              104,76,000.00           924.35982054            2.86681367               74.88404544               0.00000000
  I-A-PO                 92,074.83           922.25790697            1.64333727              551.68975061               0.00000000
  II-A-1             84,128,000.00           920.60111413            0.56107318               38.09583846               0.00000000
 II-A-PO                101,003.52           995.70064489            1.02144955                0.03841450               0.00000000
  II-AR                     100.00             0.00000000            0.00000000                0.00000000               0.00000000
 III-A-1             34,000,000.00           862.61133147            0.60603147               44.74092735               0.00000000
 III-A-2              1,647,000.00          1000.00000000            0.00000000                0.00000000               0.00000000
 III-A-3                624,000.00          1000.00000000            0.00000000                0.00000000               0.00000000
 III-A-PO               102,429.62           994.98768032            1.19486922                0.08347195               0.00000000
   B-1                3,880,000.00           996.73253351            0.80984536                0.00000000               0.00000000
   B-2                2,343,000.00           996.73253521            0.80984635                0.00000000               0.00000000
   B-3                1,903,000.00           996.73253284            0.80984761                0.00000000               0.00000000
   B-4                  952,000.00           996.73253151            0.80984244                0.00000000               0.00000000
   B-5                  366,000.00           996.73254098            0.80983607                0.00000000               0.00000000
   B-6                  806,786.44           996.73255540            0.80318653                0.00000000               0.00000000


                    Realized        Total Principal                                           Ending               Total Principal
Class (2)           Loss (3)           Reduction        Ending Certificate Balance     Certificate Percentage       Distribution
---------          ----------       ---------------     --------------------------     ------------------          ---------------
  I-A-1            0.00000000         77.75085911             846.60896144                   0.84660896                  77.75085911
  I-A-PO           0.00000000        553.33308788             368.92492769                   0.36892493                 553.33308788
  II-A-1           0.00000000         38.65691163             881.94420250                   0.88194420                  38.65691163
 II-A-PO           0.00000000          1.05976505             994.64078084                   0.99464078                   1.05976505
  II-AR            0.00000000          0.00000000               0.00000000                   0.00000000                   0.00000000
 III-A-1           0.00000000         45.34695912             817.26437265                   0.81726437                  45.34695912
 III-A-2           0.00000000          0.00000000            1000.00000000                   1.00000000                   0.00000000
 III-A-3           0.00000000          0.00000000            1000.00000000                   1.00000000                   0.00000000
 III-A-PO          0.00000000          1.27834117             993.70933915                   0.99370934                   1.27834117
   B-1             0.00000000          0.80984536             995.92268814                   0.99592269                   0.80984536
   B-2             0.00000000          0.80984635             995.92268886                   0.99592269                   0.80984635
   B-3             0.00000000          0.80984761             995.92269049                   0.99592269                   0.80984761
   B-4             0.00000000          0.80984244             995.92268908                   0.99592269                   0.80984244
   B-5             0.00000000          0.80983607             995.92270492                   0.99592270                   0.80983607
   B-6             0.00665604          0.80984257             995.92271283                   0.99592271                   0.80318653

(2)  per $1000 denomination
(3)  Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
     Prospectus Supplement for a Full Description

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152

                                                        WFALT SERIES 2000-1

                                                   Interest Distribution Statement
                                                   -------------------------------

                                     Current       Beginning Certificate/       Current      Payment of Unpaid         Current
Class     Original Face Amount   Certificate Rate   Notional Balance        Accrued Interest Interest Shortfall   Interest Shortfall
-----     --------------------   ----------------  ----------------------   ---------------- ------------------   ------------------
 I-A-1        10,476,000.00          7.50000%          9,683,593.48             60,522.46           0.00                 0.00
 I-A-PO           92,074.83          0.00000%             84,916.74                  0.00           0.00                 0.00
 II-A-1       89,128,000.00          7.50000%         82,051,336.10            512,820.85           0.00                 0.00
II-A-PO          101,003.52          0.00000%            100,569.27                  0.00           0.00                 0.00
 II-A-R              100.00          7.50000%                  0.00                  0.00           0.00                 0.00
III-A-1       34,000,000.00          7.50000%         29,328,785.27            183,304.91           0.00                 0.00
III-A-2        1,647,000.00          7.50000%          1,647,000.00             10,293.75           0.00                 0.00
III-A-3          624,000.00          7.50000%            624,000.00              3,900.00           0.00                 0.00
III-A-PO         102,429.62          0.00000%            101,916.21                  0.00           0.00                 0.00
  B-1          3,880,000.00          7.50000%          3,867,322.23             24,170.76           0.00                 0.00
  B-2          2,343,000.00          7.50000%          2,335,344.33             14,595.90           0.00                 0.00
  B-3          1,903,000.00          7.50000%          1,896,782.01             11,854.89           0.00                 0.00
  B-4            952,000.00          7.50000%            948,889.37              5,930.56           0.00                 0.00
  B-5            366,000.00          7.50000%            364,804.11              2,280.03           0.00                 0.00
  B-6            806,786.44          7.50000%            804,150.31              5,025.94           0.00                 0.00
             --------------                                                    ----------           ----                 ----
Totals       146,421,394.41                                                    834,700.05           0.00                 0.00


                 Non-Supported                                   Total Interest         Remaining Unpaid       Ending Certificate/
 Class         Interest Shortfall       Realized Loss(4)          Distribution         Interest Shortfall       Notional Balance
 -----         ------------------       ----------------         --------------        ------------------      -------------------
 I-A-1               0.00                    0.00                   60,522.46                0.00                   8,869,075.48
 I-A-PO              0.00                    0.00                        0.00                0.00                      33,968.70
 II-A-1              0.00                    0.00                  512,820.85                0.00                  78,605,922.88
II-A-PO              0.00                    0.00                        0.00                0.00                     100,462.22
 II-A-R              0.00                    0.00                        0.00                0.00                           0.00
III-A-1              0.00                    0.00                  183,304.91                0.00                  27,786,988.67
III-A-2              0.00                    0.00                   10,293.75                0.00                   1,647,000.00
III-A-3              0.00                    0.00                    3,900.00                0.00                     624,000.00
III-A-PO             0.00                    0.00                        0.00                0.00                     101,785.27
  B-1                0.00                    0.00                   24,170.76                0.00                   3,864,180.03
  B-2                0.00                    0.00                   14,595.90                0.00                   2,333,446.86
  B-3                0.00                    0.00                   11,854.89                0.00                   1,895,240.88
  B-4                0.00                    0.00                    5,930.56                0.00                     948,118.40
  B-5                0.00                    0.00                    2,280.03                0.00                     364,507.71
  B-6                0.00                    0.00                    5,025.94                0.00                     803,496.94
                     ----                    ----                  ----------                ----
Totals               0.00                    0.00                  834,700.05                0.00

(4)   Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
      Prospectus Supplement for a Full Description.

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152


                                                        WFALT SERIES 2000-1

                                               Interest Distribution Factors Statement
                                               ---------------------------------------

                                     Current      Beginning Certificate/     Current         Payment of Unpaid        Current
 Class   Original Face Amount   Certificate Rate    Notional Balance      Accrued Interest   Interest Shortfall  Interest Shortfall
 -----   --------------------   ----------------  ----------------------  ----------------   ------------------  ------------------
 I-A-1      10,476,000.00          7.50000%          924.35982054           5.77724895           0.00000000         0.00000000
 I-A-PO         92,074.83          0.00000%          922.24790697           0.00000000           0.00000000         0.00000000
 II-A-1     89,128,000.00          7.50000%          920.60111413           5.75375696           0.00000000         0.00000000
II-A-PO        101,003.52          0.00000%          995.70064489           0.00000000           0.00000000         0.00000000
 II-A-R            100.00          7.50000%            0.00000000           0.00000000           0.00000000         0.00000000
III-A-1     34,000,000.00          7.50000%          862.61133147           5.39132088           0.00000000         0.00000000
III-A-2      1,647,000.00          7.50000%         1000.00000000           6.25000000           0.00000000         0.00000000
III-A-3        624,000.00          7.50000%         1000.00000000           6.25000000           0.00000000         0.00000000
III-A-PO       102,429.62          0.00000%          994.98768032           0.00000000           0.00000000         0.00000000
  B-1        3,880,000.00          7.50000%          996.73253351           6.22957732           0.00000000         0.00000000
  B-2        2,343,000.00          7.50000%          996.73253521           6.22957746           0.00000000         0.00000000
  B-3        1,903,000.00          7.50000%          996.73253284           6.22957961           0.00000000         0.00000000
  B-4          952,000.00          7.50000%          996.73253151           6.22957983           0.00000000         0.00000000
  B-5          366,000.00          7.50000%          996.73254098           6.22959016           0.00000000         0.00000000
  B-6          806,786.44          7.50000%          996.73255540           6.22957917           0.00000000         0.00000000

                  Non-Supported                                   Total Interest         Remaining Unpaid      Ending Certificate/
 Class          Interest Shortfall       Realized Loss(4)          Distribution         Interest Shortfall       Notional Balance
 -----          ------------------       ----------------         --------------        ------------------     -------------------
 I-A-1            0.00000000              0.00000000               5.77724895             0.00000000             846.60896144
 I-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             368.92492769
 II-A-1           0.00000000              0.00000000               5.75375696             0.00000000             881.94420250
II-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             994.6078084
 II-A-R           0.00000000              0.00000000               0.00000000             0.00000000             000.00000000
III-A-1           0.00000000              0.00000000               5.39132088             0.00000000             817.26437265
III-A-2           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-3           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-PO          0.00000000              0.00000000               0.00000000             0.00000000             993.70933915
  B-1             0.00000000              0.00000000               6.22957732             0.00000000             995.92268814
  B-2             0.00000000              0.00000000               6.22957746             0.00000000             995.92268886
  B-3             0.00000000              0.00000000               6.22957961             0.00000000             995.92269049
  B-4             0.00000000              0.00000000               6.22957983             0.00000000             995.92268908
  B-5             0.00000000              0.00000000               6.22959016             0.00000000             995.92270492
  B-6             0.00000000              0.00000000               6.22957917             0.00000000             995.92271283

(5)   Per $1 denomination.

(6)   Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
      Prospectus Supplement for a Full Description.

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152

                                                        WFALT SERIES 2000-1

                                               Interest Distribution Factors Statement
                                               ---------------------------------------

                                     Current       Beginning Certificate/     Current        Payment of Unpaid        Current
 Class    Original Face Amount   Certificate Rate    Notional Balance      Accrued Interest  Interest Shortfall  Interest Shortfall
 -----    --------------------   ----------------  ----------------------  ----------------  ------------------  ------------------
 I-A-1       10,476,000.00          7.50000%           924.35982054          5.77724895         0.00000000          0.00000000
 I-A-PO          92,074.83          0.00000%           922.24790697          0.00000000         0.00000000          0.00000000
 II-A-1      89,128,000.00          7.50000%           920.60111413          5.75375696         0.00000000          0.00000000
II-A-PO         101,003.52          0.00000%           995.70064489          0.00000000         0.00000000          0.00000000
 II-A-R             100.00          7.50000%             0.00000000          0.00000000         0.00000000          0.00000000
III-A-1      34,000,000.00          7.50000%           862.61133147          5.39132088         0.00000000          0.00000000
III-A-2       1,647,000.00          7.50000%          1000.00000000          6.25000000         0.00000000          0.00000000
III-A-3         624,000.00          7.50000%          1000.00000000          6.25000000         0.00000000          0.00000000
III-A-PO        102,429.62          0.00000%           994.98768032          0.00000000         0.00000000          0.00000000
  B-1         3,880,000.00          7.50000%           996.73253351          6.22957732         0.00000000          0.00000000
  B-2         2,343,000.00          7.50000%           996.73253521          6.22957746         0.00000000          0.00000000
  B-3         1,903,000.00          7.50000%           996.73253284          6.22957961         0.00000000          0.00000000
  B-4           952,000.00          7.50000%           996.73253151          6.22957983         0.00000000          0.00000000
  B-5           366,000.00          7.50000%           996.73254098          6.22959016         0.00000000          0.00000000
  B-6           806,786.44          7.50000%           996.73255540          6.22957917         0.00000000          0.00000000

                 Non-Supported                                  Total Interest          Remaining Unpaid      Ending Certificate/
 Class         Interest Shortfall       Realized Loss(4)         Distribution          Interest Shortfall      Notional Balance
 -----         ------------------       ----------------        --------------         ------------------    -------------------
 I-A-1            0.00000000              0.00000000               5.77724895             0.00000000             846.60896144
 I-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             368.92492769
 II-A-1           0.00000000              0.00000000               5.75375696             0.00000000             881.94420250
II-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             994.6078084
 II-A-R           0.00000000              0.00000000               0.00000000             0.00000000             000.00000000
III-A-1           0.00000000              0.00000000               5.39132088             0.00000000             817.26437265
III-A-2           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-3           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-PO          0.00000000              0.00000000               0.00000000             0.00000000             993.70933915
  B-1             0.00000000              0.00000000               6.22957732             0.00000000             995.92268814
  B-2             0.00000000              0.00000000               6.22957746             0.00000000             995.92268886
  B-3             0.00000000              0.00000000               6.22957961             0.00000000             995.92269049
  B-4             0.00000000              0.00000000               6.22957983             0.00000000             995.92268908
  B-5             0.00000000              0.00000000               6.22959016             0.00000000             995.92270492
  B-6             0.00000000              0.00000000               6.22957917             0.00000000             995.92271283

(5)   Per $1 denomination.

(6)   Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
      Prospectus Supplement for a Full Description.

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152


                                                        WFALT SERIES 2000-1

                                               Interest Distribution Factors Statement
                                               ---------------------------------------

                                     Current        Beginning Certificate/     Current        Payment of Unpaid      Current
 Class     Original Face Amount   Certificate Rate     Notional Balance     Accrued Interest  Interest Shortfall Interest Shortfall
 -----     --------------------   ----------------  ----------------------  ----------------  ------------------ ------------------
 I-A-1        10,476,000.00          7.50000%            924.35982054         5.77724895         0.00000000         0.00000000
 I-A-PO           92,074.83          0.00000%            922.24790697         0.00000000         0.00000000         0.00000000
 II-A-1       89,128,000.00          7.50000%            920.60111413         5.75375696         0.00000000         0.00000000
II-A-PO          101,003.52          0.00000%            995.70064489         0.00000000         0.00000000         0.00000000
 II-A-R              100.00          7.50000%              0.00000000         0.00000000         0.00000000         0.00000000
III-A-1       34,000,000.00          7.50000%            862.61133147         5.39132088         0.00000000         0.00000000
III-A-2        1,647,000.00          7.50000%           1000.00000000         6.25000000         0.00000000         0.00000000
III-A-3          624,000.00          7.50000%           1000.00000000         6.25000000         0.00000000         0.00000000
III-A-PO         102,429.62          0.00000%            994.98768032         0.00000000         0.00000000         0.00000000
  B-1          3,880,000.00          7.50000%            996.73253351         6.22957732         0.00000000         0.00000000
  B-2          2,343,000.00          7.50000%            996.73253521         6.22957746         0.00000000         0.00000000
  B-3          1,903,000.00          7.50000%            996.73253284         6.22957961         0.00000000         0.00000000
  B-4            952,000.00          7.50000%            996.73253151         6.22957983         0.00000000         0.00000000
  B-5            366,000.00          7.50000%            996.73254098         6.22959016         0.00000000         0.00000000
  B-6            806,786.44          7.50000%            996.73255540         6.22957917         0.00000000         0.00000000

                Non-Supported                                     Total Interest        Remaining Unpaid       Ending Certificate/
 Class        Interest Shortfall       Realized Loss(4)            Distribution        Interest Shortfall       Notional Balance
 -----        ------------------       ----------------           --------------       ------------------     -------------------
 I-A-1            0.00000000              0.00000000               5.77724895             0.00000000             846.60896144
 I-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             368.92492769
 II-A-1           0.00000000              0.00000000               5.75375696             0.00000000             881.94420250
II-A-PO           0.00000000              0.00000000               0.00000000             0.00000000             994.6078084
 II-A-R           0.00000000              0.00000000               0.00000000             0.00000000             000.00000000
III-A-1           0.00000000              0.00000000               5.39132088             0.00000000             817.26437265
III-A-2           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-3           0.00000000              0.00000000               6.25000000             0.00000000            1000.000000000
III-A-PO          0.00000000              0.00000000               0.00000000             0.00000000             993.70933915
  B-1             0.00000000              0.00000000               6.22957732             0.00000000             995.92268814
  B-2             0.00000000              0.00000000               6.22957746             0.00000000             995.92268886
  B-3             0.00000000              0.00000000               6.22957961             0.00000000             995.92269049
  B-4             0.00000000              0.00000000               6.22957983             0.00000000             995.92268908
  B-5             0.00000000              0.00000000               6.22959016             0.00000000             995.92270492
  B-6             0.00000000              0.00000000               6.22957917             0.00000000             995.92271283

(5)   Per $1 denomination.

(6)   Amount Does Not Include Excess Special Hazard, Bankruptcy, or Fraud Losses Unless Otherwise Disclosed.  Please Refer to the
      Prospectus Supplement for a Full Description.

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:         28-Feb-2001
Distribution Date:   26-Mar-2001

Contact:  Customer Service - CTSLink
          Wells Fargo Bank Minnesota, N.A.
          Securities Administration Services
          7485 New Horizon Way
          Frederick, MD 21703
          Telephone: (301) 815-6600
          Tax:       (301) 846-8152

                               WFALT SERIES 2000-1

                  SUBORDINATION LEVEL/CREDIT ENHANCEMENT/CLASS
                      PERCENTAGE AND PREPAYMENT PERCENTAGE
                  --------------------------------------------

                         Original $           Original %             Current $
                     --------------        -----------          --------------
  Class I-A-1        135,853,319.58        92.78242440 %        119,075,149.86
 Class II-A-1         46,624,316.06        31.84255706 %         40,368,764.76
 Class II-A-R         46,624,216.06        31.84248876 %         40,368,764.76
Class III-A-1         12,521,786.44         8.55188307 %         12,479,990.82
Class III-A-2         10,874,786.44         7.42704745 %         10,832,990.82
Class III-A-3         10,250,786.44         7.00088022 %         10,208,990.82
    Class B-1          6,370,786.44         4.35099424 %          6,344,810.79
    Class B-2          4,027,786.44         2.75081825 %          4,011,363.93
    Class B-3          2,124,786.44         1.45114479 %          2,116,123.05
    Class B-4          1,172,786.44         0.80096658 %          1,168,004.65
    Class B-5            806,786.44         0.55100311 %            803,496.94
    Class B-6                  0.00         0.00000000 %                  0.00


                                               Current                Next
                           Current %             Class %           Prepayment %
                       -------------         -----------           -----------
  Class I-A-1          93.04331161 %          6.942961 %            0.000000 %
 Class II-A-1          31.54347119 %         61.534919 %            0.000000 %
 Class II-A-R          31.54347119 %          0.000000 %            0.000000 %
Class III-A-1           9.75165411 %         21.752433 %            0.000000 %
Class III-A-2           8.46471612 %          1.289318 %            0.000000 %
Class III-A-3           7.97713306 %          0.488485 %            0.000000 %
    Class B-1           4.95772802 %          3.024988 %            0.000000 %
    Class B-2           3.13441205 %          1.826688 %            0.000000 %
    Class B-3           1.65350282 %          1.483648 %            0.000000 %
    Class B-4           0.91265911 %          0.742214 %            0.000000 %
    Class B-5           0.62783894 %          0.285347 %            0.000000 %
    Class B-6           0.00000000 %          0.629000 %            0.000000 %

Please Refer to the Prospectus Supplement for a Full Description of Loss
Exposure

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152

                                                         WFALT SERIES 2000-1

                                                     Delinquency Status By Group
                                                     ---------------------------

                DELINQUENT                                BANKRUPTCY                                  FORECLOSURE
                ----------                                ----------                                  -----------
GROUP            NO OF       PRINCIPAL                      NO OF         PRINCIPAL                      NO OF           PRINCIPAL
  1              LOANS       BALANCE                        LOANS          BALANCE                       LOANS            BALANCE
-----            -----       ---------                      -----         ---------                      -----           ---------
                                           0-29 Days          0             0.00       0-29 Days           0               0.00
30 Days           0            0.00        30 Days            0             0.00       30 Days             0               0.00
60 Days           0            0.00        60 Days            0             0.00       60 Days             0               0.00
90 Days           0            0.00        90 Days            0             0.00       90 Days             0               0.00
120 Days          0            0.00        120 Days           0             0.00       120 Days            0               0.00
150 Days          0            0.00        150 Days           0             0.00       150 Days            0               0.00
180+ Days         0            0.00        180+ Days          0             0.00       180+ Days           0               0.00
          ---------       ---------                        ---------     ---------                      ---------       ---------
                  0            0.00                           0             0.00                           0               0.00

                                           0-29 Days       0.000000%     0.000000%     0-29 Days        0.000000%       0.000000%
30 Days   0.000000%       0.000000%        30 Days         0.000000%     0.000000%     30 Days          0.000000%       0.000000%
60 Days   0.000000%       0.000000%        60 Days         0.000000%     0.000000%     60 Days          0.000000%       0.000000%
90 Days   0.000000%       0.000000%        90 Days         0.000000%     0.000000%     90 Days          0.000000%       0.000000%
120 Days  0.000000%       0.000000%        120 Days        0.000000%     0.000000%     120 Days         0.000000%       0.000000%
150 Days  0.000000%       0.000000%        150 Days        0.000000%     0.000000%     150 Days         0.000000%       0.000000%
180+ Days 0.000000%       0.000000%        180+ Days       0.000000%     0.000000%     180+ Days        0.000000%       0.000000%
          ---------       ---------                        ---------     ---------                      ---------       ---------
          0.000000%       0.000000%                        0.000000%     0.000000%                       0.000000%      0.000000%

                       REO                                              TOTAL
                       ---                                              -----
                                     PRINCIPAL                                        PRINCIPAL
                   NO OF LOANS        BALANCE                        NO OF LOANS       BALANCE
                   -----------       ---------                       -----------      ---------
0-29 Days                 0            0.00        0-29 Days               0             0.00
30 Days                   0            0.00        30 Days                 0             0.00
60 Days                   0            0.00        60 Days                 0             0.00
90 Days                   0            0.00        90 Days                 0             0.00
120 Days                  0            0.00        120 Days                0             0.00
150 Days                  0            0.00        150 Days                0             0.00
180+ Days                 0            0.00        180+ Days               0             0.00
                  ---------       ---------                        ---------        ----------
                          0            0.00                                0             0.00

0-29 Days         0.000000%       0.000000%        0-29 Days       0.000000%        0.000000%
30 Days           0.000000%       0.000000%        30 Days         0.000000%        0.000000%
60 Days           0.000000%       0.000000%        60 Days         0.000000%        0.000000%
90 Days           0.000000%       0.000000%        90 Days         0.000000%        0.000000%
120 Days          0.000000%       0.000000%        120 Days        0.000000%        0.000000%
150 Days          0.000000%       0.000000%        150 Days        0.000000%        0.000000%
180+ Days         0.000000%       0.000000%        180+ Days       0.000000%        0.000000%
                  ---------       ---------                        ---------        ----------
                  0.000000%       0.000000%                        0.000000%        0.000000%

                DELINQUENT                                BANKRUPTCY                                  FORECLOSURE
                ----------                                ----------                                  -----------
GROUP            NO OF       PRINCIPAL                      NO OF         PRINCIPAL                      NO OF           PRINCIPAL
  2              LOANS       BALANCE                        LOANS          BALANCE                       LOANS            BALANCE
-----            -----       ---------                      -----         ---------                      -----           ---------
                                           0-29 Days          0             0.00       0-29 Days           0               0.00
30 Days           0            0.00        30 Days            0             0.00       30 Days             0               0.00
60 Days           0            0.00        60 Days            0             0.00       60 Days             0               0.00
90 Days           0            0.00        90 Days            0             0.00       90 Days             0               0.00
120 Days          0            0.00        120 Days           0             0.00       120 Days            0               0.00
150 Days          0            0.00        150 Days           0             0.00       150 Days            0               0.00
180+ Days         0            0.00        180+ Days          0             0.00       180+ Days           0               0.00
          ---------       ---------                        ---------     ---------                      ---------       ---------
                  0            0.00                           0             0.00                           0               0.00

                                           0-29 Days       0.000000%     0.000000%     0-29 Days        0.000000%       0.000000%
30 Days   0.000000%       0.000000%        30 Days         0.000000%     0.000000%     30 Days          0.000000%       0.000000%
60 Days   0.000000%       0.000000%        60 Days         0.000000%     0.000000%     60 Days          0.000000%       0.000000%
90 Days   0.000000%       0.000000%        90 Days         0.000000%     0.000000%     90 Days          0.000000%       0.000000%
120 Days  0.000000%       0.000000%        120 Days        0.000000%     0.000000%     120 Days         0.000000%       0.000000%
150 Days  0.000000%       0.000000%        150 Days        0.000000%     0.000000%     150 Days         0.000000%       0.000000%
180+ Days 0.000000%       0.000000%        180+ Days       0.000000%     0.000000%     180+ Days        0.000000%       0.000000%
          ---------       ---------                        ---------     ---------                      ---------       ---------
          2.132999%       1.693552%                        0.000000%     0.000000%                       0.000000%      0.000000%

                       REO                                              TOTAL
                       ---                                              -----
                                     PRINCIPAL                                        PRINCIPAL
                   NO OF LOANS        BALANCE                        NO OF LOANS       BALANCE
                   -----------       ---------                       -----------      ---------
0-29 Days                 0            0.00        0-29 Days               0             0.00
30 Days                   0            0.00        30 Days                 0             0.00
60 Days                   0            0.00        60 Days                 0             0.00
90 Days                   0            0.00        90 Days                 0             0.00
120 Days                  0            0.00        120 Days                0             0.00
150 Days                  0            0.00        150 Days                0             0.00
180+ Days                 0            0.00        180+ Days               0             0.00
                  ---------       ---------                        ---------        ----------
                          0            0.00                                0             0.00

0-29 Days         0.000000%       0.000000%        0-29 Days       0.000000%        0.000000%
30 Days           0.000000%       0.000000%        30 Days         0.000000%        0.000000%
60 Days           0.000000%       0.000000%        60 Days         0.000000%        0.000000%
90 Days           0.000000%       0.000000%        90 Days         0.000000%        0.000000%
120 Days          0.000000%       0.000000%        120 Days        0.000000%        0.000000%
150 Days          0.000000%       0.000000%        150 Days        0.000000%        0.000000%
180+ Days         0.000000%       0.000000%        180+ Days       0.000000%        0.000000%
                  ---------       ---------                        ---------        ----------
                  0.000000%       0.000000%                        2.132999%        1.693552%

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

 Contact:    Customer Service - CTSLink
             Wells Fargo Bank Minnesota, N.A.
             Securities Administration Services
             7485 New Horizon Way
             Frederick, MD  21703
             Telephone:     (301) 815-6600
             Fax:           (301) 846-8152



                                                         WFALT SERIES 2000-1

                DELINQUENT                                BANKRUPTCY
                ----------                                ----------
GROUP            NO OF       PRINCIPAL                      NO OF         PRINCIPAL
  3              LOANS       BALANCE                        LOANS          BALANCE
-----            -----       ---------                      -----         ---------
                                           0-29 Days          0             0.00
30 Days           3    1,061,197.68        30 Days            0             0.00
60 Days           0            0.00        60 Days            0             0.00
90 Days           1      326,904.67        90 Days            0             0.00
120 Days          0            0.00        120 Days           0             0.00
150 Days          0            0.00        150 Days           0             0.00
180+ Days         0            0.00        180+ Days          0             0.00
          ---------       ---------                        ---------     ---------
                  4            0.00                           0             0.00

                                           0-29 Days       0.000000%     0.000000%
30 Days   3.333333%       3.143253%        30 Days         0.000000%     0.000000%
60 Days   0.000000%       0.000000%        60 Days         0.000000%     0.000000%
90 Days   1.111111%       0.968287%        90 Days         0.000000%     0.000000%
120 Days  0.000000%       0.000000%        120 Days        0.000000%     0.000000%
150 Days  0.000000%       0.000000%        150 Days        0.000000%     0.000000%
180+ Days 0.000000%       0.000000%        180+ Days       0.000000%     0.000000%
          ---------       ---------                        ---------     ---------
          4.444444%       4.111541%                        0.000000%     0.000000%

                   FORECLOSURE                                           REO
                   -----------                                           ---
                                     PRINCIPAL                                        PRINCIPAL
GROUP 3            NO OF LOANS        BALANCE                        NO OF LOANS       BALANCE
-------            -----------       ---------                       -----------      ---------
0-29 Days                 0            0.00        0-29 Days               0             0.00
30 Days                   0            0.00        30 Days                 0             0.00
60 Days                   0            0.00        60 Days                 0             0.00
90 Days                   0            0.00        90 Days                 0             0.00
120 Days                  0            0.00        120 Days                0             0.00
150 Days                  0            0.00        150 Days                0             0.00
180+ Days                 0            0.00        180+ Days               0             0.00
                  ---------       ---------                        ---------        ----------
                          0            0.00                                0             0.00

0-29 Days         0.000000%       0.000000%        0-29 Days       0.000000%        0.000000%
30 Days           0.000000%       0.000000%        30 Days         0.000000%        0.000000%
60 Days           0.000000%       0.000000%        60 Days         0.000000%        0.000000%
90 Days           0.000000%       0.000000%        90 Days         0.000000%        0.000000%
120 Days          0.000000%       0.000000%        120 Days        0.000000%        0.000000%
150 Days          0.000000%       0.000000%        150 Days        0.000000%        0.000000%
180+ Days         0.000000%       0.000000%        180+ Days       0.000000%        0.000000%
                  ---------       ---------                        ---------        ---------
                  0.000000%       4.111541%                        0.000000%        0.000000%

                      TOTAL
                      -----
                                          PRINCIPAL
GROUP 3            NO OF LOANS             BALANCE
-------            -----------            ---------
 0-29 Days               0                   0.00
 30 Days                 3           1,061,197.68
 60 Days                 0                   0.00
 90 Days                 1             326,904.67
 120 Days                0                   0.00
 150 Days                0                   0.00
 180+ Days               0                   0.00
                 ---------              ----------
                         4           1,388,102.35

 0-29 Days       0.000000%              0.000000%
 30 Days         3.333333%              3.143253%
 60 Days         0.000000%              0.000000%
 90 Days         0.000000%              0.968287%
 120 Days        1.111111%              0.000000%
 150 Days        0.000000%              0.000000%


 180+ Days       0.000000%              0.000000%
                 ---------              ---------
                 4.444444%              4.111541%

                   ORIGINAL $      ORIGINAL %        CURRENT $      CURRENT %
                 ------------     -----------     ------------    -----------
Bankruptcy         164,012.41     0.11201397%       164,012.41    0.12815653%
Fraud            4,392,641.83     3.00000000%     4,392,641.83    3.43233616%
Special Hazard   2,003,901.83     1.36858540%     2,003,901.83    1.56581506%

Limit of Subordinate's Exposure to Certain Types of Losses

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:         28-Feb-2001
Distribution Date:   26-Mar-2001

                                    Contact:  Customer Service - CTSLink
                                              Wells Fargo Bank Minnesota, N.A.
                                              Securities Administration Services
                                              7485 New Horizon Way
                                              Frederick, MD 21703
                                              Telephone: (301) 815-6600
                                              Tax:       (301)-846-8152

                               WFALT SERIES 2000-1

                              COLLATERAL STATEMENT
                              --------------------

Collateral Description                                              Mixed Fixed

Weighted Average Gross Coupon                                          8.893662%

Weighted Average Pass-Through Rate                                     0.000000%

Weighted Average Maturity (Stepdown Calculation)                             347


Beginning Scheduled Collateral Loan Count                                    995

Number of Loans Paid in Full                                                  32

Ending Scheduled Collateral Loan Count                                       963


Beginning Schedule Collateral Balance                             133,839,409.43

Ending Scheduled Collateral Balance                               127,978,194.03

Ending Actual Collateral Balance at 28-Feb-2001                    61,286,347.60

Ending Scheduled Balance For Wells Fargo Serviced                  70,222,424.01

Ending Scheduled Balance For Other Servicers                       57,755,770.02

Monthly P&I Constant                                                  979,111.37

Class A Optimal Amount                                              6,572,569.79

Class AP Deferred Amount                                                    0.00

Ending Scheduled Balance for Premium Loans                        123,523,987.19

Ending Scheduled Balance for Discount Loans                         4,454,206.84

Unpaid Principal Balance of Outstanding Mortgage Loans with Original LTV:

    Less than or equal to 80%                                      88,246,830.02

    Greater than 80%, less than or equal to 85%                     3,077,184.74

    Greater than 85%, less than or equal to 95%                    33,317,941.51

    Greater than 95%                                                3,387,746.87

Wells Fargo Asset Securities Corporation
Mortgage Pass-Through Certificates
Record Date:            28-Feb-2001
Distribution Date:      26-Mar-2001

Contact:    Customer Service - CTSLink
            Wells Fargo Bank Minnesota, N.A.
            Securities Administration Services
            7485 New Horizon Way
            Frederick, MD  21703
            Telephone:     (301) 815-6600
            Fax:           (301) 846-8152


                                                         WFALT SERIES 2000-1
Group                                               1                          2                          3                 Total
-----                                   -------------              -------------              -------------         -------------
Collateral Description                  Fixed 15 Year              Fixed 30 Year              Fixed 30 Year
Weighted Average Coupon Rate                 8.406374                   9.027591                   8.697422
Weighted Average Net Rate                    7.439657                   7.492008                   7.477802
Weighted Average Maturity                      166.00                     347.00                     348.00
Record Date                                  02/28/01                   02/28/01                   02/28/01
Principal And interest Constant            103,343.06                 629,855.45                 245,912.86            979,111.37
Beginning Loan Count                               79                        821                         95                   995
Loans Paid In Full                                  3                         24                          5                    32
Ending Loan Count                                  76                        797                         90                   963
Beginning Scheduled Balance             10,554,299.11              88,852,426.39              34,432,683.93        133,839,409.43
Ending Scheduled Balance                 9,686,396.02              85,402,822.40              32,888,975.61        127,978,194.03
Scheduled Principal                         32,621.09                  54,194.22                  22,508.24            109,323.55
Unscheduled Principal                      835,282.00               3,395,409.77               1,521,200.08          5,751,891.85
Scheduled Interest                          67,781.97                 574,508.98                 222,228.11            864,519.06
Servicing Fee                                2,198.81                  18,511.03                   7,173.46             27,883.31
Master Servicing Fee                           149.52                   1,258.75                     487.80              1,896.07
Trustee Fee                                      0.00                       0.00                       0.00                  0.00
FRY Amount                                   6,154.19                  93,931.19                  27,334.32            127,419.69
Special Hazard Fee                               0.00                       0.00                       0.00                  0.00
Other Fee                                        0.00                       0.00                       0.00                  0.00
Pool Insurance Fee                               0.00                       0.00                       0.00                  0.00
Spread 1                                         0.00                       0.00                       0.00                  0.00
Spread 2                                         0.00                       0.00                       0.00                  0.00
Spread 3                                         0.00                       0.00                       0.00                  0.00
Net Interest                                59,279.45                 460,808.01                 187,232.54            707,320.00
Realized Loss Amount                             0.00                       0.00                       0.00                  0.00
Cumulative Realized Loss                         0.00                       0.00                       0.00                  0.00
Percentage of Cumulative Losses                  0.00                       0.00                       0.00                  0.00

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 23, 2000)                     [LOGO OF WELLS FARGO]

                   Wells Fargo Alternative Loan 2000-1 Trust
                                     Issuer

               [LOGO OF WELLS FARGO ASSET SECURITIES CORPORATION]
                                     Seller
                                  $144,296,607
                                 (Approximate)

         Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1 Principal and interest payable monthly, commencing in November 2000

You should carefully consider the risk factors beginning on page S-20 of this prospectus supplement.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the trust only and will not represent interests in or obligations of seller or any affiliate of the seller.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Trust will Issue--

 . Three groups consisting of nine classes of senior Class A Certificates.

 . Six classes of Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower number.

The classes of offered certificates are listed under the heading "Offered Certificates" in the table on page S-4.

The yield to maturity of the Class A-PO Certificates, which are principal only certificates, will be particularly sensitive to the rate of principal payments on the mortgage loans in the related pool with net mortgage interest rates less than 7.500% per annum. If you are purchasing these certificates, you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans will have a negative effect on the yield to maturity of your certificates.

The Assets of the Trust will Include--

 . Three pools of fully amortizing, one- to four-family, residential first mortgage loans (excluding the fixed retained yield described in this prospectus supplement), substantially all of which loans have original terms to stated maturity of approximately 15 or 30 years.

Neither the SEC nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the offered certificates from the seller and offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about October 27, 2000. Total proceeds to the seller for the offered certificates will be approximately $142,275,739, before deducting expenses estimated at $265,000, plus accrued interest (other than for the Class A-PO Certificates) from October 1, 2000 to October 27, 2000.

                            Goldman, Sachs & Co.

          The date of this prospectus supplement is October 23, 2000.



                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
           THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:
  . the accompanying prospectus, which provides general information, some of which may not apply to your certificates and
  . this prospectus supplement, which describes the specific terms of your certificates.

  If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

  Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-100 in this document and under the caption "Index of Significant Definitions" beginning on page 130 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                         Page
                                         ----

Summary Information....................   S-5
Risk Factors...........................  S-20
 Prepayments May Adversely Affect
  Yield................................  S-20
 Geographic Concentration May Increase
  Risk of Loss Because of Adverse
  Economic Conditions or Natural
  Disasters............................  S-21
 Subordination of Class B Certificates
  Increases Risk of Loss...............  S-21
 Class B Certificates Provide
  Subordination for All Certificate
  Groups...............................  S-22
 Underwriting Standards................  S-22
 Rights of Beneficial Owners May Be
  Limited By Book-Entry System for
  Certain Classes of Class A
  Certificates.........................  S-23
 Certificates May Not Be Appropriate
  for Individual Investors.............  S-23
Forward Looking Statements.............  S-24
Description of the Certificates........  S-24
 General...............................  S-24
 Denominations; Form of Certificates...  S-24
 Distributions.........................  S-25
 Interest..............................  S-29
 Principal (Including Prepayments).....  S-34
  Calculation of Amount to be
   Distributed on the Certificates.....  S-35
  Allocation of Amount to be
   Distributed on the Class A
   Certificates........................  S-42
 Cross-Collateralization...............  S-42
 Additional Rights of the Class II-A-R
  Certificateholders...................  S-44
 Periodic Advances.....................  S-44
 PMI Advances..........................  S-45
 Restrictions on Transfer of the Class
  II-A-R and Class B Certificates......  S-45
 Reports...............................  S-47
 Subordination of Class B
  Certificates.........................  S-47
  Allocation of Losses.................  S-48
Description of the Mortgage Loans......  S-52
 General...............................  S-52
 Pledged Asset Mortgage Loans..........  S-53
 Mortgage Loan Underwriting............  S-53
 Group I Mortgage Loan Data............  S-61
 Group II Mortgage Loan Data...........  S-64
 Group III Mortgage Loan Data..........  S-67



                                       Page
                                       -----

 Mandatory Repurchase or Substitution
  of Mortgage Loans...................  S-69
 Optional Repurchase of Defaulted
  Mortgage Loans......................  S-70
 Optional Substitution of the Mortgage
  Loans...............................  S-70
Prepayment and Yield Considerations...  S-70
 Sensitivities of the Class I-A-PO,
  Class II-A-PO and Class III-A-PO
  Certificates........................  S-81
 Yield Considerations with Respect to
  the Class B-2 and Class B-3
  Certificates........................  S-82
Pooling and Servicing Agreement.......  S-85
 General..............................  S-85
 Distributions........................  S-85
 Voting...............................  S-85
 Trustee..............................  S-86
 Trust Administrator..................  S-86
 Master Servicer......................  S-86
 Special Servicing Agreements.........  S-86
 Optional Termination.................  S-87
Servicing of the Mortgage Loans.......  S-87
 The Servicers........................  S-88
 Servicer Custodial Accounts..........  S-89
 Unscheduled Principal Receipts.......  S-89
 Anticipated Changes in Servicing.....  S-90
 Fixed Retained Yield; Servicing
  Compensation and Payment of
  Expenses............................  S-91
 Servicer Defaults....................  S-92
Delinquency and Foreclosure
 Experience...........................  S-92
 General..............................  S-92
 First Horizon Home Loan Corporation--
  Delinquency and Foreclosure
  Experience..........................  S-92
Material Federal Income Tax
 Consequences.........................  S-93
 Regular Certificates.................  S-94
 Residual Certificate.................  S-94
ERISA Considerations..................  S-95
Legal Investment......................  S-97
Secondary Market......................  S-97
Underwriting..........................  S-97
Recent Developments...................  S-98
Legal Matters.........................  S-98
Use of Proceeds.......................  S-98
Ratings...............................  S-98
Index of Significant Prospectus
 Supplement Definitions............... S-100

                         THE SERIES 2000-1 CERTIFICATES






                                                                                          Initial Rating
                                                                                            of Offered
                           Initial      Pass-                                             Certificates(3)
                          Principal    Through                           Interest        ------------------
Class                    Balance(1)     Rate     Principal Types(2)      Types(2)         Fitch     Moody's
-----                    -----------   -------   ----------------------   --------------   -------   --------
Offered Certificates
Class I-A-1............. $10,476,000   7.500%    Senior, Pass-Through     Fixed Rate        AAA       Aaa
Class I-A-PO............ $    92,074     (4)     Senior, Ratio Strip      Principal Only    AAA       Aaa
Class II-A-1............ $89,128,000   7.500%    Senior, Pass-Through     Fixed Rate        AAA       Aaa
Class II-A-PO........... $   101,003     (4)     Senior, Ratio Strip      Principal Only    AAA       Aaa
Class II-A-R............ $       100   7.500%    Senior, Sequential Pay   Fixed Rate        AAA       None
Class III-A-1........... $34,000,000   7.500%    Senior, Sequential Pay   Fixed Rate        AAA       Aaa
Class III-A-2........... $ 1,647,000   7.500%    Senior, Sequential Pay   Fixed Rate        AAA       Aaa
Class III-A-3........... $   624,000   7.500%    Senior, Sequential Pay   Fixed Rate        AAA       Aaa
Class III-A-PO.......... $   102,429     (4)     Senior, Ratio Strip      Principal Only    AAA       Aaa
Class B-1............... $ 3,880,000   7.500%    Subordinated             Fixed Rate        AA        None
Class B-2............... $ 2,343,000   7.500%    Subordinated             Fixed Rate        A         None
Class B-3............... $ 1,903,000   7.500%    Subordinated             Fixed Rate        BBB       None

Non-Offered Certificates
Class B-4............... $   952,000   7.500%    Subordinated             Fixed Rate        N/A       N/A
Class B-5............... $   366,000   7.500%    Subordinated             Fixed Rate        N/A       N/A
Class B-6............... $   806,786   7.500%    Subordinated             Fixed Rate        N/A       N/A


--------------

(1) Approximate. The initial principal balances are subject to adjustment as described in this prospectus supplement.
(2) See "Description of the Certificates -- Categories of Classes of Certificates" in the prospectus for a description of the principal and interest categories listed.
(3) A description of the ratings of the offered certificates is set forth under the heading "Rating of Certificates" on page S-5 of the "Summary Information" and under "Ratings" in the main text of this prospectus supplement.
(4) The Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates are principal only certificates and will not be entitled to distributions in respect of interest.

                              SUMMARY INFORMATION

 . This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Issuer
The Wells Fargo Alternative Loan 2000-1 Trust will own the mortgage loans and issue the certificates.

Seller
Wells Fargo Asset Securities Corporation will acquire the mortgage loans from Wells Fargo Home Mortgage, Inc., an affiliate of the seller and the master servicer, and will transfer the mortgage loans into the trust.

Master Servicer
Wells Fargo Bank Minnesota, National Association, an affiliate of the seller and Wells Fargo Home Mortgage, Inc., will supervise the servicers of the mortgage loans and perform certain other duties with respect to the certificates.

Servicers
Wells Fargo Home Mortgage, Inc. and one or more other servicers approved by the master servicer will provide customary servicing functions with respect to the mortgage loans under servicing agreements assigned to the trust.

Trustee
United States Trust Company of New York will be the trustee of the trust.

Trust Administrator
First Union National Bank will be the trust administrator of the trust.

RATING OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth on page S-4 from Fitch, Inc. and, if applicable, Moody's Investors Service, Inc.

 . The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

 . The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

See "-- Effects of Prepayments on Your Investment Expectations" below and "Ratings" in this prospectus supplement.

DESCRIPTION OF CERTIFICATES

The Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1 will be issued on the closing date which will be on or about October 27, 2000.

The certificates consist of:

 . the nine classes of senior Class A Certificates designated as "Senior" certificates in the table on page S-4. The Class A Certificates will be divided into three certificate groups. The first certificate group will consist of two classes, the second certificate group will consist of three classes and the third certificate group will consist of four classes; and

 . the six classes of junior Class B Certificates designated as "Subordinated" certificates in the table on page S-4.

Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by this prospectus supplement and the accompanying prospectus, and the seller may retain or sell such classes.

See page S-4 for more information with respect to each class of certificates.

Principal Balance and Interest Evidenced by the Certificates The certificates will have an approximate total initial principal balance of $146,421,394. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this prospectus supplement will not exceed 5% of the total initial principal balance of the certificates. Any difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this prospectus supplement.

The Class A Certificates in each certificate group will represent interests in the mortgage loans in the related loan group.

The Class B Certificates will represent interests in the mortgage loans of all three loan groups.

The mortgage loans which have a mortgage interest rate of less than 7.500% after deducting the master servicing fee rate, the servicing fee rate and any fixed retained yield are discount mortgage loans. The Class I-A-PO Certificates represent an interest in a portion of the principal balance of each discount mortgage loan in the first loan group. The Class II-A-PO Certificates represent an interest in a portion of the principal balance of each discount mortgage loan in the second loan group. The Class III-A-PO Certificates represent an interest in a portion of the principal balance of each discount mortgage loan in the third loan group. The portion of the total principal balance of the mortgage loans in a loan group not represented by the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates is the non-PO portion and is represented by the other Class A Certificates of the related certificate group and the Class B Certificates.

The following tables set forth the approximate undivided interest in the principal balance of the mortgage loans of the applicable loan group(s) that the seller expects each class or group of classes indicated to evidence as of the closing date.



                       Approximate Initial
                       Undivided Interest
 Group I-A Class or      in the Group I
       Classes           Mortgage Loans
---------------------  -------------------

Group I-A (other than
 Class I-A-PO)            92.19%
Class I-A-PO               0.81%
                       ---------
  Group I-A
   (all Classes)                    93.00%
                                 =========



The Class I-A-PO Certificates represent an approximate 5.71% initial interest in the principal balance of the discount mortgage loans in the first loan group.


                          Approximate Initial
                          Undivided Interest
  Group II-A Class or       in the Group II
        Classes             Mortgage Loans
------------------------  -------------------

Group II-A (other than
 Class II-A-PO)              92.89%
Class II-A-PO                 0.11%
                          ---------
Group II-A (all Classes)               93.00%
                                    =========



The Class II-A-PO Certificates represent an approximate 8.51% initial interest in the principal
                                      S-6
balance of the discount mortgage loans in the second loan group.



                           Approximate Initial
                           Undivided Interest
Group III-A Class or        in the Group III
Classes                      Mortgage Loans
-------------------------  -------------------

Group III-A (other than
 Class III-A-PO)              92.74%
Class III-A-PO                 0.26%
                           ---------
Group III-A (all Classes)               93.00%
                                     =========



The Class III-A-PO Certificates represent an approximate 4.57% initial interest in the principal balance of the discount mortgage loans in the third loan group.



                            Approximate Initial
                             Undivided Interest
                                   in the
  Class or Classes             Mortgage Loans
--------------------------  --------------------

Group I-A (other than
 Class I-A-PO)                  7.16%
Class I-A-PO                    0.06%
 Group I-A (all Classes)                   7.22%
                            ---------
Group II-A (other than
 Class II-A-PO)                60.87%
Class II-A-PO                   0.07%
                            ---------
  Group II-A (all Classes)                60.94%
Group III-A (other than
 Class III-A-PO)               24.77%
Class III-A-PO                  0.07%
 Group III-A (all Classes)                24.84%
Class B-1                                  2.65%
Class B-2                                  1.60%
Class B-3                                  1.30%
Class B-4, B-5 and B-6                     1.45%
                                      ----------
  Total                                  100.00%
                                      ==========



The following tables set forth for the classes or groups of classes indicated the approximate undivided interest in the non-PO portion of the total principal balance of the mortgage loans in the related loan group(s) that the seller expects such classes or groups of classes indicated to evidence as of the closing date.

--------------------------------------------------------------------------------



                  Approximate Initial
                   Undivided Interest
Group I-A Class  in the Non-PO Portion
 or Classes         for Loan Group I
---------------  ----------------------
                 Percentage In dollars
                 ---------- -----------

Group I-A
 (other than
 Class I-A-PO)     92.94%   $10,476,000
                   ------   -----------
  Totals           92.94%   $10,476,000
                   ======   ===========

----------------------------------------


                  Approximate Initial
Group II-A         Undivided Interest
 Class or        in the Non-PO Portion
 Classes           for Loan Group II
---------------  ----------------------
                 Percentage In dollars
                 ---------- -----------

Group II-A
 (other than
 Class II-A-PO)    92.99%   $89,128,100
                   ------   -----------
  Totals           92.99%   $89,128,100
                   ======   ===========

----------------------------------------


                  Approximate Initial
Group III-A        Undivided Interest
 Class or        in the Non-PO Portion
 Classes           for Loan Group III
---------------  ----------------------
                 Percentage In dollars
                 ---------- -----------

Group III-A
 (other than
 Class III-A-
 PO)               92.98%   $36,271,000
                   ------   -----------
  Totals           92.98%   $36,271,000
                   ======   ===========


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                          Approximate Initial
                                         Undivided Interest in
  Class or Classes                       Total Non-PO Portion
---------------------------------------  ----------------------

Group I-A (other than Class I-A-PO)         7.17% $  10,476,000
Group II-A (other than Class II-A-PO)      60.99% $  89,128,100
Group III-A (other than Class III-A-PO)    24.82% $  36,271,000
Class B                                     7.02% $  10,250,786
                                         -------  -------------
  Totals                                  100.00% $ 146,125,886
                                         =======  =============



--------------------------------------------------------------------------------

The relative interests in the applicable initial non-PO portion of the principal balance of the mortgage loans in a loan group represented by the Class A Certificates of a certificate group, other than the Class A-PO Certificates of that certificate group, and the Class B Certificates are subject to change over time because:

 . certain unscheduled principal payments on the mortgage loans in the related loan group will be disproportionally allocated to the related certificate group of Class A Certificates, other than the Class A-PO Certificates of that ertificate group, for a specified period;

 . certain losses and certain shortfalls on the mortgage loans of the related loan group will be allocated first to the classes of Class B Certificates in reverse numerical order prior to the allocation of such losses and shortfalls to the related certificate group of Class A Certificates, as discussed in "Description of the Certificates-- Distributions" and "-- Subordination of Class B Certificates" in this prospectus supplement; and

 . under specific circumstances, certain scheduled and unscheduled principal payments on the mortgage loans of a particular loan group otherwise distributable to the Class B Certificates may be disproportionately allocated to the unrelated certificate groups of Class A Certificates, other than the Class A-PO Certificates of such certificate groups, as discussed in "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

Forms of Certificates; Denominations

Your certificates will be issued either in book-entry form or in fully registered, certificated form. The table under "Description of the Certificates -- Denominations; Form of Certificates" in this prospectus supplement sets forth the original certificate form, the minimum denomination and the incremental denomination of the offered certificates. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than these minimum denominations.

MORTGAGE POOL

The mortgage loans, which are the source of distributions to holders of the certificates, will consist of conventional, fixed interest rate, monthly pay, fully amortizing one- to four-family, residential first mortgage loans. Some of the mortgage loans may be loans secured by shares issued by non-profit cooperative housing corporations.

The mortgage loans will be divided into three loan groups.

The mortgage loans in the first loan group will consist of mortgage loans substantially all of which have original terms to maturity of approximately 15 years. The mortgage loans in the first loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to holders of the Class A Certificates in the first certificate group and the source of a portion of the distributions to holders of the Class B Certificates.

The mortgage loans in the second loan group will consist of mortgage loans with original principal balances less than or equal to the loan purchase limits described under "Description of the Mortgage Loans-- General" in this prospectus supplement and substantially all of which have original terms to maturity of approximately 30 years. The mortgage loans in the second loan group will be, except to the extent of cross-collateralization payments described herein, the source of distributions to holders of the Class A Certificates in the second certificate group and the source of a portion of the distributions to holders of the Class B Certificates.

The mortgage loans in the third loan group will consist of mortgage loans with original principal balances greater than the loan purchase limits described under "Description of the Mortgage Loans -- General" in this prospectus supplement and substantially all of which have original terms to maturity of approximately 30 years. The mortgage loans in the third loan group will be, except to the extent of cross-collateralization payments described herein, the source of distributions to holders of the Class A Certificates in the third certificate group and the source of a portion of the distributions to holders of the Class B Certificates.

The seller expects the mortgage loans to have the further specifications set forth in the following tables and under the heading "Description of the Mortgage Loans" in this prospectus supplement.

--------------------------------------------------------------------------------
GROUP I MORTGAGE LOANS
SELECTED MORTGAGE LOAN DATA
(as of the Cut-Off Date)
(approximate)


Cut-Off Date:                                        October 1, 2000
Number of Mortgage Loans:                            84
Total Unpaid Principal Balance:                      $11,364,078
Range of Unpaid Principal Balances:                  $18,131 to $519,004
Average Unpaid Principal Balance:                    $135,287
Range of Mortgage Interest Rates:                    6.875% to 10.250%
Weighted Average Mortgage Interest Rate:             8.415%
Range of Remaining Terms to Stated Maturity:         157 months to 178 months
Weighted Average Remaining Term to Stated Maturity:  171 months
Range of Original Loan-to-Value Ratios:              16.67% to 97.00%
Weighted Average Original Loan-to-Value Ratio:       72.43%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Total Unpaid Principal Balance:                     California         14.54%
                                                     New York           13.66%
                                                     Florida             8.41%
                                                     Arizona             5.09%

Maximum Five-Digit Zip Code Concentration:           4.57%


------------------
  Information concerning the discount mortgage loans, the non-discount mortgage loans and the pledged asset mortgage loans in the first loan group is set forth under "Description of the Mortgage Loans -- General" and "--Pledged Asset Mortgage Loans." The loan-to-value ratios above are calculated without regard to any additional collateral for the pledged asset mortgage loans in the first loan group.
--------------------------------------------------------------------------------
GROUP II MORTGAGE LOANS
SELECTED MORTGAGE LOAN DATA
(as of the Cut-Off Date)
(approximate)


Cut-Off Date:                                        October 1, 2000
Number of Mortgage Loans:                            878
Total Unpaid Principal Balance:                      $95,945,795
Range of Unpaid Principal Balances:                  $7,873 to $409,029
Average Unpaid Principal Balance:                    $109,278
Range of Mortgage Interest Rates:                    6.500% to 10.500%
Weighted Average Mortgage Interest Rate:             9.047%
Range of Remaining Terms to Stated Maturity:         233 months to 359 months
Weighted Average Remaining Term to Stated Maturity:  352 months
Range of Original Loan-to-Value Ratios:              10.38% to 100.00%
Weighted Average Original Loan-to-Value Ratio:       80.30%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Total Unpaid Principal Balance:                     California         11.58%
                                                     Texas               6.74%
                                                     Florida             6.38%
                                                     Arizona             5.31%
                                                     Georgia             5.01%

Maximum Five-Digit Zip Code Concentration:           1.14%


------------------
  Information concerning the discount mortgage loans, the non-discount mortgage loans and the pledged asset mortgage loans in the second loan group is set forth under "Description of the Mortgage Loans -- General" and "--Pledged Asset Mortgage Loans." The loan-to-value ratios above are calculated without regard to any additional collateral for the pledged asset mortgage loans in the second loan group.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

GROUP III MORTGAGE LOANS
SELECTED MORTGAGE LOAN DATA
(as of the Cut-Off Date)
(approximate)


Cut-Off Date:                                        October 1, 2000
Number of Mortgage Loans:                            106
Total Unpaid Principal Balance:                      $39,111,522
Range of Unpaid Principal Balances:                  $161,696 to $997,847
Average Unpaid Principal Balance:                    $368,977
Range of Mortgage Interest Rates:                    7.000% to 9.750%
Weighted Average Mortgage Interest Rate:             8.729%
Range of Remaining Terms to Stated Maturity:         335 months to 360 months
Weighted Average Remaining Term to Stated Maturity:  353 months
Range of Original Loan-to-Value Ratios:              21.43% to 95.00%
Weighted Average Original Loan-to-Value Ratio:       75.00%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Total Unpaid Principal Balance:                     California         36.34%
                                                     New York            8.61%
                                                     Texas               5.16%
                                                     Illinois            5.13%
                                                     North Carolina      5.12%

Maximum Five-Digit Zip Code Concentration:           5.12%


------------------
  Information concerning the discount mortgage loans and the non-discount mortgage loans in the third loan group is set forth under "Description of the Mortgage Loans -- General."
--------------------------------------------------------------------------------

Changes to Mortgage Pools
The seller may remove mortgage loans from a loan group, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the seller may remove certain mortgage loans from a loan group through repurchase or, under certain circumstances, may make substitutions for certain mortgage loans.

See "Description of the Mortgage Loans" in this prospectus supplement.

Optional Termination of the Trust
The seller may, subject to certain conditions including the then-remaining size of the trust estate, purchase all outstanding mortgage loans in the trust estate and effect early retirement of the certificates. See "Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement.

Underwriting Standards
Approximately 24.61% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the first loan group, approximately 38.15% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the second loan group and approximately 45.78% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the third loan group were originated generally in conformity with Wells Fargo Home Mort- gage Inc.'s general underwriting standards or modified underwriting standards described in the prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- General Standards" and "-- Modified Standards." In certain instances, Wells Fargo Home Mortgage, Inc. may have granted exceptions to the underwriting standards.

The remaining approximate 75.39% of the mortgage loans in the first loan group, approximate 61.85% of the mortgage loans in the second loan group and approximate 54.22% of the mortgage loans in the third loan group were purchased by Wells Fargo Home Mortgage, Inc. in bulk purchase transactions and were underwritten using underwriting standards which may vary from the general or modified underwriting standards. However, Wells Fargo Home Mortgage, Inc. has in each case reviewed the underwriting standards applied to the bulk purchase underwritten loans and, except as described under "Description of the Mortgage Loans -- Pledged Asset Mortgage Loans" with respect to the pledged asset mortgage loans, determined that those standards were not materially different than the general or modified underwriting standards. Approximately 0.70% and 0.10% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the first and second loan groups, respectively, are pledged asset mortgage loans.

See "Description of the Mortgage Loans" in this prospectus supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS

Distributions of principal and interest will be made on the 25th day of each month, or the following business day if the 25th is not a business day, commencing in November 2000.

On each distribution date the amount available for distribution on certificates relating to each loan group, which consists of certain payments, recoveries, advances and other receipts in respect of the mortgage loans in the loan group, will be distributed generally in the following order of priority:
 . first, pro rata, to the holders of the Class A Certificates of the related certificate group in respect of interest which they are entitled to receive on such distribution date;
 . second, to the holders of the Class A Certificates of the related certificate group, in respect of principal which they are entitled to receive on such distribution date; and
 . third, to the holders of the Class B Certificates in numerical order beginning with the Class B-1 Certificates in respect of interest and principal which they are entitled to receive on such distribution date.
In addition, certain payments of principal to which the Class A-PO Certificates of a certificate group may be entitled on a distribution date will only be paid out of amounts otherwise distributable as principal to the Class B Certificates on such distribution date. See "Description of the Certificates -- Principal (Including Prepayments)" in this prospectus supplement.

Interest Distributions
The amount of interest which will accrue on your certificates, unless you own a Class A-PO Certificate, each month is equal to:

 . 1/12th of the pass-through rate for your class of certificates multiplied by the outstanding principal balance of your class on the related distribution date minus

 . the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest losses allocated to your class of certificates, as de-
 scribed under "Description of the Certificates -- Interest" in this prospectus supplement.

Because the Class A-PO Certificates are principal only certificates, if you own a Class A-PO Certificate, you will not be entitled to distributions of interest.

The allocation of interest distributions among the Class A Certificates will be made as described under "Description of the Certificates -- Distributions" and "-- Interest" in this prospectus supplement.

Principal Distributions
The calculation of the amount of principal which each class of offered certificates is entitled to receive on each distribution date and the priority of principal distributions among the Class A Certificates of each certificate group are described under "Description of the Certificates -- Distributions," " -- Principal (Including Prepayments)" and "-- Cross-Collateralization" in this prospectus supplement.

Credit Enhancement
The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

 . by the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amounts of interest and principal due on the more senior classes of certificates, other than the amounts payable to the Class A-PO Certificates as a reimbursement for realized losses, and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

 . by the allocation to the more junior classes of certificates in inverse order of seniority, until their respective principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates, other than certain losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy.

See "Description of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this prospectus supplement.

In addition, in order to increase the period during which the principal balances of the Class B Certificates remain available as credit enhancement to the Class A Certificates, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the mortgage loans of each loan group will be allocated to the related certificate group of Class A Certificates, other than the Class A-PO Certificates of such certificate group. This allocation will accelerate the amortization of the Class A Certificates of the certificate group, other than the Class A-PO Certificates of that certificate group while, in the absence of losses due to the liquidation of defaulted mortgage loans or losses resulting from the bankruptcy of mortgagors, increasing the percentage interest in the principal balance of the mortgage loans in the related loan group evidenced by the Class B Certificates. See "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

After the principal balances of the Class B Certificates have been reduced to zero, the principal portion of all losses, other than the portion attributable to the discount mortgage loans in such loan group, will be allocated to the Class A Certificates of the related certificate group, other than the Class A-PO Certificates of that certificate group. To the extent such losses arise with respect to discount mortgage loans, principal losses will be shared among the Class A Certificates of the related certificate group according to their respective interests in such mortgage loans. The principal portion of any losses borne by the Class A Certificates of a certificate group, other than losses borne by the Class A-PO Certificates of that certificate group, will be shared pro rata by the classes of Class A Certificates of the certificate group other than the Class A-PO Certificates of that certificate group, based on their then-outstanding principal balances and the interest portion of these losses will be shared pro rata by these classes based on interest accrued. See "Description of the Certificates -- Interest" and " -- Subordination of Class B Certificates -- Allocation of Losses" in this prospectus supplement.

Excess losses on the mortgage loans of a loan group resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be borne by the Class A Certificates of the related certificate group and the Class B Certificates as described in this prospectus supplement under "Description of the Certificates --Interest" and "Subordination of Class B Certificates -- Allocation of Losses."

If you are purchasing Class B Certificates, you should be aware that losses (other than excess losses) from all three loan groups will be allocated to your certificates before being borne by the Class A Certificates of any certificate group. If you are purchasing Class A Certificates of a certificate group you should be aware that if the mortgage loans in an unrelated loan group experience a disproportionate amount of losses, the principal balances of the Class B Certificates may be reduced to zero sooner than you anticipated, which increases the likelihood that your Class A Certificates may experience losses.

In addition, if you are purchasing Class B Certificates, you should consider that under certain circumstances you will not receive any principal distributions from the mortgage loans of a loan group even if the principal balances of the related Class A Certificates have been reduced to zero. Instead, such distributions will be used to pay the Class A Certificates of the unrelated certificate groups, other than the Class A-PO Certificates of those certificate groups. See "Description of the Certificates -- Cross Collateralization" in this prospectus supplement for a discussion of the circumstances under which this will occur.

If you are purchasing Class B Certificates, you should consider that the yield to maturity on each class of Class B Certificates will be more sensitive to losses due to liquidations of the mortgage loans and the timing of these losses than that on the more senior classes of certificates.

The sensitivity of the yield to maturity of the Class B-2 and Class B-3 Certificates to losses is illustrated in the tables under the heading "Prepayment and Yield Considerations -- Yield Considerations with Respect to the

Class B-2 and Class B-3 Certificates" in this prospectus supplement. These illustrations are based on default, loss and other assumptions which are unlikely to match actual experience on the mortgage loans. Therefore, your results will vary.

See "Description of the Certificates -- Subordination of Class B Certificates" in this prospectus supplement.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The offered certificates were structured assuming, among other things, that prepayments on the mortgage loans occur at a constant rate of 275% and 350%, respectively, of the standard prepayment assumption with respect to the Class A Certificates of the first certificate group and the Class A Certificates of the second certificate group, 100% of the prepayment vector with respect to the Class A Certificates of the third certificate group and the third combined prepayment assumption with respect to the Class B Certificates. The standard prepayment assumption, prepayment vector and combined prepayment assumption are described under "Prepayment and Yield Considerations" in this prospectus supplement. However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

In addition, if you are purchasing Class A Certificates you should consider that each certificate group of Class A Certificates, other than the Class A-PO Certificates of that certificate group, will collectively be more sensitive to prepayments on the mortgage loans in the related loan group than the Class B Certificates because such prepayments will be disproportionately allocated to the Class A Certificates of that certificate group then entitled to principal distributions during the nine years beginning on the first distribution date. See "Description of the Certificates -- Principal (Including Prepayments)" and "Prepayment and Yield Considerations" in this prospectus supplement.

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield
The actual yield on your certificates in relation to the related pass-through rate will vary depending upon the price you paid for your certificates.

 . If you purchase an offered certificate, other than a Class A-PO Certificate, at an amount equal to its unpaid principal balance -- that is, at "par" -- your effective yield -- assuming that there are no interest shortfalls and assuming the full return of your invested principal -- will approximate the pass-through rate on that certificate.

 . If you pay less or more than the unpaid principal balance of an offered certificate, other than a Class A-PO Certificate, -- that is, buy the certificate at a "discount" or "premium," respectively -- then your effective yield -- assuming that there are no interest shortfalls and assuming the full return of your invested principal -- will be higher or lower, respectively, than the pass-through rate on the certificate, because the discount or premium will be amortized over the life of the certificate.

The yield on your certificates will also be affected by the rate and timing of prepayments on the mortgage loans. Any deviation in the actual rate of prepayments on the mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated.

If you purchase Class A-PO Certificates, which do not bear interest, your yield will primarily be a function of the price you paid for your Class A-PO Certificates, the rate and timing of principal payments on the discount mortgage loans in the related loan group, and losses incurred on the discount mortgage loans in the related loan group after the aggregate principal balance of the Class B Certificates has been reduced to zero.

The particular sensitivities of the Class A-PO Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this prospectus supplement.

If you are purchasing offered certificates at a discount, particularly the Class A-PO Certificates, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans, or, in the case of the Class A-PO Certificates, the discount mortgage loans, in the related loan group, or any of the loan groups in the case of the Class B Certificates, will have a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the related loan group, or any of the loan groups in the case of Class B Certificates, will have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B Certificates, could result in the loss of all or part of your initial investment.

Reinvestment Risk
As stated above, if you purchase an offered certificate at par, other than a Class A-PO Certificate, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your certificates at par, will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate or, in the case of the Class A-PO Certificates, the expected yield, which is based on the price you paid and the rate of prepayments you anticipated on the discount mortgage loans.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility
One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

 . The "weighted average life" of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B Certificates, may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

The sensitivity of the weighted average lives of the offered certificates to prepayment is illustrated in the tables appearing under the heading "Prepayment and Yield Considerations" in this prospectus supplement. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See "Risk Factors -- Prepayments May Adversely Affect Yield" and "Prepayment and Yield Considerations" in this prospectus supplement.

FEDERAL INCOME TAX STATUS

For federal income tax purposes, the trust estate will be treated as a REMIC. The offered certificates (other than the Class II-A-R Certificate) and the Class B-4, Class B-5 and Class B-6 Certificates will constitute "regular interests" in the REMIC. The Class II-A-R Certificate will be the "residual interest" in the REMIC.

The offered certificates, other than the Class II-A-R Certificate, will be treated as newly-originated debt instruments for most federal income tax purposes. You must report income received on these certificates as it accrues from distribution date to distribution date. Additionally, as described under "Material Federal Income Tax Consequences" in this prospectus supplement, certain classes of these certificates may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you.

The Class II-A-R Certificate will not be treated as a debt instrument for federal income tax purposes. Instead, if you are the holder of the Class II-A-R Certificate, you must include the taxable income or loss of the REMIC in determining your federal taxable income. All or most of the taxable income of the REMIC includible by the Class II-A-R Certificateholder will be treated as "excess inclusion" income which is subject to special limitations for federal tax purposes. As a result of this tax treatment, your after-tax return on the Class II-A-R Certificate may be significantly lower than would be the case if the Class II-A-R Certificate were taxed as a debt instrument, or may be negative. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a Class II-A-R Certificate.

Additionally, the Class II-A-R Certificate will be considered a "non-economic residual interest" for tax purposes. As a result, certain transfers of the Class II-A-R Certificate may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates" and "Material Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations described in this paragraph.

Because the Class B-1, Class B-2 and Class B-3 Certificates are subordinated to the Class A Certificates with respect to certain losses, the Class B-1, Class B-2 and Class B-3 Certificates may not be transferred unless the transferee has delivered to the trust administrator and the seller:

 . a representation letter stating either (a) that the transferee is not a plan and is not acting on behalf of a plan or using the assets of a plan to effect such purchase or (b) subject to certain conditions described herein, that the source of funds used to purchase such certificates is an "insurance company general account"; or

 . an opinion of counsel and such other documentation as described under "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates" in this prospectus supplement.

The Class II-A-R Certificate may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates" and "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT
 . The Class A and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

 . The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities you may be subject to restrictions on investment in the offered certificates and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See "Legal Investment" in the prospectus.

MONTHLY REPORTS AND ADDITIONAL INFORMATION

The master servicer will prepare, and the trust administrator will forward to certificateholders with each distribution, a copy of the monthly report described under "Reports to Certificateholders" and "The Pooling and Servicing Agreement -- Reports to Certificateholders" in the prospectus. In addition, the seller intends to make the information contained in the monthly report, together with certain additional information, available to any interested investor via the internet and other electronic means described under "Where You Can Find More Information" in the prospectus.

                                  RISK FACTORS

Prepayments May Adversely Affect Yield

  The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B certificates, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The rate of principal payments on the mortgage loans will be affected by, among other things:

  .   the amortization schedules of the mortgage loans;

  . the rate of principal prepayments (including partial payments and those resulting from refinancing) thereon by mortgagors;

  .   liquidations of defaulted mortgage loans;

  . repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties, or optional purchase by the seller of defaulted mortgage loans; and

  . the optional purchase by the seller of all of the mortgage loans in connection with the termination of the trust estate.

  See "Prepayment and Yield Considerations" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the prospectus.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

  . If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

  . Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

The rate of prepayment on the mortgage loans may also be influenced by programs offered by mortgage originators, including Wells Fargo Home Mortgage, Inc., on a general or targeted basis, to encourage refinancing. See "Prepayment and Yield Considerations -- Refinancings" in the prospectus.

The rate of prepayment on the mortgage loans may be affected by prepayment premiums for approximately 0.72% of the mortgage loans in the first loan group, 1.27% of the mortgage loans in the second loan group and 4.18% of the mortgage loans in the third loan group (by aggregate unpaid principal balance as of the cut-off date). These premiums generally require that the mortgagor pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the principal amount prepaid. Substantially all of the prepayment premiums are scheduled to expire by the end of January 2003. These premiums may discourage a mortgagor from prepaying its mortgage loan during the applicable period.

  If you are purchasing offered certificates at a discount, particularly the Class A-PO Certificates, you should consider the risk that if principal payments on the mortgage loans, or in the case of the Class A-PO Certificates, the discount mortgage loans, in the related loan group, or any of the loan groups in the case of the Class B Certificates, occur at a rate slower than you expected, there will be a negative effect on the yield to maturity on your certificates.

  The particular sensitivities of the Class A-PO Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" herein.

  If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B Certificates, occur at a rate faster than you expected, there will be a negative effect on the yield to maturity on your certificates.

  See "Summary Information -- Effects of Prepayments on Investment Expectations" and "Prepayment and Yield Considerations" herein.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

  The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, California, Florida, Texas and several other regions have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of mortgaged properties, as well as other states in which the mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated and particularly if they are Class B-3 Certificates. The states and geographic areas where there are large concentrations of mortgaged properties are identified under "Description of the Mortgage Loans."

Subordination of Class B Certificates Increases Risk of Loss

  The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates and the lower-numbered classes of Class B Certificates, if any. In addition, realized losses, other than excess losses, will be allocated to the Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, if you are purchasing Class B Certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans. See "Description of the Certificates -- Subordination of Class B Certificates" herein.

Class B Certificates Provide Subordination for All Certificate Groups

  Certain limited amounts of losses on the mortgage loans in any of the loan groups resulting from special hazards, mortgagor fraud and mortgagor bankruptcy will be allocated solely to the Class B Certificates. Therefore, in the event mortgage loans in one loan group suffer a high level of these losses, the available coverage for all Class A Certificates will be reduced. In the event mortgage loans in a loan group suffer these losses after the available coverage has been exhausted, the excess losses above the coverage will be allocated as described herein under "Description of the Certificates -- Subordination of Class B Certificates -- Allocation of Losses."

  Because the Class B Certificates provide credit support for all three loan groups, the principal balances of the Class B Certificates could be reduced to zero as a result of disproportionate amount of realized losses on the mortgage loans in one loan group. Therefore, realized losses on the mortgage loans in one loan group will reduce the subordination provided by the Class B Certificates to the other certificate groups of Class A Certificates and increase the likelihood that realized losses may be allocated to those other certificate groups of Class A Certificates.

  See "Description of the Certificates -- Subordination of Class B Certifi-cates -- Allocation of Losses" herein.

  Under certain circumstances principal otherwise payable to the Class B Certificates will be paid to the Class A Certificates (other than the Class A-PO Certificates) as described under "Description of the Certificates -- Cross-Collateralization" herein. In addition, the Class A-PO Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the Class B Certificates regardless of the loan group from which such payments are derived.

Underwriting Standards

  Certain of the mortgage loans will have been originated using underwriting standards that are different from and, in certain respects, less stringent than the general underwriting policies of Wells Fargo Home Mortgage, Inc. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Modified Standards" in the prospectus. For example, certain of the mortgage loans may have been originated with higher maximum loan-to-value ratios, less restrictive requirements for investment properties or "equity take out" financings, may be secured by shares in cooperative housing corporations, "condotels" or unique parcels of land, or may have been made to foreign nationals. In addition, a substantial portion of the mortgage loans are no ratio loans as described under "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Modified Standards" in the prospectus for which ratios of the related prospective borrowers' debt service on the mortgage loan and total debt obligations to income were not required to be taken into account in making the loan. Accordingly, the mortgage loans may also experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten to Wells Fargo Home Mortgage Inc.'s general underwriting standards. See "Prepayment and Yield Considerations" herein.

Rights of Beneficial Owners May Be Limited by Book-Entry System for Certain Classes of Class A Certificates

  Transactions in the book-entry certificates generally can be only carried out through DTC, DTC participants and indirect DTC participants. If you are a beneficial owner of book-entry certificates, your ability to pledge your certificates, and the liquidity of your certificates in gen- eral, may be limited due to the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your certificates. See "Risk Factors -- Book- Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates -- Book-Entry Form" in the prospectus.

Certificates May Not Be Appropriate for Individual Investors

  If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates, the offered certificates may not be an appropriate investment for you. This may be the case because, among other things:

  . if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B Certificates;

  . the rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, or any of the loan groups in the case of the Class B Certificates, and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

  . you may not be able to reinvest amounts distributed in respect of principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

  . a secondary market for the offered certificates may not develop or provide you with liquidity of investment; and

  . you must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

  If you are an individual investor considering the purchase of an offered certificate, you should also carefully consider the further risks and other special considerations discussed above and under the headings "Summary Information -- Effects of Prepayments on Your Investment Expectations" and "Prepayment and Yield Considerations" herein and "Risk Factors -- Rate of Prepayments on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates" in the prospectus.

                           FORWARD LOOKING STATEMENTS

  This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Seller's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Seller expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Seller's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                        DESCRIPTION OF THE CERTIFICATES

General

  The Wells Fargo Alternative Loan 2000-1 Trust (the "Trust") will issue Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1 (the "Certificates") on or about October 27, 2000 (the "Closing Date").

  The Certificates will consist of nine classes of senior certificates (the "Class A Certificates") divided into three certificate groups (each may be referred to as a "Group" and will be called the "Group I-A Certificates," "Group II-A Certificates" and "Group III-A Certificates," respectively) and six classes of junior certificates (the "Class B Certificates" or "Subordinated Certificates"). The Class I-A-PO Certificates, the Class II-A-PO Certificates and the Class III-A-PO Certificates are collectively referred to as the "Class A-PO Certificates." Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus (the "Offered Certificates").

Denominations; Form of Certificates

  Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." The Trust Administrator or other paying agent will make distributions of principal of, and interest on, the Definitive Certificates directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Offered Certificates, other than those initially issued as Definitive Certificates, will be issued in book-entry form and are referred to herein as "Book-Entry Certificates." Each Class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. A person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will not be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates -- Book-Entry Form" in the prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined under "Description of the Certificates -- Book-Entry Form" in the prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "Description of the Certificates -- Book-Entry Form" in the prospectus.

  The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES



                            Original Certificate   Minimum       Incremental
          Class                     Form         Denomination  Denomination/(1)/
          -----             -------------------- ------------  -----------------
-----------------

Classes I-A-1, II-A-1 and
 III-A-1..................       Book-Entry        $100,000        $1,000
Classes III-A-2 and III-A-
 3........................       Book-Entry        $  1,000        $1,000
Class II-A-R..............       Definitive        $    100           N/A
Classes I-A-PO, II-A-PO,
 III-A-PO, B-1, B-2 and B-
 3........................       Definitive        $100,000        $1,000

------------------
(1) If necessary, in order to aggregate the initial Principal Balance of a Class, one Certificate of such Class will be issued in an incremental denomination of less than that shown.

Distributions

  The Trust Administrator or other paying agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in November 2000. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record at the close of business on the last business day of the preceding month (each, a "Record Date").

  The aggregate amount available for distribution to holders of the Group I-A Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Group I Pool Distribution Amount. The aggregate amount available for distribution to holders of the Group II-A Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Group II Pool Distribution Amount. The aggregate amount available for distribution to holders of the Group III-A Certificates on each Distribution Date (except to the extent of cross-collateralization payments) will be the Group III Pool Distribution Amount. The Class B Certificates will be entitled to distributions from the Group I Pool Distribution Amount, the Group II Pool Distribution Amount and the Group III Pool Distribution Amount. The Group I Pool Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Group I Mortgage Loans, the Group II Pool Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Group II Mortgage Loans and the Group III Pool Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Group III Mortgage Loans. The "Group I Pool Distribution Amount," the "Group II Pool Distribution Amount" and the "Group III Pool Distribution Amount" (each, a "Pool Distribution Amount") for a Distribution Date will be the sum of:

    (i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest on or in respect of the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds required as a result of a substitution of a Mortgage Loan and the proceeds of any purchase of a related Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, on or prior to the Remittance Date in the month in which such Distribution Date occurs,

    (ii) all Periodic Advances made with respect to a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, and

    (iii) all other amounts with respect to a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, (including any insurance proceeds and Compensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

       (a) amounts received as late payments of principal or interest with respect to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, respecting which one or more unreimbursed Periodic Advances has been made;

       (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, that represents any unreimbursed Periodic Advances of such Servicer;

       (c) those portions of each payment of interest on a particular Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, which represent (i) the Servicing Fee, (ii) the Master Servicing Fee and (iii) the Fixed Retained Yield, if any;

       (d) all amounts with respect to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

       (e) all principal prepayments in full, all partial principal prepayments, all proceeds of any Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, including Net Partial Liquidation Proceeds and Recoveries and other unscheduled receipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Seller or amounts deposited by the Seller in the Certificate Account in connection with the substitution of a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, (collectively, "Unscheduled Principal Receipts") that were received by the Servicers after the Unscheduled Principal Receipt Period (as described under "Servicing of the Mortgage Loans -- Unscheduled Principal Receipts" below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

       (f) all repurchase proceeds with respect to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, repurchased by the Seller on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

       (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan, as applicable, or proceeds of any Mortgaged Property that becomes owned by the Trust Estate which represents any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which represents any unpaid Fixed Retained Yield, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances;

       (h) all amounts representing certain expenses reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

       (i) reinvestment earnings on payments received in respect of the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, or on other amounts on deposit in the Certificate Account;

       (j) Liquidation Profits in respect of the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable;

       (k) Month End Interest in respect of the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable; and

       (l) amounts reimbursable to a Servicer for PMI Advances in respect of the Group I Mortgage Loans, Group II Mortgage Loans or the Group III Mortgage Loans, as applicable.

  The "Remittance Date" with respect to any Distribution Date and (i) any Mortgage Loan serviced by an Other Servicer will be the 18th day of each month, or if any such day is not a business day, the preceding business day and (ii) any Mortgage Loan serviced by WFHM will, except as described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," be the 24th day of each month, or if any such day is not a business day, the preceding business day.

  "Partial Liquidation Proceeds" are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "Net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

  Each Servicer is required to deposit in the Certificate Account by the Remittance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans -- Custodial Accounts." The Master Servicer is required to remit to the Trust Administrator on or before the Distribution Date any payments constituting part of the Pool Distribution Amount of a Loan Group that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "-- Periodic Advances," neither the Master Servicer nor the Trust Administrator is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

  On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated among the Classes of Class A Certificates relating to such Loan Group and the Class B Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

  (a) with respect to each Group of Class A Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount or Group III Pool Distribution Amount, as applicable, as follows:

  first, to the Classes of Class A Certificates of a Group, pro rata, based on their respective Interest Accrual Amounts, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date;

  second, to the Classes of Class A Certificates of such Group, pro rata, based on their respective unpaid Interest Shortfall Amounts in an aggregate amount up to the sum of their unpaid Interest Shortfall Amounts;

  third, concurrently, pro rata to the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group), based on the Class A Non-PO Optimal Principal Amount for such Group, and the Class A-PO Certificates of such Group, based on the Class A-PO Optimal Principal Amount for such Group, (A) to the Classes of Class A Certificates of such Group, (other than the Class A-PO Certificates of such Group), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group, such distribution to be allocated among such Classes in accordance with the priorities set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" and (B) to the Class A-PO Certificates of such Group in an amount up to the Class A-PO Optimal Principal Amount for such Group; and

  fourth, to the Class A-PO Certificates of such Group in an amount up to the applicable Class A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this priority) to the Classes of Class B Certificates in reverse order of priority from their respective Class B Principal Distribution Amounts; provided, however, that in the event amounts otherwise distributable to the Class B Certificates in respect of their Class B Principal Distribution Amounts are insufficient to pay the aggregate of the Class A-PO Deferred Amounts for the Class A-PO Certificates, such amounts will be distributable to the Class A-PO Certificates, pro rata, in accordance with their respective Class A-PO Deferred Amounts; and

  (b) to the Class B Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount, subject to distributions to the Class A Certificates described in (a) above and payments described under "--Cross-Collateralization" below, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount, in each case before any Classes of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable to any Class of Class B Certificates in respect of its Class B Principal Distribution Amount will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class A-PO Deferred
Amounts in accordance with clause (a) priority fourth above.

  The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the initial Principal Balance of such Class.

Interest

  The amount of interest that will accrue on each Class of Certificates (other than the Class A-PO Certificates) during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Interest Accrual Amount" for such Class.

  The Interest Accrual Amount for each Class of Certificates, other than the Class A-PO Certificates, will equal (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Principal Balance of such Class minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class, (ii) the interest portion of any Excess Losses allocable to such Class and (iii) the interest portion of any Realized Losses, other than Excess Losses, allocable to such Class on or after the Cross-Over Date. The pass-through rate (the "Pass-through Rate") for each Class of Offered Certificates is the percentage set forth on page S-4 of this prospectus supplement. Interest on each Class of Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  No interest will accrue on the Class A-PO Certificates of any Group.

  The "Principal Balance" of a Class of Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates, less (i) all amounts previously distributed on such Class in reduction of the principal balance of such Class and (ii) such Class's pro rata share of the principal portion of Excess Losses allocated through such Determination Date to the holders of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) in the manner described herein under "-- Subordination of Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Principal Balance of a Class of Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) may be subject to further reduction (if clause (a) is greater than clause (b)) or an increase (if clause (b) is greater than clause (a)) in an amount equal to such Class's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance for the related Group as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the related Loan Group for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the related Loan Group for the preceding Distribution Date. Any pro rata allocation among the Classes of Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) described in this paragraph will be made among such Classes on the basis of their then-outstanding Principal Balances.

  The "Principal Balance" of the Class A-PO Certificates of a Group as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to the holders of such Class A-PO Certificates pursuant to clause
(a) priority third clause (B) and clause (a) priority fourth of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Losses allocated through such Determination Date to such Class A-PO Certificates in the manner described herein under "-- Subordination of Class B Certificates -- Allocation of Losses." After the Cross-Over Date, the Principal Balance of the Class A-PO Certificates of a Group will equal the Adjusted Pool Amount (PO Portion) for the related Loan Group for the preceding Distribution Date.

  The "Principal Balance" of a Class of Class B Certificates as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Class in reduction of the principal balance thereof and (ii) the principal portion of Excess Losses allocated through such Determination Date to the holders of such Class B Certificates in the manner described under "-- Subordination of Class B Certificates -- Allocation of Losses." The Principal Balance of the most subordinate Class of Class B Certificates then outstanding may be subject to a further reduction or an increase so that its Principal Balance will equal the difference, if any, between the sum of the Adjusted Pool

Amounts as of the preceding Distribution Date and the sum of (i) the Principal Balances of the Class A Certificates and (ii) the Principal Balances of the Classes of Class B Certificates with lower numerical designations, each as of such Determination Date.

  Notwithstanding the definitions of Principal Balance, no Principal Balance of a Class on any Determination Date may exceed the initial Principal Balance of such Class less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

  A Recovery with respect to a loss on a Mortgage Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding Classes of Certificates. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount, the Principal Balance of the most subordinate corresponding Class then outstanding (which may not be the Class that originally bore the loss if such Class is no longer outstanding) may be increased through the application of the definitions of "Principal Balance" set forth above or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

  A "Recovery" is an amount received in respect of principal which has previously been allocated as a Realized Loss to a Class of Certificates.

  The "Class A Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of such Group as of such date.

  The "Class A Non-PO Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) as of such date.

  The "Class B Principal Balance" as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates as of such date.

  The "Aggregate Principal Balance" as of any date will be equal to the sum of the Class A Principal Balances and the Class B Principal Balance as of such date.

  The "Aggregate Non-PO Principal Balance" as of any date will be equal to the sum of the Class A Non-PO Principal Balances and the Class B Principal Balance as of such date.

  With respect to any Distribution Date and any Loan Group, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates,
(ii) the principal portion of all Liquidated Loan Losses incurred on the Mortgage Loans in such Loan Group for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

  With respect to any Distribution Date and any Loan Group, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan in such Loan Group outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loan for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

  The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Servicing of the Mortgage Loans -- Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

  When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is received. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayments In Full") are referred to herein as "Prepayment Interest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trust Administrator for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing Fees) an amount (such amount, "Compensating Interest") equal to the lesser of (i) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the aggregate of the Scheduled Principal Balances of the Mortgage Loans for such Distribution Date and (Y) the Available Master Servicing Compensation for such Distribution Date.

  The "Available Master Servicing Compensation" for any Distribution Date will be equal to the sum of (a) the Master Servicing Fee for such Distribution Date,
(b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and deposited in the Certificate Account (which amount of interest with respect to Prepayments in Full on the Mortgage Loans serviced by WFHM is expected to be zero unless the Remittance Date for such Mortgage Loans changes as described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing") and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by WFHM, "Month End Interest" for each Distribution Date will be equal to the lesser of (i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by WFHM and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans serviced by WFHM. With respect to the Mortgage Loans serviced by each Other Servicer, "Month End Interest" for each Distribution Date depends in part on whether such Other Servicer is required to remit to the Master Servicer Prepayments in Full for deposit into the Certificate Account daily on a specified business day following the receipt thereof. "Month End Interest" of Other Servicers will generally equal the lesser of (a) (i) with respect to Other Servicers required to remit Prepayments in Full on a daily basis, the aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer or
(ii) with respect to Other Servicers not required to remit Prepayments in Full on a daily basis, the sum of the aggregate Prepayment Interest Shortfalls and aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer and (b) the sum of (X) for each Mortgage Loan serviced by such Other Servicer, the product of 1/12th of the Servicing Fee Rate and the scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of such Mortgage Loan serviced by such Other Servicer and
(Y) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date (other than with respect to mortgage loans serviced by MLCC, Bank of America, N.A. and Countrywide Home Loans, Inc.). As described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," a Servicer not currently remitting Prepayments in Full on a daily basis may agree to begin to do so at some time in the future and, in conjunction therewith, the amount of Month End Interest such Servicer is required to remit may be decreased or such Servicer may be relieved of its obligation to remit any Month End Interest. If an Other Servicer that is not currently remitting Prepayments in Full on a daily basis begins to do so, any such change may have an impact on the amount of Compensating Interest by increasing the amount described in clause (b) of the definition of Available Master Servicing Compensation and decreasing the amount described in clause (c) of the definition thereof. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  As to any Distribution Date, Prepayment Interest Shortfalls to the extent that they exceed Compensating Interest are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the sum of the then-outstanding Class A Non-PO Principal Balances by the Aggregate Non-PO Principal Balance and
(ii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the Aggregate Non-PO Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A or Class B Certificates will be allocated among such Classes of Class A or Class B Certificates, as the case may be, pro rata on the basis of their respective Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled Principal Receipts with respect to the Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates based on interest accrued. See "-- Subordination of Class B Certificates" herein. After the Cross-Over Date all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Certificates.

  The interest portion of any Excess Losses will be allocated among the Class A Certificates of the related Group and the Class B Certificates pro rata based on
(i) in the case of the Class A Certificates, their respective Interest Accrual Amounts and (ii) in the case of the Class B Certificates, interest accrued on their respective Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Allocations of the interest portion of Realized Losses (other than Excess Losses) first to the Classes of Class B Certificates in reverse numerical order will result from the priority of distributions first to the holders of the Class A Certificates and then to the holders of the Classes of Class B Certificates in numerical order of the Pool Distribution Amount as described above under "-- Distributions."

  On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribution Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount") will be added to the amount of interest distributable on such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance is greater than zero. No interest will accrue on any Interest Shortfall Amounts. Under certain circumstances the unpaid Interest Shortfall Amounts for a Group of Class A Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates in reverse order of priority. See "-- Cross-Collateralization" below.

Principal (Including Prepayments)

  The principal balance of a Certificate at any time is equal to the product of the related Class's Principal Balance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate and (ii) in the case of the Class II-A-R Certificate any additional amounts to which the holder of such Certificate may be entitled as described below under "-- Additional Rights of the Class II-A-R Certificateholder") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate.

The approximate initial Principal Balance of each Class of Certificates is set forth on page S-4 of this prospectus supplement.

  Calculation of Amount to be Distributed on the Certificates

  Distributions in reduction of the Principal Balance of each Group of Class A Certificates (other than the Class A-PO Certificates of such Group) will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount for such Group. The "Class A Non-PO Principal Distribution Amount" with respect to any Group and any Distribution Date will be equal to the amount distributed pursuant to clause (a) priority third clause (A) of the Pool Distribution
Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group.

  Distributions in reduction of the Principal Balance of the Class A-PO Certificates of a Group will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount for such Group. The "Class A-PO Distribution Amount" with respect to any Group and any Distribution Date will be equal to the sum of (i) the amount distributed with respect to such Group pursuant to clause (a) priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Principal Amount for such Group and (ii) the amount distributed with respect to such Group pursuant to clause (a) priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount for such Group.

  Distributions in reduction of the Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be made on each Distribution Date first to the Class B-1 Certificates, second to the Class B-2 Certificates, third to the Class B-3 Certificates, fourth to the Class B-4 Certificates, fifth to the Class B-5 Certificates and then to the Class B-6 Certificates, pursuant to clause (b) (C) of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Class (each, a "Class B Principal Distribution Amount") up to the Class B Optimal Principal Amount for such Class.

  The "Class A Non-PO Optimal Principal Amount" for each Group, the "Class B Loan Group I Optimal Principal Amount," the "Class B Loan Group II Optimal Principal Amount" and the "Class B Loan Group III Optimal Principal Amount" (each, a "Class B Loan Group Optimal Principal Amount") for each Class of Class B Certificates and the "Class A-PO Optimal Principal Amount" for each Group with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of:

  (A) (i) in the case of the Class A Non-PO Optimal Principal Amounts, the Class B Loan Group I Optimal Principal Amounts, the Class B Loan Group II Optimal Principal Amounts and the Class B Loan Group III Optimal Principal Amounts, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amounts, the PO Fraction for such Mortgage Loan; and

  (B) the sum of:

       (i) the applicable Class Percentage of (x) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (y) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan;

       (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

       (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein; and

       (iv) the applicable Class Percentage of the excess of the unpaid principal balance of any Mortgage Loan for which a Mortgage Loan was substituted during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" and "-- Optional Substitutions" in the prospectus.

  In addition, the Class A-PO Certificates of a Group will be entitled to receive as part of their optimal principal amount the PO Fraction of each Recovery with respect to the related Loan Group in an aggregate amount not exceeding the Class A-PO Deferred Amount for such Group. The Class A Certificates (other than the Class A-PO Certificates) of a Group and each Class of Class B Certificates will be entitled to receive as part of their optimal principal amount their applicable Class Prepayment Percentage of such Recoveries not allocated to the Class A-PO Certificates of the related Group.

  The "Class Percentage" will equal (i) the applicable Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Loan Group I Optimal Principal Amount, the Class B Loan Group II Optimal Principal Amount and the Class B Loan Group III Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

  The "Class Prepayment Percentage" will equal (i) the applicable Class A Prepayment Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Prepayment Percentage, in the case of the calculation of the Class B Loan Group I Optimal Principal Amount, the Class B Loan Group II Optimal Principal Amount and the Class B Loan Group III Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for a Group.

  The "Class B Optimal Principal Amount" for a Class of Class B Certificates is equal to the sum of the Class B Loan Group I Optimal Principal Amount, the Class B Loan Group II Optimal Principal Amount and the Class B Loan Group III Optimal Principal Amount for such Class.

  The "Class A-PO Deferred Amount" for any Group and any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class A-PO Optimal Principal Amount for such Group for all prior Distribution Dates exceeds the amounts distributed to the Class A-PO Certificates of such Group on such prior Distribution Dates pursuant to clause
(a) priority third clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class A-PO Certificates of such Group as described in "-- Subordination of Class B Certificates -- Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan in the related Loan Group which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Losses and (B) amounts distributed on the Class A-PO Certificates of such Group on prior Distribution Dates pursuant to clause (a) priority fourth of the Pool Distribution Amount Allocation. On or after the Cross-Over Date, the Class A-PO Deferred Amount for each Group will be zero. No interest will accrue on any Class A-PO Deferred Amount.

  The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates or any Class of Class B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Losses). The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any Class (other than the Class A-PO Certificates) senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

  The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs or any Deficient Valuations occurring during the period corresponding to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such preceding Distribution Date.

  A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. However, a loan will be considered a Liquidated Loan if a PMI Advance has been made. See "-- PMI Advances" herein. A "Liquidated Loan Loss" on a Liquidated Loan for any Distribution Date is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the prospectus under "Servicing of the Mortgage Loans -- Insurance Policies" and
(ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator, the Master Servicer or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding.

  The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by 7.500%, but will not be greater than 1.0.

  The "Pool Balance (Non-PO Portion)" for any Loan Group and any Distribution Date is the sum for each outstanding Mortgage Loan in such Loan Group of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

  The "PO Fraction" with respect to any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan with a Net Mortgage Interest Rate less than 7.500% (a "Group I Discount Mortgage Loan," "Group II Discount Mortgage Loan" or "Group III Discount

  Mortgage Loan," as applicable, and each, a "Discount Mortgage Loan") will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan of a Group that is not a Discount Mortgage Loan (a "Group I Premium Mortgage Loan," "Group II Premium Mortgage Loan" or "Group III Premium Mortgage Loan," as applicable, and each, a "Premium Mortgage Loan") will be zero.

  The "Pool Balance (PO Portion)" for any Loan Group and any Distribution Date is the sum for each outstanding Mortgage Loan in such Loan Group of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date.

  The "Class A Percentage" for any Group and any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance for such Group as of such date (before taking into account distributions in reduction of Principal Balance on such date) by the Pool Balance (Non-PO Portion) for the related Loan Group. The Class A Percentage for the Group I-A Certificates for the first Distribution Date will be approximately 92.94%. The Class A Percentage for the Group II-A Certificates for the first Distribution Date will be approximately 92.99%. The Class A Percentage for the Group III-A Certificates for the first Distribution Date will be approximately 92.98%. The Class A Percentage for each Group and any Distribution Date occurring after the Cross-Over Date will be 100%.

  The "Class A Prepayment Percentage" for each Group and any Distribution Date will be the percentage indicated below:



Distribution Date Occurring In                   Class A Prepayment Percentage
------------------------------               -----------------------------------

November 2000 through October 2005.......... 100%;
November 2005 through October 2006.......... the applicable Class A Percentage, plus 70% of the applicable
                                              Subordinated Percentage;
November 2006 through October 2007.......... the applicable Class A Percentage, plus 60% of the applicable
                                              Subordinated Percentage;
November 2007 through October 2008.......... the applicable Class A Percentage, plus 40% of the applicable
                                              Subordinated Percentage;
November 2008 through October 2009.......... the applicable Class A Percentage, plus 20% of the applicable
                                              Subordinated Percentage; amd
November 2009 and thereafter................ the applicable Class A Percentage;


provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage for any Group exceeds the related initial Class A Percentage, the Class A Prepayment Percentage for all three Groups for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for any Group will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in any Loan Group that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the applicable Group Subordinate Amount or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans in any Loan Group exceed the percentages of the applicable Group Subordinate Amount as of the Cut-Off Date (with respect to each Loan Group the "Original Group Subordinate Amount") indicated below:



                                                                  Percentage of
                                                                  Original Group
                                                                   Subordinate
Distribution Date Occurring In                                        Amount
------------------------------                                    --------------

November 2005 through October 2006...............................       30%
November 2006 through October 2007...............................       35%
November 2007 through October 2008...............................       40%
November 2008 through October 2009...............................       45%
November 2009 and thereafter.....................................       50%



  If on any Distribution Date the allocation to the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) of full and partial principal prepayments and other amounts in the percentage required in the preceding paragraph would reduce the outstanding Class A Non-PO Principal Balance for such Group below zero, the Class A Prepayment Percentage with respect to such Group for such Distribution Date will be limited to the percentage necessary to reduce such Class A Non-PO Principal Balance to zero. In addition, once the Principal Balances of the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) have been reduced to zero, the Class A Prepayment Percentage for such Group will be 0%. The tests described in the preceding paragraph will be performed with respect to each Loan Group even if the Principal Balance of the related Group of Class A Certificates (other than the Class A-PO Certificates of such Group) has been reduced to zero.

  This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans in the related Loan Group evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates in a Loan Group relative to that of the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group) is intended to preserve the availability of the subordination provided by the Class B Certificates. See "-- Subordination of Class B Certificates" below. The "Subordinated Percentage" for any Loan Group and any Distribution Date will be calculated (i) for Loan Group I, as the difference between 100% and the Class
A Percentage for the Group I-A Certificates for such date, (ii) for Loan Group II, as the difference between 100% and the Class A Percentage for the Group II-A Certificates for such date and (iii) for Loan Group III, as the difference between 100% and the Class A Percentage for the Group III-A Certificates for such date. The "Subordinated Prepayment Percentage" for any Loan Group and for any Distribution Date will be calculated (i) for Loan Group I, as the difference between 100% and the Class A Prepayment Percentage for the Group I-A Certificates for such date, (ii) for Loan Group II, as the difference between 100% and the Class A Prepayment Percentage for the Group II-A Certificates for such date and (iii) for Loan Group III, as the difference between 100% and the Class A Prepayment Percentage for the Group III-A Certificates for such date.

  The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class B Certificates and for any Loan Group and any Distribution Date will equal that portion of the Subordinated Percentage for such Loan Group and Subordinated Prepayment Percentage for such Loan Group, as the case may be, represented by the fraction the numerator of which is the then-outstanding Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates entitled to principal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Percentage for such Class will both be 0% with respect to such Distribution Date.

  In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentages and Class B Prepayment Percentages of the Classes of Class B Certificates that are senior to such subordinated Classes for such Distribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

  The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Non-PO Principal Balance. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Principal Balances of the Classes of Certificates that are subordinate to such Class by the then-outstanding Aggregate Non-PO Principal Balance.

  The following table sets forth the expected approximate Original Fractional Interest for each Class of Class B Certificates on the date of issuance of the Certificates.

                                                                     Approximate
                                                                        Original
                                                                      Fractional
   Class                                                              Interest
   -----                                                             -----------

   B-1..............................................................    4.36%
   B-2..............................................................    2.76%
   B-3..............................................................    1.45%
   B-4..............................................................    0.80%
   B-5..............................................................    0.55%
   B-6..............................................................     N/A

 Allocation of Amount to be Distributed on the Class A Certificates

  Group I-A Certificates

  On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be distributed to the Class I-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

  Group II-A Certificates

  On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) sequentially as follows:

first, to the Class II-A-R Certificate, until the Principal Balance thereof has been reduced to zero; and

second, to the Class II-A-1 Certificates, until the Principal Balance thereof has been reduced to zero.

  Group III-A Certificates

  On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount for the Group III-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group III-A Certificates (other than the Class III-A-PO Certificates) sequentially as follows:

  first, to the Class III-A-1 Certificates, until the Principal Balance thereof has been reduced to zero;

  second, to the Class III-A-2 Certificates, until the Principal Balance thereof has been reduced to zero; and

  third, to the Class III-A-3 Certificates, until the Principal Balances thereof has been reduced to zero.

  Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-Over Date, the Class A Non-PO Principal Distribution Amount for a Loan Group will be distributed among the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group) pro rata in accordance with their respective outstanding Principal Balances without regard to either the proportions or the priorities set forth above.

  Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

Cross-Collateralization

  On each Distribution Date prior to the Cross-Over Date but on or after the date on which the Principal Balances of the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) have been reduced to zero, amounts otherwise distributable as principal on the Class B Certificates, in reverse order of priority, from their applicable Apportioned Class B

Principal Distribution Amounts, will be paid as principal to the remaining Class A Certificates (other than the Class A-PO Certificates) in accordance with the priorities set forth for the applicable Group under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 8.25% or (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group delinquent 60 days or more over the last six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. If the Class A Certificates (other than the Class A-PO Certificates) of two Groups remain outstanding, the distributions described above will be made to the Class A Certificates (other than the Class A-PO Certificates) of the two Groups in proportion to the aggregate Principal Balance of such Class A Certificates of each such Group (after giving effect to distributions to the Class A Certificates on such Distribution Date pursuant to the Pool Distribution Amount Allocation).

  With respect to each Class of Class B Certificates and any Distribution Date, the "Apportioned Class B Principal Distribution Amount" will equal the product of (i) the applicable Class B Principal Distribution Amount less any amounts needed to pay any Class A-PO Deferred Amounts and (ii) the applicable Apportionment Fraction.

  In the event the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) of one or two Groups have been reduced to zero, the applicable "Apportionment Fraction" for a Class of Class B Certificates will equal a fraction the numerator of which is equal to the Class B Loan Group Optimal Principal Amount or the sum of the Class B Loan Group Optimal Principal Amounts relating to the Loan Group or Loan Groups for which the Class A Certificates (other than the Class A-PO Certificates) are no longer outstanding and the denominator of which is equal to the applicable Class B Optimal Principal Amount.

  The "Aggregate Subordinate Percentage" at any time will equal the sum of the Principal Balances of the Class B Certificates divided by the sum of the Pool Balances (Non-PO Portion) of the Loan Groups.

  In addition, if on any Distribution Date the Class A Non-PO Principal Balance of a Group of Class A Certificates (after giving effect to distributions to be made on such Distribution Date) is greater than the Pool Balance (Non-PO Portion) of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Class B Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount Allocation (other than amounts needed to pay any Class A-PO Deferred Amounts or unpaid Interest Shortfall Amounts as described below) will be paid as principal to the Class A Certificates (other than the Class A-PO Certificates) of the Undercollateralized Group in accordance with the priorities set forth under "-- Principal (Including Prepayment) -- Allocation of Amount to be Distributed on the Class A Certificates," until the aggregate Principal Balance of the Class A Certificates (other than the Class A-PO Certificates) of the Undercollateralized Group equals the Pool Balance (Non-PO Portion) of the related Loan Group. In addition, the amount of any unpaid Interest Shortfall Amounts with respect to the Undercollateralized Group (including any Interest Shortfall Amount for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class B

Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount Allocation (other than any amounts needed to pay any Class A-PO Deferred Amounts); such amount will be paid to the Undercollateralized Group in accordance with clause (a) priority second of the Pool Distribution Amount Allocation. If two Groups are Undercollateralized Groups, the distributions described above will be made pro rata in proportion to the amount by which the aggregate Principal Balance of the Class A Certificates (other than the Class A-PO Certificates) of each such Group exceeds the Pool Balance (Non-PO Portion) of the related Loan Group.

Additional Rights of the Class II-A-R Certificateholder

  The Class II-A-R Certificate will remain outstanding for as long as the Trust Estate shall exist, whether or not such Class is receiving current distributions of principal or interest. The holder of the Class II-A-R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust Estate, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

  In addition, the Class II-A-R Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amounts remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed portion of the Pool Distribution Amounts.

Periodic Advances

  If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the related Servicer will, in certain circumstances, be required to advance on or before the related Distribution Date for the benefit of holders of the Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's failure to make a Periodic Advance required by the Underlying Servicing Agreement, the Trust Administrator if such Servicer is WFHM, or the Master Servicer, if such Servicer is not WFHM, will be required to make such Periodic Advance. In addition, if under the terms of the applicable Underlying Servicing Agreement, an Other Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer will, under certain circumstances, be required to make such Periodic Advances.

  The Underlying Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer, the Master Servicer or the Trust Administrator, as applicable, at any time from funds available in the Servicer Custodial Account or the Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or the Trust Administrator, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

PMI Advances

  If a Servicer has recovered all Liquidation Proceeds with respect to a Mortgage Loan other than amounts it expects to receive from a primary mortgage insurer, the Servicer may, if the applicable Underlying Servicing Agreement so provides, advance the amount expected to be received from the primary mortgage insurer (a "PMI Advance"). If a PMI Advance is made, the Mortgage Loan will be considered a Liquidated Loan and the PMI Advance will be considered a part of the Liquidation Proceeds. The Servicer will be entitled to reimbursement for the PMI Advance from the amounts received from the primary mortgage insurer. In the event that the amount received from the primary mortgage insurer is less than the related PMI Advance, the Servicer will be entitled to recover the amount of the unreimbursed PMI Advance from any other funds on deposit in the Servicer Custodial Account.

Restrictions on Transfer of the Class II-A-R and Class B Certificates

  The Class II-A-R Certificate will be subject to the following restrictions on transfer, and the Class II-A-R Certificate will contain a legend describing such restrictions.

  The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code") impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership," as defined in the prospectus) with respect to the Class II-A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class II-A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trust Administrator an affidavit (or, to the extent acceptable to the Trust Administrator, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the prospectus) and is not purchasing the Class II-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trust Administrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class II-A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class II-A-R Certificate as such taxes become due and (iv) will not transfer the Class II-A-R Certificate to any person or entity that does not provide a similar affidavit or letter. The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

  In addition, the Class II-A-R Certificate may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class II-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trust Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would require the transferor of the Class II-A-R Certificate to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability in order to meet the safe harbor against the possible disregard of such transfer. Because the foregoing regulations are in proposed form, as well as the fact that the proposed payment is not mandatory but would provide safe harbor protection, the Pooling and Servicing Agreement will not require that such payment be made as a condition to transfer of the Class II-A-R Certificate. The holder of the Class II-A-R Certificate is advised to consult its tax advisor as to whether and in what form the proposed regulations become finalized and whether or in what amount any such payments should be made upon transfer thereof either prior to or following finalization of such regulation. See "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

  The Class II-A-R Certificate may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the prospectus.

  Under current law the purchase and holding of the Class B Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class B Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trust Administrator and the Seller stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition, and the purchase and holding of such Certificates by the transferee are covered by Sections I and III of PTE 95-60, or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trust Administrator and the Seller that the purchase or holding of the Class B Certificates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Seller, the Master Servicer, the Trustee or the Trust Administrator to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (B) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer. The Class B Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. The DOL has proposed amendments to the Exemption described herein under "ERISA Considerations" that may affect these restrictions. See "ERISA Considerations" herein and in the prospectus.

Reports

  The Master Servicer will include in the Monthly Report delivered to holders of Class A and Class B Certificates with respect to each Distribution Date the information specified in the prospectus under "The Pooling and Servicing Agreement -- Reports to Certificateholders," which information will be set forth with respect to each Loan Group, where applicable.

  Copies of the foregoing reports are available upon written request to the Trust Administrator at its corporate trust office. See "Pooling and Servicing Agreement -- Trust Administrator" herein.

Subordination of Class B Certificates

  The rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Classes of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Classes of Class B Certificates with lower numerical designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates or if Excess Losses occur, all or a portion of such losses will be borne by such Class of Certificates.

  The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the Pool Distribution Amounts with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the more junior Classes of Certificates. Because of the priority in which the Class A Non-PO Principal Distribution Amount for a Group is allocated among the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group), the application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Class of Class A Certificates is entitled to distributions in reduction of Principal Balance will decrease the protection provided by the subordination to any such Class.

  Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

Allocation of Losses

  Realized Losses (other than Excess Losses) on the Mortgage Loans in a Loan Group will not be allocated to the holders of the Class A Certificates of the related Group until the date on which the aggregate Principal Balance of the Subordinated Certificates has been reduced to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated to the Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

  Allocations to the Classes of Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trust Administrator does not advance, (iv) any interest shortfalls or losses resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act and Similar Laws" in the prospectus and
(v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full) with respect to Mortgage Loans will result from the priority of distributions of the Pool Distribution Amounts first to the Class A Certificates and then to the Classes of Class B Certificates in numerical order as described above under "-- Distributions."

  The allocation of the principal portion of Realized Losses (other than Excess Losses) in respect of the Mortgage Loans in a Loan Group allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the applicable Class A Non-PO

Principal Balance and the Principal Balance of the related Class A-PO Certificates such that (i) such Class A Non-PO Principal Balance equals the Adjusted Pool Amount for the related Loan Group less the Adjusted Pool Amount (PO Portion) for such Loan Group as of the preceding Distribution Date and (ii) the Principal Balance of such Class A-PO Certificates equals the Adjusted Pool Amount (PO Portion) for such Loan Group as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to a Group of Class A Certificates (other than the Class A-PO Certificates of such Group) will be allocated to such outstanding Classes of Class A Certificates pro rata in accordance with their Principal Balances. The interest portion of any Realized Loss allocated to a Group on or after the Cross-Over Date will be allocated among the outstanding Classes of Class A Certificates of such Group pro rata in accordance with their respective Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each such Class pro rata in accordance with their respective Percentage Interests.

  If due to losses on the Mortgage Loans in a Loan Group the applicable Pool Distribution Amount is not sufficient to cover the applicable Class A Non-PO Optimal Principal Amount on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans in such Loan Group to which the holders of the related Group of Class A Certificates (other than the Class A-PO Certificates of such Group) will be entitled (i.e., the applicable Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class B Certificates in future payments of principal on the Mortgage Loans in such Loan Group.

  Special Hazard Losses, Fraud Losses and Bankruptcy Losses, other than Excess Losses, will be allocated solely to the Classes of Class B Certificates in reverse numerical order. Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, respectively, are "Excess Special Hazard Losses," "Excess Fraud Losses" and "Excess Bankruptcy Losses," respectively, and are referred to herein collectively as "Excess Losses."

  Any Excess Losses on the Mortgage Loans in a Loan Group will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Classes of Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group) and the Class B Certificates pro rata based on their outstanding Principal Balances or, in the case of the Class B Certificates, the applicable Apportioned Principal Balances in proportion to the Non-PO Fraction of such losses and (b) in respect of Discount Mortgage Loans, to the Class A-PO Certificates of the related Group in proportion to the PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A and Class B Certificates pro rata based on interest accrued in the case of the Class A Certificates or the interest that would accrue on the Class B Certificates based on the applicable Apportioned Principal Balance in the case of the Class B Certificates by reducing their respective Interest Accrual Amounts. The principal portion of any such losses so allocated to the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) will be allocated to such outstanding Classes of Class A Certificates of such Group pro rata in accordance with their then-outstanding Principal Balances. Any losses allocated to a Class of Certificates will be allocated among the outstanding Certificates within such Class pro rata in accordance with their respective Percentage Interests.

  The "Apportioned Principal Balance" of any Class of Class B Certificates for purposes of allocating Excess Losses on the Mortgage Loans in a Loan Group will equal the Principal Balance of the Class of Class B Certificates multiplied by a fraction the numerator of which is the applicable Group Subordinate Amount and the denominator of which is the sum of the Group Subordinate Amounts. The "Group Subordinate Amount" with respect to any Loan Group is equal to the excess of the Pool Balance (Non-PO Portion) for such Loan Group over the Class A Non-PO Principal Balance of the related Group of Class A Certificates.

  Upon initial issuance of the Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.37% (approximately $2,003,902) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that which is necessary to maintain the original ratings assigned to the Class A and Class B Certificates by the applicable Rating Agencies, as evidenced by letters to that effect delivered by such Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately 3.00% (approximately $4,392,642) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amount of Fraud Losses allocated solely to the Class B Certificates since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

  Upon initial issuance of the Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.11% (approximately $164,012) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution
Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy
Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Certificates by it. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

  Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trust Administrator and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

  As a result of the mechanism described above, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be borne solely by the Class B Certificates to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which will be allocated first to the Class B Certificates in reverse numerical order to the full extent of their initial Principal Balances.

                    DESCRIPTION OF THE MORTGAGE LOANS/(1)/

General

  The mortgage loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one-to-four-family, residential first mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be divided into three loan groups ("Loan Group I," "Loan Group II" and "Loan Group III" and each a "Loan Group"). The Mortgage Loans in Loan Group I are sometimes referred to as the "Group I Mortgage Loans," the Mortgage Loans in Loan Group II are sometimes referred to as the "Group II Mortgage Loans" and the Mortgage Loans in Loan Group III are sometimes referred to as the "Group III Mortgage Loans." Substantially all of the Group I Mortgage Loans will have original terms to maturity of approximately 15 years. Substantially all of the Group II Mortgage Loans will have original principal balances less than or equal to the Loan Purchase Limits and original terms to maturity of approximately 30 years. Substantially all of the Group III Mortgage Loans will have original principal balances exceeding the Loan Purchase Limits and original terms of maturity of approximately 30 years. Certain of the Group II Mortgage Loans and Group III Mortgage Loans were made in connection with the relocation of employees of various corporate employers. The "Loan Purchase Limits" will be (i) $252,700 for Mortgage Loans on one-family properties; (ii) $323,400 for Mortgage Loans on two-family properties; (iii) $390,900 for Mortgage Loans on three-family properties; and (iv) $485,800 for Mortgage Loans on four-family properties. In addition, these Loan Purchase Limits will be 50% greater for properties located in Alaska and Hawaii. The Mortgage Loans are expected to be secured by first liens (the "Mortgages") on one-to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described below and in the prospectus. Wells Fargo Asset Securities Corporation (the "Seller") will transfer the Mortgage Loans to the Trust.

------------------
(1) The descriptions in this prospectus supplement of the Loan Groups and the properties securing the Mortgage Loans to be included in the Loan Groups are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the related Loan Group (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in such Loan Group. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the related Loan Groups as it will be constituted at the time the Certificates are issued, although the aggregate principal balance of the Mortgage Loans included in each Loan Group as of the Cut-Off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in a Loan Group may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute a Loan Group on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the prospectus.

Pledged Asset Mortgage Loans

  Certain of the Group I Mortgage Loans and Group II Mortgage Loans serviced by Merrill Lynch Credit Corporation ("MLCC") are either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third party guarantee (usually of a parent of the borrower), which is in turn secured by a security interest in collateral (generally securities) owned by such guarantor (any such loans, "Pledged Asset Mortgage Loans," and any such collateral "Additional Collateral"). The amount of such Additional Collateral generally does not exceed 30% of the original principal balance of the Mortgage Loan. The requirement to maintain Additional Collateral terminates when the principal balance of the Mortgage Loan is paid down to a predetermined amount. The pledge agreement and the security interest in such Additional Collateral will be assigned to the Trustee. It is anticipated that, in the event of a loss upon the liquidation of a Pledged Asset Mortgage Loan, MLCC will attempt to realize on the related security interest. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. In no event will the Trust Estate be permitted to acquire ownership of the Additional Collateral. Pursuant to the terms of the Underlying Servicing Agreement, MLCC will continue to administer the Additional Collateral even if MLCC is no longer the Servicer of the Pledged Asset Mortgage Loans. Ambac Assurance Corporation (the "Surety Bond Provider") has previously issued a limited purpose surety bond (the "Limited Purpose Surety Bond"), which is intended to guarantee payment to the Trust Estate of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on the related Pledged Asset Mortgage Loan upon liquidation. The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as voidable preferences under applicable law. Although the Limited Purpose Surety Bond is limited in amount (the "Maximum Amount"), the Seller has been advised by the Surety Bond Provider that the Maximum Amount is, and will be, sufficient to cover all potential claims on behalf of the Trust Estate with respect to the Additional Collateral securing the Pledged Asset Mortgage Loans and on behalf of other assignees of additional collateral securing similar mortgage loans from MLCC covered by such Limited Purpose Surety Bond.

Mortgage Loan Underwriting

  Approximately 24.61% (by aggregate unpaid principal balance as of the Cut-Off
Date) of the Group I Mortgage Loans, approximately 38.15% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Group II Mortgage Loans and approximately 45.78% (by aggregate unpaid principal balance as of the Cut-Off
Date) of the Group III Mortgage Loans were originated in conformity with WFHM's general underwriting standards (the "General Standards") or modified underwriting standards (the "Modified Standards" and together with the General Standards, the "Underwriting Standards") described in the prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- General Standards" and "--Modified

Standards" and as applied by WFHM, or by eligible originators to whom WFHM had delegated all underwriting functions. In certain instances, exceptions to the Underwriting Standards may have been granted by WFHM. The remaining approximate 75.39% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Group I Mortgage Loans, approximate 61.85% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Group II Mortgage Loans and approximate 54.22% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Group III Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten in connection with bulk purchase transactions under underwriting standards which may vary from the Underwriting Standards. WFHM will have reviewed the underwriting standards applied by the originators in connection with Bulk Purchase Underwritten Loans and, except as described above under "--Pledged Asset Mortgage Loans" with respect to Pledged Asset Mortgage Loans, will have determined that such standards did not depart materially from the Underwriting Standards. Neither the Seller nor WFHM has underwritten any of the Bulk Purchase Underwritten Loans.

  The following table sets forth certain characteristics of all the Group I Mortgage Loans, the Group I Premium Mortgage Loans and the Group I Discount Mortgage Loans.

SELECTED GROUP I MORTGAGE LOAN DATA (as of October 1, 2000 (the "Cut-Off Date"))

                                  All               Group I             Group I
                                Group I             Premium            Discount
                               Mortgage            Mortgage            Mortgage
                                 Loans               Loans               Loans
                          -------------------   -------------------   -------------------
Number of Mortgage Loans  84                    74                    10
Aggregate Unpaid
 Principal Balance/(1)/   $11,364,078           $9,751,230            $1,612,848
Range of Unpaid
 Principal Balances/(1)/  $18,131 to $519,004   $18,131 to $519,004   $45,048 to $432,338
Average Unpaid Principal
 Balance/(1)/             $135,287              $131,773              $161,285
Range of Mortgage
 Interest Rates           6.875% to 10.250%     7.875% to 10.250%     6.875% to 7.750%
Weighted Average
 Mortgage Interest
 Rate/(1)/                8.415%                8.593%                7.339%
Weighted Average Net
 Mortgage Interest
 Rate/(1)/                7.439%                7.500%                7.072%
Range of Remaining Terms
 to Stated Maturity       157 to 178 Months     165 to 178 Months     157 to 170 Months
Weighted Average
 Remaining Term to
 Stated Maturity/(1)/     171 Months            172 Months            165 Months
Range of Original Loan-
 to-Value
 Ratios/(1)(2)/           16.67% to 97.00%      16.67% to 97.00%      36.37% to 80.00%
Weighted Average Origi-
 nal Loan-to-Value
 Ratio/(1)(2)/            72.43%                72.57%                71.55%
Number of Mortgage Loans
 with Original Loan-to-
 Value Ratios greater
 than 80% not covered by
 Primary Mortgage
 Insurance/(2)/           4                     4                     0
Mortgage Loans with
 Original Loan-to-Value
 Ratios greater than 80%
 not covered by Primary
 Mortgage Insurance as
 a Percentage of
 Aggregate Unpaid
 Principal
 Balance/(1)(2)/           2.45%               2.85%               0.00%
Weighted Average
 Original Loan-to-Value
 Ratio of Mortgage Loans
 with Original Principal
 Balance greater than
 $600,000/(1)(2)/          0.00%               0.00%               0.00%
Maximum Original Loan-
 to-Value Ratio of
 Mortgage Loans with
 Original Principal
 Balance greater than
 $600,000/(1)(2)/          0.00%               0.00%               0.00%

------------------

(1) Approximate.
(2) With respect to the Pledged Asset Mortgage Loans, the Loan-to-Value Ratio is calculated without regard to any Additional Collateral.

SELECTED GROUP I MORTGAGE LOAN DATA (Cont.)
                                   All            Group I          Group I
                                 Group I          Premium          Discount
                                 Mortgage         Mortgage         Mortgage
                                  Loans            Loans            Loans
                             ---------------- ---------------- ----------------
Geographic Concentration of
 Mortgaged Properties
 securing Mortgage Loans in
 Excess of 5% of the
 Aggregate Unpaid Principal
 Balance/(1)/
    California                 14.54%           12.50%           26.90%
    New York                   13.66%           15.46%           *
    Florida                    8.41%            9.80%            *
    Arizona                    5.09%            5.93%            *
    New Jersey                 *                5.32%            *
    Connecticut                *                *                26.81%
    Michigan                   *                *                18.34%
    Tennessee                  *                *                7.83%
    Colorado                   *                *                6.74%
Maximum Five-Digit Zip Code
 Concentration/(1)/            4.57%            5.32%            26.81%
Earliest Origination Month     November 1998    June 1999        November 1998
Latest Origination Month       July 2000        July 2000        November 1999
Latest Stated Maturity Date    August 1, 2015   August 1, 2015   December 1, 2014
Number of Buy-Down Loans       0                0                0
Buy-Down Loans as a
 Percentage of Aggregate
 Unpaid Principal Balance      0.00%            0.00%            0.00%
Number of Relocation
 Mortgage Loans                0                0                0
Relocation Mortgage Loans
 as a Percentage of
 Aggregate Unpaid Principal
 Balance                       0.00%            0.00%            0.00%
Number of Pledged Asset
 Mortgage Loans                2                2                0
Pledged Asset Mortgage
 Loans as a Percentage of
 Aggregate Unpaid Principal
 Balance/(1)/                  0.70%            0.82%            0.00%
Number of No Ratio Loans       19               16               3
No Ratio Loans as a
 Percentage of Aggregate
 Unpaid Principal
 Balance/(1)/                  18.47%           18.41%           18.85%
Number of Foreign National
 Loans                         0                0                0
Foreign National Loans as a
 Percentage of Aggregate
 Unpaid Principal Balance      0.00%            0.00%            0.00%
Weighted Average FICO
 Score/(1)(2)/                 713              711              728

------------------

(1) Approximate.
(2) Does not include the Mortgage Loans for which FICO Scores are not available.
 *  Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
    Date.

  The following table sets forth certain characteristics of all the Group II Mortgage Loans, the Group II Premium Mortgage Loans and the Group II Discount Mortgage Loans.

SELECTED GROUP II MORTGAGE LOAN DATA
(as of the Cut-Off Date)
                                 All              Group II           Group II
                               Group II           Premium            Discount
                               Mortgage           Mortgage           Mortgage
                                Loans              Loans               Loans
                          ------------------ ------------------ -------------------
Number of Mortgage Loans  878                870                8
Aggregate Unpaid
 Principal Balance/(1)/   $95,945,795        $94,759,482        $1,186,313
Range of Unpaid
 Principal Balances/(1)/  $7,873 to $409,029 $7,873 to $409,029 $40,444 to $308,213
Average Unpaid Principal
 Balance/(1)/             $109,278           $108,919           $148,289
Range of Mortgage
 Interest Rates           6.500% to 10.500%  7.875% to 10.500%  6.500% to 7.750%
Weighted Average
 Mortgage Interest
 Rate/(1)/                9.047%             9.071%             7.128%
Weighted Average Net
 Mortgage Interest
 Rate/(1)/                7.492%             7.500%             6.861%
Range of Remaining Terms
 to Stated Maturity       233 to 359 Months  233 to 359 Months  337 to 347 Months
Weighted Average
 Remaining Term to
 Stated Maturity/(1)/     352 Months         353 Months         342 Months
Range of Original Loan-
 to-Value
 Ratios/(1)(2)/           10.38% to 100.00%  10.38% to 100.00%  47.39% to 97.00%
Weighted Average
 Original Loan-to-Value
 Ratio/(1)(2)/            80.30%             80.35%             75.88%
Number of Mortgage Loans
 with Original Loan-to-
 Value Ratios greater
 than 80% not covered by
 Primary Mortgage
 Insurance/(2)/           9                  9                  0
Mortgage Loans with
 Original Loan-to-Value
 Ratios greater than 80%
 not covered by Primary
 Mortgage Insurance as a
 Percentage of Aggregate
 Unpaid Principal
 Balance/(1)(2)/          1.25%              1.26%              0.00%
Weighted Average
 Original Loan-to-Value
 Ratio of Mortgage Loans
 with Original Principal
 Balance greater than
 $600,000/(1)(2)/         0.00%              0.00%              0.00%
Maximum Original Loan-
 to-Value Ratio of
 Mortgage Loans with
 Original Principal
 Balance greater than
 $600,000/(1)(2)/         0.00%              0.00%              0.00%

------------------

(1) Approximate.
(2) With respect to the Pledged Asset Mortgage Loans, the Loan-to-Value Ratio is calculated without regard to any Additional Collateral.

SELECTED GROUP II MORTGAGE LOAN DATA (Cont.)
                                 All              Group II           Group II
                               Group II           Premium            Discount
                               Mortgage           Mortgage           Mortgage
                                Loans              Loans              Loans
                          ------------------ ------------------ ------------------
 Geographic Concentration
 of Mortgaged Properties
 securing Mortgage Loans
 in Excess of 5% of the
 Aggregate Unpaid
 Principal Balance/(1)/
    California            11.57%             11.47%             20.04%
    Texas                 6.74%              6.82%              *
    Florida               6.38%              6.46%              *
    Arizona               5.31%              5.37%              *
    Georgia               5.01%              5.08%              *
    New Jersey            *                  *                  25.98%
    Washington            *                  *                  14.65%
    Colorado              *                  *                  11.47%
    Ohio                  *                  *                  8.71%
    Maryland              *                  *                  8.24%
    Pennsylvania          *                  *                  7.51%
Maximum Five-Digit Zip
 Code Concentration/(1)/  1.14%              1.15%              25.98%
Earliest Origination
 Month                    October 1998       December 1998      October 1998
Latest Origination Month  August 2000        August 2000        August 1999
Latest Stated Maturity
 Date                     September 1, 2030  September 1, 2030  September 1, 2029
Number of Buy-Down Loans  0                  0                  0
Buy-Down Loans as a
 Percentage of Aggregate
 Unpaid Principal
 Balance                  0.00%              0.00%              0.00%
Number of Relocation
 Mortgage Loans           3                  3                  0
Relocation Mortgage
 Loans as a Percentage
 of Aggregate Unpaid
 Principal Balance/(1)/   0.45%              0.45%              0.00%
Number of Pledged Asset
 Mortgage Loans           1                  1                  0
Pledged Asset Mortgage
 Loans as a Percentage
 of Aggregate Unpaid
 Principal Balance/(1)/   0.10%              0.10%              0.00%
Number of No Ratio Loans  102                100                2
No Ratio Loans as a
 Percentage of Aggregate
 Unpaid Principal

 Balance/(1)/             13.15%             12.96%             28.27%
Number of Foreign
 National Loans           3                  3                  0
Foreign National Loans
 as a Percentage of
 Aggregate Unpaid
 Principal Balance/(1)/   0.38%              0.38%              0.00%
Weighted Average FICO
 Score/(1)(2)/            707                707                721

------------------

(1) Approximate.
(2) Does not include the Mortgage Loans for which FICO Scores are not available.
 *  Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
    Date.

  The following table sets forth certain characteristics of all the Group III Mortgage Loans, the Group III Premium Mortgage Loans and the Group III Discount Mortgage Loans.

SELECTED GROUP III MORTGAGE LOAN DATA
(as of the Cut-Off Date)
                                  All               Group III            Group III
                               Group III             Premium              Discount
                                Mortgage             Mortgage             Mortgage
                                 Loans                Loans                Loans
                          -------------------- -------------------- --------------------
Number of Mortgage Loans  106                  99                   7
Aggregate Unpaid
 Principal Balance/(1)/   $39,111,522          $36,867,948          $2,243,574
Range of Unpaid
 Principal Balances/(1)/  $161,696 to $997,847 $161,696 to $997,847 $255,142 to $497,446
Average Unpaid Principal
 Balance/(1)/             $368,977             $372,404             $320,511
Range of Mortgage
 Interest Rates           7.000% to 9.750%     7.875% to 9.750%     7.000% to 7.750%
Weighted Average
 Mortgage Interest
 Rate/(1)/                8.729%               8.808%               7.425%
Weighted Average Net
 Mortgage Interest
 Rate/(1)/                7.480%               7.500%               7.158%
Range of Remaining Terms
 to Stated Maturity       335 to 360 Months    335 to 360 Months    341 to 347 Months
Weighted Average
 Remaining Term to
 Stated Maturity/(1)/     353 Months           353 Months           344 Months
Range of Original Loan-
 to-Value Ratios/(1)/     21.43% to 95.00%     21.43% to 95.00%     74.03% to 80.00%
Weighted Average
 Original Loan-to-Value
 Ratio/(1)/               75.00%               74.87%               77.04%
Number of Mortgage Loans
 with Original Loan-to-
 Value Ratios greater
 than 80% not covered by
 Primary Mortgage
 Insurance                2                    2                    0
Mortgage Loans with
 Original Loan-to-Value
 Ratios greater than 80%
 not covered by Primary
 Mortgage Insurance as a
 Percentage of Aggregate
 Unpaid Principal
 Balance/(1)/             1.98%                2.10%                0.00%
Weighted Average
 Original Loan-to-Value
 Ratio of Mortgage Loans
 with Original Principal
 Balance greater than
 $600,000/(1)/            68.06%               68.06%               0.00%
Maximum Original Loan-
 to-Value Ratio of
 Mortgage Loans with
 Original Principal
 Balance greater than
 $600,000/(1)/            80.00%               80.00%               0.00%

------------------

(1) Approximate.

                                  All           Group III         Group III
                               Group III         Premium          Discount
                                Mortgage         Mortgage         Mortgage
                                 Loans            Loans             Loans
                            ---------------- ---------------- -----------------

Geographic Concentration
 of Mortgaged Properties
 securing Mortgage Loans
 in Excess of 5% of the
 Aggregate Unpaid
 Principal Balance/(1)/
    California              36.34%           36.83%           28.43%
    New York                8.61%            9.14%            *
    Texas                   5.16%            5.47%            *
    Illinois                5.13%            *                22.17%
    North Carolina          5.12%            5.44%            *
    Maryland                *                5.09%            *
    Virginia                *                *                23.12%
    Hawaii                  *                *                13.78%
    Arizona                 *                *                12.49%
Maximum Five-Digit Zip
 Code Concentration/(1)/    5.12%            5.44%            23.12%
Earliest Origination Month  August 1998      August 1998      February 1999
Latest Origination Month    September 2000   September 2000   September 1999
Latest Stated Maturity
 Date                       October 1, 2030  October 1, 2030  September 1, 2029
Number of Buy-Down Loans    0                0                0
Buy-Down Loans as a
 Percentage of Aggregate
 Unpaid Principal Balance   0.00%            0.00%            0.00%
Number of Relocation
 Mortgage Loans             1                1                0
Relocation Mortgage Loans
 as a Percentage of
 Aggregate Unpaid
 Principal Balance/(1)/     0.77%            0.82%            0.00%
Number of No Ratio Loans    17               16               1
No Ratio Loans as a
 Percentage of Aggregate
 Unpaid Principal
 Balance/(1)/               14.63%           14.69%           13.78%
Number of Foreign National
 Loans                      2                2                0
Foreign National Loans as
 a Percentage of Aggregate
 Unpaid Principal
 Balance/(1)/               1.78%            1.89%            0.00%
Weighted Average FICO
 Score/(1)(2)/              709              710              699

------------------
(1) Approximate.
(2) Does not include the Mortgage Loans for which FICO Scores are not available.
 *  Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
    Date.

Group I Mortgage Loan Data

  Set forth below is a description of certain additional expected characteristics of the Group I Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                             MORTGAGE INTEREST RATES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                  Group I      Unpaid        Unpaid
Mortgage         Mortgage    Principal      Principal
Interest Rate      Loans      Balance        Balance
-------------    --------- -------------- -------------

6.875%..........      1    $   432,337.45      3.80%
7.250%..........      1         45,048.69      0.40
7.375%..........      5        461,641.15      4.06
7.500%..........      2        356,831.16      3.14
7.750%..........      1        316,989.52      2.79
7.875%..........      3        636,233.60      5.60
8.000%..........      3        307,859.59      2.71
8.125%..........     10      1,691,386.71     14.87
8.250%..........      4      1,003,344.35      8.83
8.375%..........      4        573,339.47      5.05
8.500%..........     12      1,358,254.75     11.95
8.625%..........      5      1,081,100.85      9.51
8.750%..........      5        456,126.62      4.01
8.875%..........      5        457,534.58      4.03
9.000%..........      4        287,161.70      2.53
9.250%..........      6        866,277.26      7.62
9.375%..........      5        315,415.77      2.78
9.625%..........      1         88,230.39      0.78
9.750%..........      3        389,290.66      3.43
9.875%..........      2        180,219.49      1.59
10.000%.........      1         39,798.62      0.35
10.250%.........      1         19,655.56      0.17
                    ---    --------------    ------
    Total.......     84    $11,364,077.94    100.00%
                    ===    ==============    ======



                   GROUP I MORTGAGE LOAN DOCUMENTATION LEVELS

                                              Percentage of
                                                  Total
                     Number of   Aggregate      Aggregate
                      Group I     Unpaid         Unpaid
                      Mortgage   Principal      Principal
Documentation Level    Loans      Balance        Balance
-------------------  --------- -------------- -------------

Full
 Documentation..         65    $ 7,810,716.95     68.74%
Income
 Verification...          1         77,733.72      0.68
Asset
 Verification...         18      3,475,627.27     30.58
No Income/No
 Assets.........          0              0.00      0.00
                        ---    --------------    ------
    Total.......         84    $11,364,077.94    100.00%
                        ===    ==============    ======

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Group I Mortgage Loan. Asset, income and mortgage verifications were obtained for Group I Mortgage Loans processed with "full documentation." In the case of "no income/no assets," borrowers did not provide any information regarding their income or asset levels. In most instances, a verification of the borrower's employment was obtained. However, for all of the Group I Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                   Group I      Unpaid        Unpaid
Remaining Stated  Mortgage    Principal      Principal
Term (Months)       Loans      Balance        Balance
----------------  --------- -------------- -------------

157.............       1    $    45,048.69      0.40%
160.............       1        126,256.19      1.11
161.............       1         61,020.42      0.54
162.............       1        116,816.95      1.03
165.............       3      1,057,139.70      9.30
166.............       1        108,737.56      0.96
167.............       5        500,539.28      4.40
168.............       4        544,407.63      4.79
169.............       7      1,385,325.39     12.19
170.............      10      1,250,542.61     11.00
171.............      13      1,559,136.91     13.73
172.............       8        833,900.56      7.34
173.............       8        578,830.45      5.09
174.............       7        869,028.49      7.65
175.............       7        751,698.39      6.61
176.............       6      1,177,867.81     10.36
178.............       1        397,780.91      3.50
                     ---    --------------    ------
    Total.......      84    $11,364,077.94    100.00%
                     ===    ==============    ======



                              YEARS OF ORIGINATION

                                              Percentage of
                                                  Total
                     Number of    Aggregate     Aggregate
                      Group I      Unpaid        Unpaid
                     Mortgage     Principal     Principal
Year of Origination    Loans       Balance       Balance
-------------------  --------- -------------- -------------

1998............          1    $    45,048.69      0.40%
1999............         45      6,628,761.88     58.33
2000............         38      4,690,267.37     41.27
                        ---    --------------    ------
    Total.......         84    $11,364,077.94    100.00%
                        ===    ==============    ======



                              MORTGAGED PROPERTIES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Property           Loans      Balance        Balance
--------         --------- -------------- -------------

Single-family
 detached.......     54    $ 7,715,499.27     67.89%
Two- to four-
 family units...     18      2,219,273.64     19.53
Condominiums
High-rise
 (greater than
 four stories)..      5        324,470.90      2.86
Low-rise (four
 stories or
 less)..........      1         49,746.11      0.44
Planned unit
 developments...      4        745,897.67      6.56
Townhouses......      0              0.00      0.00
Cooperative
 Units..........      2        309,190.35      2.72
Manufactured
 Home...........      0              0.00      0.00
Condotel
High-Rise.......      0              0.00      0.00
Low-Rise........      0              0.00      0.00
                    ---    --------------    ------
    Total.......     84    $11,364,077.94    100.00%
                    ===    ==============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                   Group I      Unpaid        Unpaid
                  Mortgage    Principal      Principal
Geographic Area     Loans      Balance        Balance
---------------   --------- -------------- -------------

Arizona.........       6    $   578,552.97      5.09%
California......       7      1,652,506.17     14.54
Colorado........       4        535,613.25      4.71
Connecticut.....       2        552,830.79      4.86
District of
 Columbia.......       2        253,507.64      2.23
Florida.........       8        955,965.76      8.41
Georgia.........       4        321,493.36      2.83
Illinois........       2        120,152.40      1.06
Indiana.........       1         19,655.56      0.17
Kentucky........       1         61,020.42      0.54
Louisiana.......       1        188,296.95      1.66
Maryland........       1         83,603.39      0.74
Massachusetts...       1         77,733.72      0.68
Michigan........       1        295,810.74      2.60
Missouri........       2        391,962.32      3.45
Nevada..........       2        350,321.40      3.08
New Hampshire...       1         39,798.62      0.35
New Jersey......       1        519,003.05      4.57
New Mexico......       1         48,963.60      0.43
New York........       9      1,552,441.60     13.66
North Carolina..       4        372,186.98      3.28
Ohio............       3        422,499.89      3.72
Oregon..........       3        427,835.40      3.76
Pennsylvania....       2        188,292.08      1.66
South Carolina..       1         45,218.37      0.40
Tennessee.......       2        176,002.30      1.55
Texas...........       5        462,676.31      4.07
Virginia........       3        197,580.85      1.74
Washington......       2        319,121.40      2.81
Wisconsin.......       2        153,430.65      1.35
                     ---    --------------    ------
    Total.......      84    $11,364,077.94    100.00%
                     ===    ==============    ======



                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   Percentage of
                                                                       Total
                                          Number of   Aggregate      Aggregate
Range of                                   Group I      Unpaid        Unpaid
Original Loan-to-                         Mortgage    Principal      Principal
Value Ratio                                 Loans      Balance        Balance
----------------------------------------- --------- -------------- -------------

50% or less..............................      7    $   509,621.30      4.48%
50.01- 55.00%............................      1         45,218.37      0.40
55.01- 60.00%............................      5        954,256.90      8.40
60.01- 65.00%............................     11      1,072,432.99      9.44
65.01- 70.00%............................     13      2,644,012.57     23.27
70.01- 75.00%............................      8      1,189,377.14     10.47
75.01- 80.00%............................     25      3,829,955.99     33.68
80.01- 85.00%............................      2        113,599.17      1.00
85.01- 90.00%............................     10        925,813.51      8.15
90.01- 95.00%............................      1         37,007.10      0.33
95.01-100.00%............................      1         42,782.90      0.38
                                             ---    --------------    ------
    Total................................     84    $11,364,077.94    100.00%
                                             ===    ==============    ======


The Loan-to-Value Ratio of a Group I Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of a Pledged Asset Mortgage Loan is calculated taking into account the value of any Additional Collateral, for purposes of this prospectus supplement, such Loan-to-Value Ratio is calculated without regard to the value of any Additional Collateral. For the purpose of calculating the Loan-to-Value Ratio of any Group I Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Group I Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Real Estate Market Conditions Affect Mortgage Loan Performance" and "-- Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

                                   FICO SCORES

                                                         Percentage of
                                  Number                     Total     Weighted
                                    of      Aggregate      Aggregate   Average
            Range of             Group I      Unpaid        Unpaid     Loan-To-
              FICO               Mortgage   Principal      Principal    Value
             Scores               Loans      Balance        Balance     Ratio
            --------             -------- -------------- ------------- --------

250-300.........................     0    $         0.00      0.00%      0.00%
301-350.........................     0              0.00      0.00       0.00
351-400.........................     0              0.00      0.00       0.00
401-450.........................     0              0.00      0.00       0.00
451-500.........................     0              0.00      0.00       0.00
501-550.........................     1         95,099.32      0.84      70.00
551-600.........................     1        120,493.34      1.06      88.93
601-650.........................     8        773,211.92      6.80      78.00
651-700.........................    22      3,584,337.56     31.54      75.50
701-750.........................    31      3,744,383.19     32.95      71.96
751-800.........................    20      2,949,223.91     25.95      68.30
801-850.........................     1         97,328.70      0.86      40.00
851-900.........................     0              0.00      0.00       0.00
Not Available...................     0              0.00      0.00       0.00
                                   ---    --------------    ------      -----
Total/Weighted Average..........    84    $11,364,077.94    100.00%     72.43%
                                   ===    ==============    ======      =====



"FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Group I Mortgage Loan or more recently. Neither the Seller nor WFHM makes any representations or warranties as to the actual performance of any Group I Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus."

               ORIGINAL GROUP I MORTGAGE LOAN PRINCIPAL BALANCES



                                            Percentage of
                                                Total
Range of           Number of   Aggregate      Aggregate
Original Mortgage   Group I      Unpaid        Unpaid
Loan Principal     Mortgage    Principal      Principal
Balance              Loans      Balance        Balance
----------------   --------- -------------- -------------

Less than or
 equal to
 $200,000.......       66    $ 5,627,808.90     49.52%
$200,001-
 $250,000.......        3        701,249.87      6.17
$250,001-
 $300,000.......        7      1,907,364.30     16.78
$300,001-
 $350,000.......        3        941,791.77      8.29
$350,001-
 $400,000.......        2        750,312.75      6.60
$450,001-
 $500,000.......        2        916,547.30      8.07
$500,001-
 $550,000.......        1        519,003.05      4.57
                      ---    --------------    ------
    Total.......       84    $11,364,077.94    100.00%
                      ===    ==============    ======



                      ORIGINATORS OF GROUP I MORTGAGE LOANS

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Originator         Loans      Balance        Balance

----------       --------- -------------- -------------

WFHM or
 Affiliate......     26    $ 2,334,579.26     20.54%
Other
 Originators....     58      9,029,498.68     79.46
                    ---    --------------    ------
    Total.......     84    $11,364,077.94    100.00%
                    ===    ==============    ======



   It is expected that as of the Cut-Off Date, four of the "Other Originators" will have accounted for approximately 36.31%, 22.40%, 9.18% and 5.49%, respectively, of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. No other single "Other Originator" is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group I Mortgage Loans as of the Cut-Off Date.

                       PURPOSES OF GROUP I MORTGAGE LOANS

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Loan Purpose       Loans      Balance        Balance
------------     --------- -------------- -------------

Purchase........     39    $ 6,111,067.65     53.78%
Equity Take Out
 Refinance......     27      3,435,719.12     30.23
Rate/Term
 Refinance......     18      1,817,291.17     15.99
                    ---    --------------    ------
    Total.......     84    $11,364,077.94    100.00%
                    ===    ==============    ======



   In general, in the case of a Group I Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Group I Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                        OCCUPANCY OF MORTGAGED PROPERTIES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Occupancy Code     Loans      Balance        Balance
--------------   --------- -------------- -------------

Investment
 Property.......     44    $ 5,469,589.77     48.13%
Primary
 Residence......     36      5,510,912.19     48.49
Second Home.....      4        383,575.98      3.38
                    ---    --------------    ------
    Total.......     84    $11,364,077.94    100.00%
                    ===    ==============    ======

Group II Mortgage Loan Data

  Set forth below is a description of certain additional expected characteris-tics of the Group II Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                             MORTGAGE INTEREST RATES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group II      Unpaid        Unpaid
Mortgage         Mortgage    Principal      Principal
Interest Rate      Loans      Balance        Balance
-------------    --------- -------------- -------------

6.500%..........      1    $   173,761.48      0.18%
6.625%..........      1        136,085.28      0.14
6.875%..........      1         40,444.37      0.04
7.000%..........      1        308,212.72      0.32
7.250%..........      2        201,025.83      0.21
7.750%..........      2        326,782.82      0.34
7.875%..........      7      1,276,569.38      1.33
8.000%..........      9      1,338,813.06      1.40
8.125%..........      6        750,505.21      0.78
8.250%..........     20      2,271,603.18      2.37
8.375%..........     27      3,649,089.92      3.80
8.500%..........     41      4,922,135.03      5.13
8.625%..........     31      4,402,937.74      4.59
8.750%..........     69      8,284,518.64      8.63
8.875%..........    113     13,088,322.12     13.65
9.000%..........     79      8,570,765.76      8.93
9.125%..........     51      5,567,234.51      5.80
9.250%..........     82      8,750,309.06      9.12
9.375%..........     76      8,028,261.88      8.37
9.500%..........    103     10,213,370.70     10.64
9.625%..........     49      4,568,163.89      4.76
9.750%..........     38      3,087,052.94      3.22
9.875%..........     47      3,819,286.98      3.98
10.000%.........     11      1,077,101.91      1.12
10.125%.........      4        524,986.93      0.55
10.250%.........      5        385,177.50      0.40
10.375%.........      1         62,919.57      0.07
10.500%.........      1        120,356.12      0.13
                    ---    --------------    ------
    Total.......    878    $95,945,794.53    100.00%
                    ===    ==============    ======



                  GROUP II MORTGAGE LOAN DOCUMENTATION LEVELS

                                              Percentage of
                                                  Total
                     Number of   Aggregate      Aggregate
                     Group II      Unpaid        Unpaid
                     Mortgage    Principal      Principal
Documentation Level    Loans      Balance        Balance
-------------------  --------- -------------- -------------

Full
 Documention....        680    $70,975,261.37     73.98%
Income
 Verification...          3        317,667.67      0.33
Asset
 Verification...        173     22,254,438.03     23.19
No Income/No
 Assets.........         22      2,398,427.46      2.50
                        ---    --------------    ------
    Total.......        878    $95,945,794.53    100.00%
                        ===    ==============    ======



Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Group II Mortgage Loan. Asset, income and mortgage verifications were obtained for Group II Mortgage Loans processed with "full documentation." In the case of "no income/no assets," borrowers did not provide any information regarding their income or asset levels. In most instances, a verification of the borrower's employment was obtained. However, for all of the Group II Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group II      Unpaid        Unpaid
Remaining Stated  Mortgage    Principal      Principal
Term (Months)       Loans      Balance        Balance
----------------  --------- -------------- -------------

233.............       2    $   105,863.79      0.11%
291.............       1        121,366.59      0.13
337.............       1        136,085.28      0.14
338.............       1        173,761.48      0.18
339.............       1         87,807.22      0.09
340.............       2        671,804.30      0.70
341.............       3        331,330.81      0.35
342.............       1        128,417.34      0.13
343.............       3        154,983.80      0.16
344.............       2        151,185.79      0.16
345.............       2        276,564.13      0.29
346.............      14      1,287,753.84      1.34
347.............      11      1,342,469.35      1.40
348.............      12      1,472,931.06      1.54
349.............      40      4,558,606.39      4.75
350.............      81      8,358,882.23      8.71
351.............      80     10,167,132.10     10.60
352.............     110     10,083,127.80     10.51
353.............     177     18,400,027.70     19.17
354.............     116     12,916,478.93     13.46
355.............     112     12,402,662.76     12.93
356.............      50      5,962,121.44      6.21
357.............      33      4,001,383.69      4.17
358.............      19      2,090,085.47      2.18
359.............       4        562,961.24      0.59
                     ---    --------------    ------
    Total.......     878    $95,945,794.53    100.00%
                     ===    ==============    ======



                              YEARS OF ORIGINATION

                                              Percentage of
                                                  Total
                     Number of   Aggregate      Aggregate
                     Group II      Unpaid        Unpaid
                     Mortgage    Principal      Principal
Year of Origination    Loans      Balance        Balance
-------------------  --------- -------------- -------------

1998............          3    $   397,653.98      0.41%
1999............        250     28,790,775.95     30.01
2000............        625     66,757,364.60     69.58
                        ---    --------------    ------
    Total.......        878    $95,945,794.53    100.00%
                        ===    ==============    ======



                              MORTGAGED PROPERTIES

                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group II      Unpaid        Unpaid
                  Mortgage    Principal      Principal
Property            Loans      Balance        Balance
--------          --------- -------------- -------------

Single-family
 detached........    484    $51,479,788.72     53.66%
Two- to four-
 family units....    270     32,583,885.25     33.96
Condominiums
 High-rise
  (greater than
  four stories)..     28      2,636,236.78      2.75
 Low-rise (four
  stories
  or less).......     57      5,014,513.46      5.23
Planned unit
 developments....     32      3,314,176.84      3.45
Townhouses.......      0              0.00      0.00
Cooperative
 Units...........      3        470,176.19      0.49
Manufactured
 Home............      2        215,725.45      0.22
Condotel
 High-Rise.......      0              0.00      0.00
 Low-Rise........      2        231,291.84      0.24
                     ---    --------------    ------
    Total........    878    $95,945,794.53    100.00%
                     ===    ==============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group II      Unpaid        Unpaid
                  Mortgage    Principal      Principal
Geographic Area     Loans      Balance        Balance
---------------   --------- -------------- -------------

Alabama.........       4    $   333,461.23      0.35%
Alaska..........      11      1,754,315.27      1.83
Arizona.........      48      5,091,049.16      5.31
Arkansas........       4        130,398.00      0.14
California......      80     11,105,702.06     11.58
Colorado........      27      3,717,511.48      3.87
Connecticut.....      14      1,545,935.77      1.61
Delaware........       6        464,453.03      0.48
District of
 Columbia.......       8        948,683.14      0.99
Florida.........      56      6,124,980.74      6.38
Georgia.........      41      4,809,594.94      5.01
Hawaii..........       3        342,690.78      0.36
Idaho...........      15      1,865,164.86      1.94
Illinois........      33      4,640,725.92      4.84
Indiana.........      19      1,454,741.62      1.52
Iowa............       8        573,808.53      0.60
Kansas..........       8        686,757.81      0.72
Kentucky........       2        201,108.28      0.21
Louisiana.......       4        270,584.71      0.28
Maine...........       4        445,118.94      0.46
Maryland........      20      2,451,316.20      2.55
Massachusetts...      23      2,309,516.66      2.41
Michigan........      13      1,054,061.69      1.10
Minnesota.......      12      1,257,560.06      1.31
Mississippi.....       2        239,218.96      0.25
Missouri........      36      2,814,303.83      2.93
Montana.........       4        327,198.59      0.34
Nebraska........       8        884,177.46      0.92
Nevada..........      21      2,395,154.49      2.50
New Hampshire...      11      1,276,994.85      1.33
New Jersey......      22      2,526,843.67      2.63
New Mexico......      10      1,290,126.85      1.34
New York........      29      4,571,443.36      4.76
North Carolina..      15      1,658,438.19      1.73
Ohio............      41      3,213,316.32      3.35
Oklahoma........       9        410,070.11      0.43
Oregon..........      23      2,573,240.67      2.68
Pennsylvania....      27      1,888,134.91      1.97
Rhode Island....      14      1,550,971.26      1.62
South Carolina..       5        386,506.35      0.40
South Dakota....       2        108,340.13      0.11
Tennessee.......       7        703,163.59      0.73
Texas...........      70      6,463,959.42      6.74
Utah............       8      1,014,231.05      1.06
Virginia........      21      2,027,823.74      2.11
Washington......      24      3,417,218.15      3.56
West Virginia...       1        140,167.38      0.15
Wisconsin.......       2        285,754.50      0.30
Wyoming.........       3        199,755.82      0.21
                     ---    --------------    ------
    Total.......     878    $95,945,794.53    100.00%
                     ===    ==============    ======



                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   Percentage of
                                                                       Total
                                          Number of   Aggregate      Aggregate
Range of                                  Group II      Unpaid        Unpaid
Original Loan-to-                         Mortgage    Principal      Principal
Value Ratio                                 Loans      Balance        Balance
----------------------------------------- --------- -------------- -------------

50% or less..............................     24    $ 2,155,644.58      2.25%
50.01- 55.00%............................     13      1,205,586.41      1.26
55.01- 60.00%............................     23      2,466,480.47      2.57
60.01- 65.00%............................     38      4,114,463.00      4.29
65.01- 70.00%............................     72      7,062,938.59      7.36
70.01- 75.00%............................     79     10,451,127.44     10.89
75.01- 80.00%............................    231     28,714,612.45     29.93
80.01- 85.00%............................     23      2,685,646.26      2.80
85.01- 90.00%............................    319     30,527,076.03     31.81
90.01- 95.00%............................     22      2,608,127.95      2.72
95.01-100.00%............................     34      3,954,091.35      4.12
                                             ---    --------------    ------
    Total................................    878    $95,945,794.53    100.00%
                                             ===    ==============    ======



The Loan-to-Value Ratio of a Group II Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. Although for purposes of applying the Underwriting Standards, the Loan-to-Value Ratio of a Pledged Asset Mortgage Loan is calculated taking into account the value of any Additional Collateral, for purposes of this prospectus supplement, such Loan-to-Value Ratio is calculated without regard to the value of any Additional Collateral. For the purpose of calculating the Loan-to-Value Ratio of any Group II Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Group II Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Real Estate Market Conditions Affect Mortgage Loan Performance" and "-- Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

                                   FICO SCORES

                                                         Percentage of
                                  Number                     Total     Weighted
                                    of      Aggregate      Aggregate   Average
            Range of             Group II     Unpaid        Unpaid     Loan-To-
              FICO               Mortgage   Principal      Principal    Value
             Scores               Loans      Balance        Balance     Ratio
            --------             -------- -------------- ------------- --------

250-300.........................     0    $         0.00      0.00%      0.00%
301-350.........................     0              0.00      0.00       0.00
351-400.........................     0              0.00      0.00       0.00
401-450.........................     0              0.00      0.00       0.00
451-500.........................     0              0.00      0.00       0.00
501-550.........................     1        121,366.59      0.13      90.00
551-600.........................    11      1,508,294.91      1.57      83.14
601-650.........................    95      9,555,859.13      9.96      82.46
651-700.........................   279     29,624,522.89     30.88      81.68
701-750.........................   320     35,320,738.52     36.82      79.76
751-800.........................   162     18,780,691.71     19.57      78.09
801-850.........................     4        655,360.83      0.68      75.09
851-900.........................     0              0.00      0.00       0.00
Not Available...................     6        378,959.95      0.39      71.67
                                   ---    --------------    ------      -----
Total/ Weighted Average.........   878    $95,945,794.53    100.00%     80.30%
                                   ===    ==============    ======      =====



  FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Group II Mortgage Loan or more recently. Neither the Seller nor

WFHM makes any representations or warranties as to the actual performance of any Group II Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms. See "The Mortgage Loan Programs --Mortgage Loan Underwriting" in the prospectus."

               ORIGINAL GROUP II MORTGAGE LOAN PRINCIPAL BALANCES



                                            Percentage of
                                                Total
Range of           Number of   Aggregate      Aggregate
Original           Group II      Unpaid        Unpaid
Mortgage Loan      Mortgage    Principal      Principal
Principal Balance    Loans      Balance        Balance
----------------   --------- -------------- -------------

Less than or
 equal to
 $200,000.......      804    $77,752,261.12     81.04%
$200,001-
 $250,000.......       57     12,831,046.65     13.37
$250,001-
 $300,000.......        7      1,851,875.59      1.93
$300,001-
 $350,000.......        4      1,245,401.48      1.30
$350,001-
 $400,000.......        5      1,856,181.01      1.93
$400,001-
 $450,000.......        1        409,028.68      0.43
                      ---    --------------    ------
    Total.......      878    $95,945,794.53    100.00%
                      ===    ==============    ======



                     ORIGINATORS OF GROUP II MORTGAGE LOANS

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group II      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Originator         Loans      Balance        Balance
----------       --------- -------------- -------------

WFHM or
 Affiliate......    279    $28,787,519.62     30.00%
Other
 Originators....    599     67,158,274.91     70.00
                    ---    --------------    ------
    Total.......    878    $95,945,794.53    100.00%
                    ===    ==============    ======



   It is expected that as of the Cut-Off Date, three of the "Other Originators" will have accounted for approximately 27.66%, 17.79% and 12.04%, respectively, of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. No other single "Other Originator" is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the Cut-Off Date.

                       PURPOSES OF GROUP II MORTGAGE LOANS

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group II      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Loan Purpose       Loans      Balance        Balance
------------     --------- -------------- -------------

Purchase........    648    $70,564,715.79     73.54%
Equity Take Out
 Refinance......    145     15,280,675.50     15.93
Rate/Term
 Refinance......     85     10,100,403.24     10.53
                    ---    --------------    ------
    Total.......    878    $95,945,794.53    100.00%
                    ===    ==============    ======



   In general, in the case of a Group II Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Group II Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                        OCCUPANCY OF MORTGAGED PROPERTIES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group II      Unpaid        Unpaid
                 Mortgage    Principal      Principal
Occupancy Code     Loans      Balance        Balance
--------------   --------- -------------- -------------

Investment
 Property.......    458    $42,198,343.34     43.98%
Primary
 Residence......    404     51,863,385.19     54.06
Second Home.....     16      1,884,066.00      1.96
                    ---    --------------    ------
    Total.......    878    $95,945,794.53    100.00%
                    ===    ==============    ======

Group III Mortgage Loan Data

  Set forth below is a description of certain additional expected characteristics of the Group III Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                             MORTGAGE INTEREST RATES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group III     Unpaid        Unpaid
Mortgage         Mortgage    Principal      Principal
Interest Rate      Loans      Balance        Balance
-------------    --------- -------------- -------------

7.000%..........      2    $   543,890.40      1.39%
7.250%..........      1        341,559.87      0.87
7.500%..........      2        605,534.67      1.55
7.750%..........      2        752,588.85      1.92
7.875%..........      2        658,517.04      1.68
8.000%..........      4      1,800,197.54      4.60
8.125%..........      3      1,291,635.22      3.30
8.250%..........      7      3,180,756.46      8.13
8.375%..........      7      2,559,643.39      6.54
8.500%..........     10      3,237,898.55      8.28
8.625%..........      5      1,536,285.28      3.93
8.750%..........      8      2,868,290.89      7.33
8.875%..........     15      5,151,571.74     13.17
9.000%..........      8      2,700,331.16      6.90
9.125%..........     13      5,300,569.55     13.59
9.250%..........      2        768,576.25      1.97
9.375%..........      2        674,577.46      1.72
9.500%..........      7      2,727,732.95      6.97
9.625%..........      3      1,076,752.74      2.75
9.750%..........      3      1,334,611.93      3.41
                    ---    --------------    ------
    Total.......    106    $39,111,521.94    100.00%
                    ===    ==============    ======



                  GROUP III MORTGAGE LOAN DOCUMENTATION LEVELS



                                                Percentage of
                                                    Total
                         Number of Aggregate      Aggregate
                         Group III   Unpaid        Unpaid
                         Mortgage  Principal      Principal
Documentation Level      Loans      Balance        Balance
-------------------    --------- -------------- -------------

Full
 Documentation..           68    $26,059,591.37     66.63%
Income
 Verification...            0              0.00      0.00
Asset
 Verification...           35     12,228,678.90     31.27
No Income/No Assets..       3        823,251.67      2.10
                          ---    --------------    ------
    Total.......          106    $39,111,521.94    100.00%
                          ===    ==============    ======



Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Group III Mortgage Loan. Asset, income and mortgage verifications were obtained for Group III Mortgage Loans processed with "full documentation." In the case of "no income/no assets," borrowers did not provide any information regarding their income or asset levels. In most instances, a verification of the borrower's employment was obtained. However, for all of the Group III Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group III     Unpaid        Unpaid
Remaining Stated  Mortgage    Principal      Principal
Term (Months)       Loans      Balance        Balance
----------------  --------- -------------- -------------

335.............       1    $   746,177.21      1.91%
341.............       1        280,320.28      0.72
343.............       2        650,831.32      1.66
344.............       1        296,263.22      0.76
346.............       3        772,438.95      1.97
347.............       1        497,445.92      1.27
349.............       5      1,930,987.60      4.94
350.............       6      2,829,847.38      7.24
351.............      19      7,359,628.51     18.82
352.............       9      3,093,107.67      7.91
353.............       8      2,668,235.59      6.82
354.............       8      2,936,879.72      7.51
355.............      16      4,952,101.51     12.66
356.............       7      3,156,888.66      8.07
357.............      13      4,624,589.88     11.82
358.............       2        926,643.91      2.37
359.............       3        989,134.61      2.53
360.............       1        400,000.00      1.02
                     ---    --------------    ------
    Total.......     106    $39,111,521.94    100.00%
                     ===    ==============    ======



                              YEARS OF ORIGINATION

                                              Percentage of
                                                  Total
                     Number of   Aggregate      Aggregate
                     Group III     Unpaid        Unpaid
                     Mortgage    Principal      Principal
Year of Origination    Loans      Balance        Balance
-------------------  --------- -------------- -------------

1998............          1    $   746,177.21      1.91%
1999............         38     14,617,763.18     37.37
2000............         67     23,747,581.55     60.72
                        ---    --------------    ------
    Total.......        106    $39,111,521.94    100.00%
                        ===    ==============    ======



                              MORTGAGED PROPERTIES

                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group III     Unpaid        Unpaid
                  Mortgage    Principal      Principal
Property            Loans      Balance        Balance
--------          --------- -------------- -------------

Single-family
 detached........     90    $31,911,383.35     81.59%
Two- to four-
 family units....      6      3,385,187.87      8.66
Condominiums
 High-rise
  (greater than
  four stories)..      2        656,564.00      1.68
Low-rise (four
 stories
 or less)........      4      1,392,692.34      3.56
Planned unit
 developments....      3      1,166,586.80      2.98
Townhouses.......      0              0.00      0.00
Cooperative
 Units...........      1        599,107.58      1.53
Manufactured
 Home............      0              0.00      0.00
Condotel
 High-Rise.......      0              0.00      0.00
 Low-Rise........      0              0.00      0.00
                     ---    --------------    ------
    Total........    106    $39,111,521.94    100.00%
                     ===    ==============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                           Percentage of
                                               Total
                  Number of   Aggregate      Aggregate
                  Group III     Unpaid        Unpaid
                  Mortgage    Principal      Principal
Geographic Area     Loans      Balance        Balance
---------------   --------- -------------- -------------

Alabama.........       2    $   460,129.60      1.18%
Arizona.........       3      1,099,619.15      2.81
California......      38     14,214,834.43     36.34
Colorado........       3        913,801.40      2.34
Connecticut.....       1        398,994.86      1.02
Florida.........       2        711,971.68      1.82
Georgia.........       5      1,664,838.85      4.26
Hawaii..........       2      1,307,118.39      3.34
Idaho...........       1        299,319.78      0.77
Illinois........       5      2,007,314.53      5.13
Kentucky........       2        573,262.30      1.47
Maryland........       6      1,875,898.73      4.80
Michigan........       1        462,231.58      1.18
New Jersey......       3      1,084,382.04      2.77
New Mexico......       1        263,262.08      0.67
New York........       8      3,368,148.49      8.61
North Carolina..       4      2,003,901.83      5.12
Oregon..........       3      1,239,817.42      3.17
Pennsylvania....       1        423,945.84      1.08
South Carolina..       1        291,812.90      0.75
Texas...........       6      2,017,494.20      5.16
Virginia........       6      1,765,608.93      4.51
Washington......       2        663,812.93      1.70
                     ---    --------------    ------
    Total.......     106    $39,111,521.94    100.00%
                     ===    ==============    ======



                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   Percentage of
                                                                       Total
                                          Number of   Aggregate      Aggregate
Range of                                  Group III     Unpaid        Unpaid
Original Loan-to-                         Mortgage    Principal      Principal
Value Ratio                                 Loans      Balance        Balance
----------------------------------------- --------- -------------- -------------

50% or less..............................      2    $ 1,045,579.92      2.67%
50.01- 55.00%............................      1        327,066.86      0.84
55.01- 60.00%............................      3      1,033,396.80      2.64
60.01- 65.00%............................      7      3,134,399.70      8.01
65.01- 70.00%............................      8      3,415,509.69      8.73
70.01- 75.00%............................     25      9,580,740.55     24.50
75.01- 80.00%............................     47     16,209,521.89     41.46
80.01- 85.00%............................      4      1,280,763.79      3.27
85.01- 90.00%............................      7      2,250,641.13      5.75
90.01- 95.00%............................      2        833,901.61      2.13
                                             ---    --------------    ------
    Total................................    106    $39,111,521.94    100.00%
                                             ===    ==============    ======



The Loan-to-Value Ratio of a Group III Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Group III Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Group III Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors --Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

                                   FICO SCORES

                                  Number                 Percentage of
                                    of                       Total     Weighted
                                  Group     Aggregate      Aggregate   Average
            Range of               III        Unpaid        Unpaid     Loan-To-
              FICO               Mortgage   Principal      Principal    Value
             Scores               Loans      Balance        Balance     Ratio
            --------             -------- -------------- ------------- --------

250-300.........................     0    $         0.00      0.00%      0.00%
301-350.........................     0              0.00      0.00       0.00
351-400.........................     0              0.00      0.00       0.00
401-450.........................     0              0.00      0.00       0.00
451-500.........................     0              0.00      0.00       0.00
501-550.........................     0              0.00      0.00       0.00
551-600.........................     1        385,513.82      0.99      70.36
601-650.........................    13      4,257,432.86     10.89      77.50
651-700.........................    30     11,451,148.40     29.28      76.36
701-750.........................    38     13,685,152.80     34.98      77.32
751-800.........................    19      7,529,275.29     19.25      70.12
801-850.........................     3      1,049,818.47      2.68      58.44
851-900.........................     0              0.00      0.00       0.00
Not Available...................     2        753,180.30      1.93      72.19
                                   ---    --------------    ------      -----
Total/Weighted Average..........   106    $39,111,521.94    100.00%     75.00%
                                   ===    ==============    ======      =====



FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Group I Mortgage Loan or more recently. Neither the Seller nor WFHM makes any representations or warranties as to the actual performance of any Group I Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus."

LOANRAT

              ORIGINAL GROUP III MORTGAGE LOAN PRINCIPAL BALANCES



                                                 Percentage of
                                                     Total
                        Number of   Aggregate      Aggregate
Range of                Group III     Unpaid        Unpaid
Original Mortgage       Mortgage    Principal      Principal
Loan Principal Balance    Loans      Balance        Balance
----------------        --------- -------------- -------------

$250,001-
 $300,000.......            40    $11,041,258.08     28.23%
$300,001-
 $350,000.......            17      5,560,951.66     14.22
$350,001-
 $400,000.......            24      9,028,099.88     23.08
$400,001-
 $450,000.......             7      2,864,252.02      7.32
$450,001-
 $500,000.......             6      2,912,672.45      7.45
$500,001-
 $550,000.......             2      1,040,500.08      2.66
$550,001-
 $600,000.......             4      2,295,846.45      5.87
$600,001-
 $650,000.......             3      1,908,660.34      4.88
$700,001-
 $750,000.......             1        715,256.83      1.83
$750,001-
 $800,000.......             1        746,177.21      1.91
$950,001-
 $1,000,000.....             1        997,846.94      2.55
                           ---    --------------    ------
    Total.......           106    $39,111,521.94    100.00%
                           ===    ==============    ======



                    ORIGINATORS OF GROUP III MORTGAGE LOANS



                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group III     Unpaid        Unpaid
                 Mortgage    Principal      Principal
Originator         Loans      Balance        Balance
----------       --------- -------------- -------------

WFHM or
 Affiliate......     42    $15,698,197.70     40.14%
Other
 Originators....     64     23,413,324.24     59.86
                    ---    --------------    ------
    Total.......    106    $39,111,521.94    100.00%
                    ===    ==============    ======



   It is expected that as of the Cut-Off Date, four of the "Other Originators" will have accounted for approximately 15.58%, 15.15%, 7.86% and 6.35%, respectively, of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. No other single "Other Originator" is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group III Mortgage Loans as of the Cut-Off Date.

                      PURPOSES OF GROUP III MORTGAGE LOANS

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group III     Unpaid        Unpaid
                 Mortgage    Principal      Principal
Loan Purpose       Loans      Balance        Balance
------------     --------- -------------- -------------

Purchase........     67    $24,433,251.16     62.47%
Equity Take Out
 Refinance......     27     10,139,926.70     25.93
Rate/Term
 Refinance......     12      4,538,344.08     11.60
                    ---    --------------    ------
    Total.......    106    $39,111,521.94    100.00%
                    ===    ==============    ======



   In general, in the case of a Group III Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Group III Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                        OCCUPANCY OF MORTGAGED PROPERTIES

                                          Percentage of
                                              Total
                 Number of   Aggregate      Aggregate
                 Group III     Unpaid        Unpaid
                 Mortgage    Principal      Principal
Occupancy Code     Loans      Balance        Balance
--------------   --------- -------------- -------------

Investment
 Property.......     24    $ 7,846,535.31     20.06%
Primary
 Residence......     75     27,363,454.01     69.96
Second Home.....      7      3,901,532.62      9.98
                    ---    --------------    ------
    Total.......    106    $39,111,521.94    100.00%
                    ===    ==============    ======



Mandatory Repurchase or Substitution of Mortgage Loans

  The Seller is required, with respect to Mortgage Loans that are found by the Trust Administrator to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. In the event that the unpaid principal balance of a substitute Mortgage Loan is less than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted, the Seller will be required to deposit the difference into the Certificate Account. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the prospectus.

Optional Repurchase of Defaulted Mortgage Loans

  The Seller may, in its sole discretion, repurchase from the Trust Estate (i) any defaulted Mortgage Loan, or any Mortgage Loan as to which default is reasonably foreseeable and (ii) any Mortgage Loan as to which the originator or seller of such Mortgage Loan has breached a representation or warranty to WFHM regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Pooling and Servicing Agreement -- Optional Purchases" in the prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer, subject to certain conditions specified in the applicable Underlying Servicing Agreement, or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans-- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the prospectus.

Optional Substitution of the Mortgage Loans

  The Seller may, for any reason and in its sole discretion, during the three month period beginning with the date of initial issuance of the Certificates, substitute new Mortgage Loans for any Mortgage Loans originally included in the Trust Estate. Any substitute Mortgage Loan must meet the criteria set forth above under "-- Mandatory Repurchase or Substitution of Mortgage Loans." See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- Optional Substitutions" in the prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the weighted average life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly equal to the rate of payments of principal on the Mortgage Loans in the related Loan Group, or all three Loan Groups in the case of the Class B Certificates, and the amount and timing of mortgagor defaults resulting in Realized Losses on the Mortgage Loans in the related Loan Group, or all three Loan Groups in the case of the Class B Certificates. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in a Loan Group will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or weighted average life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

  The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage

Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time. Approximately 0.72% of the Group I Mortgage Loans, 1.27% of the Group II Mortgage Loans and 4.18% of the Group III Mortgage Loans (by aggregate unpaid principal balance as of the Cut-Off Date) are subject to prepayment premiums which generally require the mortgagor to pay to the lender a penalty under certain circumstances on certain prepayments equal to a percentage of the amount prepaid. Substantially all of these prepayment premiums are scheduled to expire by the end of January 2003. These premiums may discourage a mortgagor from prepaying its Mortgage Loan during the relevant period. The applicable Servicers will retain any prepayment premiums as additional servicing compensation. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, because the characteristics of the Group I Mortgage Loans, the Group II
Mortgage Loans and the Group III Mortgage Loans differ, the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans as a whole may be expected to prepay at different rates. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including WFHM), servicers (including WFHM) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of WFHM's "retention program," which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepayment on the Mortgage Loans. See "Prepayment and Yield Considerations -- Refinancings" in the prospectus. In addition, WFHM or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of Mortgage Loans being originated using underwriting standards that, in certain respects, may be less stringent than the General Standards applied by WFHM, the Mortgage Loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the General Standards applied by WFHM.

  Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trust Administrator to have defective documentation or with respect to which the Seller has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted, (iii) a Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor or (iv) a Servicer agrees to modify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the prospectus.

  As described under "Description of the Certificates -- Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans in a Loan Group (including liquidations and repurchases of Mortgage Loans in such Loan Group) will be distributed, to the extent of the Non-PO Fraction, to the holders of the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group) then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan in such Loan Group, to the related Class A-PO Certificates in proportion to the interest of such Class A-PO Certificates in such Discount Mortgage Loan represented by the PO Fraction.

  The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments, which may be made at any time without penalty, except for approximately 0.72% of the Group I Mortgage Loans, 1.27% Group II Mortgage Loans and 4.18% of the Group III Mortgage Loans (by aggregate unpaid principal balance as of the Cut-Off
Date)) on the Mortgage Loans in the related Loan Group, or any of the Loan Groups in the case of the Class B Certificates. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, particularly Class A-PO Certificates, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or, in the case of the Class A-PO Certificates, on the Discount Mortgage Loans in the related Loan Group, or any of the Mortgage Loans in the case of the Class B Certificates, will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or any of the Loan Groups in the case of the Class B Certificates, will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

  The timing of changes in the rate of prepayment on the Mortgage Loans in a Loan Group may significantly affect the actual yield to maturity experienced by an investor who purchases a Class A Certificate of the related Group or a Class B Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans in a related Loan Group, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  The yield to maturity on the Classes of Class B Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations, because the entire amount of such losses (except for the portion of Excess Losses allocated to the Class A Certificates of the related Group and Classes of Class B Certificates with lower numerical designations) will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans in a Loan Group will also have a relatively greater effect on the yield to maturity on the Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class B Certificates will be made available to protect the holders of the Class A Certificates of the related Group against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

  The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or subordination. See "Description of the Certificates--Interest" and "Servicing of the Mortgage Loans--Anticipated Changes in Servicing" herein.

  The yield to maturity on the Offered Certificates and more particularly on the Class B-1 and Class B-2 Certificates and, especially the Class B-3 Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans in the related Loan Group, or any of the Loan Groups in the case of the Class B Certificates. In recent periods,

California, the New York metropolitan area, the Washington, D.C. metropolitan area and several other regions in the United States have experienced significant fluctuations in housing prices. In addition, California and several other regions have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. See "Description of the Mortgage Loans." Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B-1 and Class B-2 Certificates and especially the Class B-3 Certificates.

  As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Seller nor WFHM has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Mortgage Loan Programs--Representations and Warranties" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" in the Prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

  No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans in a Loan Group, or any of the Loan Groups in the case of the Class B Certificates, and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans in a Loan Group, or any of the Loan Groups in the case of the Class B Certificates, and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

  Due to the special tax treatment of residual interests, the after-tax return of the Class II-A-R Certificate may be significantly lower than would be the case if the Class II-A-R Certificate were taxed as a debt instrument, or may be negative. See "Material Federal Income Tax Consequences" herein.

  As referred to herein, the "weighted average life" of a Class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor.

  Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. One of the models used in this prospectus supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Another prepayment model used in this prospectus supplement (the "Prepayment Vector") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Vector assumes a Constant Prepayment Rate ("CPR") of 6% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 14/11% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Vector assumes a CPR of 20% per annum each month. Finally, the other prepayment model used in this prospectus supplement (the "Combined Prepayment Assumption") represents various prepayment scenarios under which there is an assumed rate of prepayment on the Group I Mortgage Loans and Group II Mortgage Loans equal to the stated percentages of SPA and an assumed rate of prepayment on the Group III Mortgage Loans equal to the stated percentage of the Prepayment Vector. For example, Combined Prepayment Assumption II assumes prepayments at 100% SPA on the Group I Mortgage Loans, 100% SPA on the Group II Mortgage Loans and 50% Prepayment Vector on the Group III Mortgage Loans. Neither SPA nor the Prepayment Vector purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in any Loan Group.

  The tables set forth below have been prepared assuming, among other things, the following (the "Structuring Assumptions"): (i) each Loan Group consists of one "Assumed Discount Mortgage Loan" and one "Assumed Premium Mortgage Loan" (collectively, the "Assumed Mortgage Loans") with the characteristics set forth below, (ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance over its remaining term to maturity, (iii) scheduled monthly payments of principal and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in November 2000, (iv) the Seller does not repurchase any of the Assumed Mortgage Loans and the Seller does not exercise its option to purchase the Assumed Mortgage Loans and thereby cause a termination of the Trust Estate, (v) principal prepayments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing on October 2000 at the respective constant percentages of SPA or the Prepayment Vector set forth in the tables or assumed for purposes of the Combined Prepayment Assumption and there are no partial principal prepayments or Prepayment Interest Shortfalls, (vi) the Certificates will be issued on October 27, 2000, (vii) distributions to Certificateholders will be made on the 25th day of each month, commencing in November 2000, (viii) the Servicing Fee Rate is 0.25% per annum and the Master Servicing Fee Rate is 0.017% per annum for each Assumed Mortgage Loan and (ix) the initial Principal Balance of each Class of Certificates will be as set forth on page S-4 of this prospectus supplement.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                               Remaining Original   Principal
                                 Term      Term   Balance as of
                                  to        To     the Cut-Off     Mortgage
                               Maturity  Maturity      Date      Interest Rate
                               --------- -------- -------------- -------------
                                  (in      (in
                                months)  months)

LOAN GROUP I
Assumed Discount Mortgage
 Loan.........................    165      180    $ 1,612,847.97 7.3388373564%
Assumed Premium Mortgage
 Loan.........................    172      180    $ 9,751,229.97 8.5932643846%
LOAN GROUP II
Assumed Discount Mortgage
 Loan.........................    342      360    $ 1,186,312.50 7.1284444919%
Assumed Premium Mortgage
 Loan.........................    353      360    $94,759,482.03 9.0706409275%
LOAN GROUP III
Assumed Discount Mortgage
 Loan.........................    344      360    $ 2,243,573.79 7.4245899753%
Assumed Premium Mortgage
 Loan.........................    353      360    $36,867,948.15 8.8083117558%



  It is highly unlikely that the Mortgage Loans in a Loan Group will prepay at any constant rate of SPA or Prepayment Vector, as applicable, that all of the Mortgage Loans in a Loan Group will prepay at the same rate of SPA or Prepayment Vector, as applicable, or that the Mortgage Loans in a Loan Group will not experience any losses. Further, it is highly unlikely that the Mortgage Loans will prepay at any constant combination of rates. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in each Loan Group and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual weighted average lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

  Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at constant percentages of SPA or the Prepayment Vector, or at the Combined Prepayment Assumptions presented, as applicable.

            Percentage of Initial Principal Balance Outstanding For:



                                     Class I-A-1              Class I-A-PO
                                 Certificates at the      Certificates at the
                               Following Percentages of Following Percentages of
                                         SPA                      SPA
                               ------------------------ ------------------------
Distribution Date               0%  100% 275% 400% 500%  0%  100% 275% 400% 500%
-----------------              ---- ---- ---- ---- ---- ---- ---- ---- ---- ----

Initial.......................  100  100  100  100  100  100  100  100  100  100
October 2001..................   96   93   87   83   80   96   92   84   79   75
October 2002..................   92   84   70   61   54   91   82   67   57   50
October 2003..................   88   75   55   43   34   86   73   53   41   33
October 2004..................   83   66   42   29   21   80   64   41   29   22
October 2005..................   77   58   32   19   12   75   56   32   21   14
October 2006..................   72   50   24   13    7   68   48   24   14    9
October 2007..................   65   43   18    8    3   61   41   18   10    6
October 2008..................   59   36   13    5    2   54   34   14    7    4
October 2009..................   51   29    9    3    1   46   27   10    4    2
October 2010..................   43   23    7    2    1   38   21    7    3    1
October 2011..................   34   17    4    1    *   29   15    4    2    1
October 2012..................   25   12    3    1    *   19    9    2    1    *
October 2013..................   14    6    1    *    *    8    4    1    *    *
October 2014..................    3    1    *    *    *    0    0    0    0    0
October 2015..................    0    0    0    0    0    0    0    0    0    0
October 2016..................    0    0    0    0    0    0    0    0    0    0
October 2017..................    0    0    0    0    0    0    0    0    0    0
October 2018..................    0    0    0    0    0    0    0    0    0    0
October 2019..................    0    0    0    0    0    0    0    0    0    0
October 2020..................    0    0    0    0    0    0    0    0    0    0
October 2021..................    0    0    0    0    0    0    0    0    0    0
October 2022..................    0    0    0    0    0    0    0    0    0    0
October 2023..................    0    0    0    0    0    0    0    0    0    0
October 2024..................    0    0    0    0    0    0    0    0    0    0
October 2025..................    0    0    0    0    0    0    0    0    0    0
October 2026..................    0    0    0    0    0    0    0    0    0    0
October 2027..................    0    0    0    0    0    0    0    0    0    0
October 2028..................    0    0    0    0    0    0    0    0    0    0
October 2029..................    0    0    0    0    0    0    0    0    0    0
October 2030..................    0    0    0    0    0    0    0    0    0    0
Weighted Average
 Life (years)(/1/)............ 8.55 6.46 4.19 3.22 2.68 8.04 6.16 4.10 3.20 2.68


------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distribution in reduction of Principal Balance referred to in clause (i).

* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such class.

            Percentage of Initial Principal Balance Outstanding For:



                                  Class II-A-1              Class II-A-PO
                              Certificates at the        Certificates at the
                            Following Percentages of   Following Percentages of
                                      SPA                        SPA
                           -------------------------- --------------------------
Distribution Date           0%   100%  350% 500% 600%  0%   100%  350% 500% 600%
-----------------          ----- ----- ---- ---- ---- ----- ----- ---- ---- ----

Initial...................   100   100  100  100  100   100   100  100  100  100
October 2001..............    99    96   89   85   82    99    94   82   75   70
October 2002..............    98    90   71   61   54    98    87   64   52   44
October 2003..............    98    84   54   40   32    96    81   50   36   28
October 2004..............    97    78   41   25   17    95    75   39   25   18
October 2005..............    96    72   30   15    8    94    69   30   17   11
October 2006..............    95    66   23    9    4    92    64   23   12    7
October 2007..............    93    61   17    5    1    90    59   18    8    4
October 2008..............    92    57   13    3    *    88    54   14    5    3
October 2009..............    90    52   10    2    0    86    50   11    4    2
October 2010..............    89    48    8    1    0    84    46    8    3    1
October 2011..............    87    44    6    1    0    82    42    6    2    1
October 2012..............    85    41    5    1    0    80    38    5    1    *
October 2013..............    83    37    3    *    0    77    35    4    1    *
October 2014..............    81    34    3    *    0    74    32    3    1    *
October 2015..............    78    31    2    *    0    71    28    2    *    *
October 2016..............    75    28    2    *    0    68    25    2    *    *
October 2017..............    72    26    1    *    0    64    23    1    *    *
October 2018..............    69    23    1    *    0    61    20    1    *    *
October 2019..............    65    20    1    *    0    57    18    1    *    *
October 2020..............    62    18    *    *    0    52    15    *    *    *
October 2021..............    57    16    *    *    0    48    13    *    *    *
October 2022..............    52    14    *    *    0    43    11    *    *    *
October 2023..............    47    11    *    *    0    37     9    *    *    *
October 2024..............    42     9    *    *    0    32     7    *    *    *
October 2025..............    35     8    *    *    0    25     5    *    *    *
October 2026..............    28     6    *    *    0    19     4    *    *    *
October 2027..............    21     4    *    *    0    12     2    *    *    *
October 2028..............    13     2    *    *    0     4     1    *    *    *
October 2029..............     4     1    *    *    0     0     0    0    0    0
October 2030..............     0     0    0    0    0     0     0    0    0    0
Weighted Average
 Life (years)(/1/)........ 20.58 11.31 4.33 3.03 2.51 18.80 10.63 4.18 2.92 2.40

                                  Class II-A-R
                               Certificate at the
                            Following Percentages of
                                       SPA
                           --------------------------
Distribution Date           0%   100%  350% 500% 600%
-----------------          ----- ----- ---- ---- ----

Initial...................   100   100  100  100  100
October 2001..............     0     0    0    0    0
October 2002..............     0     0    0    0    0
October 2003..............     0     0    0    0    0
October 2004..............     0     0    0    0    0
October 2005..............     0     0    0    0    0
October 2006..............     0     0    0    0    0
October 2007..............     0     0    0    0    0
October 2008..............     0     0    0    0    0
October 2009..............     0     0    0    0    0
October 2010..............     0     0    0    0    0
October 2011..............     0     0    0    0    0
October 2012..............     0     0    0    0    0
October 2013..............     0     0    0    0    0
October 2014..............     0     0    0    0    0
October 2015..............     0     0    0    0    0
October 2016..............     0     0    0    0    0
October 2017..............     0     0    0    0    0
October 2018..............     0     0    0    0    0
October 2019..............     0     0    0    0    0
October 2020..............     0     0    0    0    0
October 2021..............     0     0    0    0    0
October 2022..............     0     0    0    0    0
October 2023..............     0     0    0    0    0
October 2024..............     0     0    0    0    0
October 2025..............     0     0    0    0    0
October 2026..............     0     0    0    0    0
October 2027..............     0     0    0    0    0
October 2028..............     0     0    0    0    0
October 2029..............     0     0    0    0    0
October 2030..............     0     0    0    0    0
Weighted Average
 Life (years)(/1/)........  0.08  0.08 0.08 0.08 0.08


------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of Principal Balance referred to in clause (i).
* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

            Percentage of Initial Principal Balance Outstanding For:



                                Class III-A-1               Class III-A-2
                             Certificate at the          Certificate at the
                          Following Percentages of    Following Percentages of
                            the Prepayment Vector       the Prepayment Vector
                         --------------------------- ---------------------------
Distribution
Date                      0%    50%  100%  150% 200%  0%    50%  100%  150% 200%
------------             ----- ----- ----- ---- ---- ----- ----- ----- ---- ----

Initial.................   100   100   100  100  100   100   100   100  100  100
October 2001............    99    88    78   67   56   100   100   100  100  100
October 2002............    98    77    59   42   27   100   100   100  100  100
October 2003............    97    67    43   25   10   100   100   100  100  100
October 2004............    96    59    31   13    *   100   100   100  100  100
October 2005............    95    51    22    4    0   100   100   100  100    0
October 2006............    94    44    15    0    0   100   100   100   89    0
October 2007............    92    38    10    0    0   100   100   100   27    0
October 2008............    91    32     6    0    0   100   100   100    0    0
October 2009............    89    28     3    0    0   100   100   100    0    0
October 2010............    88    24     1    0    0   100   100   100    0    0
October 2011............    86    20     0    0    0   100   100    83    0    0
October 2012............    83    17     0    0    0   100   100    56    0    0
October 2013............    81    14     0    0    0   100   100    35    0    0
October 2014............    79    11     0    0    0   100   100    19    0    0
October 2015............    76     9     0    0    0   100   100     6    0    0
October 2016............    73     7     0    0    0   100   100     0    0    0
October 2017............    70     5     0    0    0   100   100     0    0    0
October 2018............    66     3     0    0    0   100   100     0    0    0
October 2019............    62     2     0    0    0   100   100     0    0    0
October 2020............    58     1     0    0    0   100   100     0    0    0
October 2021............    53     0     0    0    0   100    87     0    0    0
October 2022............    48     0     0    0    0   100    65     0    0    0
October 2023............    43     0     0    0    0   100    45     0    0    0
October 2024............    37     0     0    0    0   100    28     0    0    0
October 2025............    30     0     0    0    0   100    12     0    0    0
October 2026............    23     0     0    0    0   100     0     0    0    0
October 2027............    15     0     0    0    0   100     0     0    0    0
October 2028............     6     0     0    0    0   100     0     0    0    0
October 2029............     0     0     0    0    0    43     0     0    0    0
October 2030............     0     0     0    0    0     0     0     0    0    0
Weighted Average
 Life (years)(/1/)...... 19.81  6.50  3.19 2.01 1.44 29.00 22.93 12.54 6.68 4.45

                                Class III-A-3              Class III-A-PO
                             Certificates at the         Certificates at the
                          Following Percentages of    Following Percentages of
                            the Prepayment Vector       the Prepayment Vector
                         --------------------------- ---------------------------
Distribution
Date                      0%    50%  100%  150% 200%  0%    50%  100%  150% 200%
------------             ----- ----- ----- ---- ---- ----- ----- ----- ---- ----

Initial.................   100   100   100  100  100   100   100   100  100  100
October 2001............   100   100   100  100  100    99    89    79   69   59
October 2002............   100   100   100  100  100    98    79    63   48   35
October 2003............   100   100   100  100  100    97    70    49   33   21
October 2004............   100   100   100  100  100    95    63    39   23   12
October 2005............   100   100   100  100   60    94    55    31   16    7
October 2006............   100   100   100  100    0    92    49    24   11    4
October 2007............   100   100   100  100    0    91    43    19    7    3
October 2008............   100   100   100   83    0    89    38    15    5    1
October 2009............   100   100   100   44    0    87    34    12    4    1
October 2010............   100   100   100   30    0    85    30     9    2    1
October 2011............   100   100   100   21    0    83    26     7    2    *
October 2012............   100   100   100   14    0    81    23     6    1    *
October 2013............   100   100   100   10    0    78    20     4    1    *
October 2014............   100   100   100    7    0    75    17     3    1    *
October 2015............   100   100   100    4    0    72    15     3    *    *
October 2016............   100   100    90    3    0    69    13     2    *    *
October 2017............   100   100    69    2    0    66    11     1    *    *
October 2018............   100   100    53    1    0    62     9     1    *    *
October 2019............   100   100    40    1    0    58     8     1    *    *
October 2020............   100   100    30    1    0    54     7     1    *    *
October 2021............   100   100    22    *    0    49     5     *    *    *
October 2022............   100   100    16    *    0    44     4     *    *    *
October 2023............   100   100    12    *    0    39     3     *    *    *
October 2024............   100   100     8    *    0    33     3     *    *    *
October 2025............   100   100     6    *    0    27     2     *    *    *
October 2026............   100    96     4    *    0    20     1     *    *    *
October 2027............   100    63     2    *    0    13     1     *    *    *
October 2028............   100    34     1    *    0     5     *     *    *    0
October 2029............   100     9     *    *    0     0     0     0    0    0
October 2030............     0     0     0    0    0     0     0     0    0    0
Weighted Average
 Life (years)(/1/)...... 29.35 27.55 19.06 9.79 5.11 19.09  7.72  4.22 2.74 1.95

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of Principal Balance referred to in clause (i).
* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

  For purposes of the following table, the following Combined Prepayment As-sumptions were used:

                                                             Combined Prepayment
                                                                 Assumptions
                                                             (as percentages of
                                                              SPA for Loan Group
                                                             I and Loan Group II
                                                              and as percentage
                                                               of the Prepayment
                                                                Vector for Loan
                                                                  Group III)
                                                             -------------------
       Loan Group                                             I  II  III IV   V
       ----------                                            --- --- --- --- ---

       I....................................................   0 100 275 400 500
       II...................................................   0 100 350 500 600
       III..................................................   0  50 100 150 200


            Percentage of Initial Principal Balance Outstanding For:



                                                       Class B-1, Class B-2 and
                                                              Class B-3
                                                         Certificates at the
                                                              Following
                                                         Combined Prepayment
                                                             Assumptions
                                                      --------------------------
Distribution
Date                                                    I    II   III   IV   V
------------                                          ----- ----- ---- ---- ----

Initial..............................................   100   100  100  100  100
October 2001.........................................    99    99   99   99   99
October 2002.........................................    98    98   98   98   98
October 2003.........................................    97    97   97   97   97
October 2004.........................................    96    96   96   96   96
October 2005.........................................    94    94   94   94   94
October 2006.........................................    93    91   87   83   77
October 2007.........................................    91    86   78   71   59
October 2008.........................................    89    81   66   57   43
October 2009.........................................    87    75   54   42   27
October 2010.........................................    85    68   42   29   17
October 2011.........................................    83    61   32   20   10
October 2012.........................................    80    55   25   13    6
October 2013.........................................    78    50   19    9    4
October 2014.........................................    75    44   14    6    2
October 2015.........................................    72    40   11    4    1
October 2016.........................................    69    36    8    3    1
October 2017.........................................    67    32    6    2    1
October 2018.........................................    64    28    5    1    *
October 2019.........................................    60    25    4    1    *
October 2020.........................................    57    22    3    1    *
October 2021.........................................    52    19    2    *    *
October 2022.........................................    48    16    1    *    *
October 2023.........................................    43    14    1    *    *
October 2024.........................................    38    11    1    *    *
October 2025.........................................    32     9    *    *    *
October 2026.........................................    26     7    *    *    *
October 2027.........................................    19     5    *    *    *
October 2028.........................................    12     3    *    *    *
October 2029.........................................     4     1    *    *    *
October 2030.........................................     0     0    0    0    0
Weighted Average
 Life (years)........................................ 19.60 14.15 9.96 8.77 7.84


------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of Principal Balance referred to in clause (i).
* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

  Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Offered Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans in the related Loan Group, or both Loan Groups in the case of the Class B Certificates, during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

  The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation Of Certain Information By Reference" in the prospectus. Such tables and materials will have been prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Sensitivities of the Class I-A-PO, Class II-A-PO and Class III-A-PO
Certificates
  The yields to an investor in the Class I-A-PO, Class II-A-PO or Class III-A-PO Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments on the Group I Discount Mortgage Loans, Group II Discount Mortgage Loans or Group III Discount Mortgage Loans, respectively, which rate may fluctuate significantly from time to time. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments) on the related Discount Mortgage Loans will have a negative effect on the yield to an investor in the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates.

  The following tables indicate the sensitivities to various rates of prepayment on the Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as the case may be, of the pre-tax yields to maturity on a semi-annual corporate bond equivalent ("CBE") basis of the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Structuring Assumptions and on the further assumptions that the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates will be purchased on October 27, 2000 at an aggregate purchase price equal to, in the case of the Class I-A-PO Certificates, 65.00% of the initial Principal Balance of the Class I-A-PO Certificate, in the case of the Class II-A-PO Certificates, 65.00% of initial Principal Balance of the Class II-A-PO Certificates and, in the case of the Class III-A-PO Certificates, 65.00% of the initial Principle Balance of the Class III-A-PO Certificates.

        Sensitivity of the Pre-Tax Yield to Maturity of the Class I-A-PO
                          Certificates to Prepayments



                                                     Percentages of SPA
                                            ------------------------------------
                                              0%   100%  275%   400%   500%
                                            ----- ----- ------ ------ ------

Pre-Tax Yield to Maturity (CBE)............ 5.74% 7.84% 12.48% 16.38% 19.74%

       Sensitivity of the Pre-Tax Yield to Maturity of the Class II-A-PO
                          Certificates to Prepayments


                                                     Percentage of SPA
                                            ------------------------------------
                                              0%   100%  350%   500%   600%
                                            ----- ----- ------ ------ ------

Pre-Tax Yield to Maturity (CBE)............ 2.39% 4.65% 12.85% 18.57% 22.65%

       Sensitivity of the Pre-Tax Yield to Maturity of the Class III-A-PO
                          Certificates to Prepayments


                                            Percentages of the Prepayment Vector

                                            ------------------------------------
                                              0%   50%   100%   150%   200%
                                            ----- ----- ------ ------ ------

Pre-Tax Yield to Maturity (CBE)............ 2.35% 6.73% 12.97% 20.42% 29.27%

  The pre-tax yields to maturity set forth in the preceding tables were calculated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices for the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates set forth above and
(ii) converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Group I Discount Mortgage Loans, Group II Discount Mortgage Loans or Group III Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Group I Discount Mortgage Loans, Group II Discount Mortgage Loans or Group III Discount Mortgage Loans will prepay at the same rate or that the Group I Discount Mortgage Loans, the Group II Discount Mortgage Loans and Group III Discount Mortgage Loans will not experience any losses. In addition, there will be differences between the characteristics of the Discount Mortgage Loans ultimately included in Loan Group I, Loan Group II or Loan Group III and the Assumed Discount Mortgage Loans. As a result of these factors, the pre-tax yields on the Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates are likely to differ from those shown in such tables, even if all of the Group I Discount Mortgage Loans, Group II Discount Mortgage Loans or Group III Discount Mortgage Loans prepay at the indicated percentages of SPA or the Prepayment Vector, as applicable.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

  Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no defaults). SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

  The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumptions that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month at the percentages of SDA set forth in the table.

  In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables below (referred to as a "Loss Severity Percentage") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class B-2 and Class B-3 Certificates are purchased on October 27, 2000 at assumed purchase prices equal to 96.3125% and 91.84375%, respectively, of the Principal Balances thereof plus accrued interest from October 1, 2000 to (but not including) October 27, 2000.

  The actual Mortgage Loans ultimately included in each Loan Group will have characteristics differing from those assumed in preparing the table and it is unlikely that they will prepay or liquidate at any of the rates specified. In addition, it is unlikely that Realized Losses will be incurred according to any one particular pattern. The assumed percentages of SDA and the Combined Prepayment Assumptions shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below in the tables.

  The pre-tax yields to maturity set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual CBE yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when such reinvestment rates are considered.

   Sensitivity of Pre-Tax Yields to Maturity of the Class B-2 Certificates to
                        Prepayments and Realized Losses



                                     Loss      Combined Prepayment Assumptions
Percentage                         Severity  -----------------------------------
of SDA                            Percentage    I        II     III   IV     V
--------------------------------- ---------- -------- -------- ----- ----- -----

  0%.............................    N/A        7.97%    8.03% 8.12% 8.16% 8.20%
 50%.............................     25%       7.96%    8.04% 8.12% 8.16% 8.20%
 50%.............................     50%       7.94%    8.04% 8.12% 8.16% 8.20%
100%.............................     25%       7.94%    8.04% 8.12% 8.16% 8.20%
100%.............................     50%       7.92%    8.06% 8.12% 8.16% 8.20%
150%.............................     25%       7.93%    8.05% 8.12% 8.16% 8.20%
150%.............................     50%       7.77%    8.03% 8.13% 8.16% 8.20%
200%.............................     25%       7.92%    8.05% 8.12% 8.16% 8.20%
200%.............................     50%       3.77%    7.72% 8.12% 8.16% 8.20%

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                Certificates to Prepayments and Realized Losses


                                     Loss      Combined Prepayment Assumptions
Percentage                         Severity  -----------------------------------
of SDA                            Percentage    I        II     III   IV     V
--------------------------------- ---------- -------- -------- ----- ----- -----

  0%.............................    N/A        8.50%    8.66% 8.87% 8.96% 9.06%
 50%.............................    25%        8.43%    8.67% 8.87% 8.96% 9.06%
 50%.............................    50%        8.38%    8.68% 8.87% 8.96% 9.06%
100%.............................    25%        8.39%    8.68% 8.87% 8.96% 9.06%
100%.............................    50%        6.46%    8.56% 8.87% 8.96% 9.06%
150%.............................    25%        8.36%    8.69% 8.88% 8.97% 9.06%
150%.............................    50%     (14.17)%    4.12% 8.88% 8.97% 9.06%
200%.............................    25%        6.63%    8.58% 8.87% 8.97% 9.07%
200%.............................    50%     (35.02)% (23.32)% 5.48% 8.97% 9.06%

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans under the assumptions used to generate the pre-tax yields to maturity in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

                            Aggregate Realized Losses

                                     Loss      Combined Prepayment Assumptions
Percentage                         Severity  -----------------------------------
of SDA                            Percentage    I        II     III   IV     V
--------------------------------- ---------- -------- -------- ----- ----- -----

 50%.............................    25%        0.49%    0.37% 0.23% 0.18% 0.15%
 50%.............................    50%        0.97%    0.73% 0.47% 0.35% 0.29%
100%.............................    25%        0.96%    0.72% 0.46% 0.35% 0.29%
100%.............................    50%        1.93%    1.45% 0.93% 0.71% 0.58%
150%.............................    25%        1.43%    1.08% 0.69% 0.53% 0.43%
150%.............................    50%        2.86%    2.16% 1.38% 1.05% 0.87%
200%.............................    25%        1.89%    1.43% 0.92% 0.70% 0.58%
200%.............................    50%        3.78%    2.86% 1.83% 1.40% 1.15%



  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                         POOLING AND SERVICING AGREEMENT

General

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Certificates (the "Pooling and Servicing Agreement") among the Seller, the Master Servicer, the Trust Administrator and the Trustee. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the prospectus.

  The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mortgage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates and (iv) the rights of the Trust Administrator, on behalf of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Distributions

  Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $500,000 initial Principal Balance distributions will be made on the Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trust Administrator specified in the notice of final distribution with respect to the related Class. See "Description of the Certificates -- General" in the prospectus.

  DTC will receive distributions on the Book-Entry Certificates from the Trust Administrator and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting

  With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Estate, holders of each Class of Certificates will be entitled to a pro rata portion of the Voting Interest represented by all Certificates based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Trustee

  The trustee (the "Trustee") for the Certificates will be United States Trust Company of New York, a New York state charter bank and trust company. The corporate trust office of the Trustee is located at 114 West 47th Street, New York, New York 10036. See "The Pooling and Servicing Agreement -- The Trustee" in the prospectus.

Trust Administrator

  First Union National Bank, a national banking association, will act as the trust administrator (the "Trust Administrator") for the Certificates. The corporate trust office of the Trust Administrator is located at 401 South Tryon Street, Charlotte, North Carolina 28202. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate register and custodian. In addition, the Trust Administrator will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by WFHM if WFHM, as Servicer, fails to make a Periodic Advance required by the related Underlying Servicing Agreement. See "Description of the Certificates -- Periodic Advances" herein.

Master Servicer

  Wells Fargo Bank Minnesota, National Association will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer is terminated and a successor servicer is not appointed, provide certain reports to the Trust Administrator regarding the Mortgage Loans and the Certificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates -- Periodic Advances" herein. Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders. The Master Servicer will be entitled to a "Master Servicing Fee" payable monthly equal to the product of (i) 1/12th of 0.017% (the "Master Servicing Fee Rate") and (ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses to the Trust Estate subject to reimbursement as described under "Servicing of the Mortgage Loans -- The Master Servicer" in the prospectus.

Special Servicing Agreements

  The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in one or more Classes of Class B Certificates and/or other subordinated mortgage asset-backed pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

Optional Termination

  The Seller may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. Any such purchase is required to be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate plus accrued and unpaid interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the REMIC will be distributed to the holder of the Class II-A-R Certificate. See "Description of the Certificates -- Additional Rights of the Class II-A-R Certificateholder" herein and "The Pooling and Servicing Agreement -- Termination; Optional Purchase of Mortgage Loans" in the prospectus. The exercise of the foregoing option will be in the Seller's sole discretion. Without limitation, the Seller may enter into agreements with third parties to
(i) exercise such option at the direction of such third party or (ii) forbear from the exercise of such option.

                         SERVICING OF THE MORTGAGE LOANS

  Wells Fargo Home Mortgage, Inc. ("WFHM") and the other servicers listed below (the "Other Servicers," and collectively with WFHM, the "Servicers") will service the Mortgage Loans, each pursuant to a separate servicing agreement (each, an "Underlying Servicing Agreement"). The rights to enforce the related Servicer's obligations under each Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trust Administrator, on behalf of the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the prospectus.

The Servicers

  The Group I Mortgage Loans initially will be serviced by the following entities:

                                                  Approximate Percentage of
                                              Aggregate Unpaid Principal Balance
                Name of Servicer               as of the Cut-Off Date Serviced
                ----------------              ----------------------------------

   Countrywide Home Loans, Inc. ............                 36.31%
   WFHM.....................................                 24.61%
   First Horizon............................                 22.40%
   Bank of America, N.A. ...................                  9.18%
   Bank United..............................                  5.49%
   Downey Savings & Loan Association,
    F.A. ...................................                  1.31%
   MLCC.....................................                  0.70%
                                                            ------
     Total..................................                100.00%
                                                            ======



  The Group II Mortgage Loans initially will be serviced by the following enti-ties:

                                                  Approximate Percentage of
                                              Aggregate Unpaid Principal Balance
                Name of Servicer               as of the Cut-Off Date Serviced
                ----------------              ----------------------------------

   WFHM.....................................                 56.11%
   First Horizon............................                 27.67%
   National City Mortgage Co. ..............                 12.04%
   Bank United..............................                  2.59%
   First Union Mortgage Corporation.........                  0.70%
   Downey Savings & Loan Association,
    F.A. ...................................                  0.41%
   ABN AMRO Mortgage Group, Inc. ...........                  0.38%
   MLCC.....................................                  0.10%
                                                            ------
     Total..................................                100.00%
                                                            ======



  The Group III Mortgage Loans initially will be serviced by the following entities:

                                                  Approximate Percentage of
                                              Aggregate Unpaid Principal Balance
                Name of Servicer               as of the Cut-Off Date Serviced
                ----------------              ----------------------------------

   WFHM.....................................                 60.93%
   First Horizon............................                 15.59%
   National City Mortgage Co. ..............                  7.86%
   Bank United..............................                  6.35%
   Downey Savings & Loan Association,
    F.A. ...................................                  3.25%
   MLCC.....................................                  1.91%
   Countrywide Home Loans, Inc. ............                  1.43%
   ABN AMRO Mortgage Group, Inc. ...........                  1.27%
   First Union Mortgage Corporation.........                  0.72%
   First Nationwide Mortgage Corporation....                  0.69%
                                                            ------
     Total..................................                100.00%
                                                            ======

Servicer Custodial Accounts

  Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Servicer Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and interest (net of Servicing Fees) on any Mortgage Loan that such Servicer services, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Servicer Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Underlying Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans. The Underlying Servicing Agreement relating to WFHM, however, provides that WFHM may commingle funds in its Servicer Custodial Account with its general assets until such time as such funds are required to be remitted to the Certificate Account for so long as (i) a master guarantee of such remittance obligation has been issued by its parent, Wells Fargo & Company ("Wells Fargo"), for the benefit of the Certificateholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any Class of Certificates by the Rating Agencies or result in any rated Certificate being placed on credit review status by the Rating Agencies.

  Not later than the Remittance Date, the Servicers are obligated to remit to the Certificate Account all amounts on deposit in the Servicer Custodial Accounts as of the close of business on the business day preceding the Remittance Date as described in the prospectus under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans."

Unscheduled Principal Receipts

  The Pooling and Servicing Agreement specifies, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the "Unscheduled Principal Receipt Period") during which all Unscheduled Principal Receipts of such type received by the Servicer will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date preceding the applicable Remittance Date (such period a "Mid-Month Receipt Period").

  With respect to the certain Mortgage Loans serviced by WFHM ("Wells Fargo Type 1 Loans"), the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Mid-Month Receipt Period. With respect to the certain other Mortgage Loans serviced by WFHM ("Wells Fargo Type 2 Loans") and the Mortgage Loans serviced by certain Other Servicers, the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Prior Month Receipt Period. For certain Other Servicers, the

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Unscheduled Principal Receipt Period with respect to partial Unscheduled
Principal Receipts is a Prior Month Receipt Period and with respect to Unscheduled Principal Receipts in full is a Mid-Month Receipt Period. All of the Group I Mortgage Loans serviced by WFHM are Wells Fargo Type 1 Loans. Approximately 55.89% and 0.22% of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the Cut-Off Date were Wells Fargo Type 1 Loans and Wells Fargo Type 2 Loans, respectively. Approximately 60.28% and 0.65% of the aggregate unpaid principal balance of the Group III Mortgage Loans as of the Cut-Off Date were Wells Fargo Type 1 Loans and Wells Fargo Type 2 Loans, respectively.

Anticipated Changes in Servicing

  Changes in Timing of Remittances of Unscheduled Principal Receipts in Full and Elimination of Month End Interest. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder, the Trust Administrator or the Trustee, require WFHM as Servicer under the related Underlying Servicing Agreement to, or enter into an amendment to any applicable Underlying Servicing Agreement to require any Other Servicer to, remit Unscheduled Principal Receipts in full to the Master Servicer for deposit into the Certificate Account daily on a specified business day following receipt thereof (to the extent such Other Servicer is not currently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the following Remittance Date. In conjunction with any such change, the applicable Servicer may be relieved of its obligation to remit Month End Interest and certain other conforming changes may be made. Such changes would have an effect on the amount of Compensating Interest as described herein under the heading "Description of the Certificates -- Interest." Further, the Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder, the Trust Administrator or the Trustee, require WFHM or any successor thereto under the applicable Underlying Servicing Agreement to make remittances to the Certificate Account (other than any remittances which are required to be made daily) on the 18th day of each month, or if such 18th day is not a business day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  Changes in Unscheduled Principal Receipt Period. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder, the Trust Administrator or the Trustee, (a) direct WFHM, as Servicer under the related Underlying Servicing Agreement, to change the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (i), (ii) and (iii) below or (b) with respect to any Other Servicer, enter into an amendment to any applicable Underlying Servicing Agreement for the purpose of changing the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (iv) below and making any necessary conforming changes incident thereto. In connection therewith, (i) the Unscheduled Principal Receipt Period for the Wells Fargo Type 2 Loans may be changed (to achieve consistency with the Wells Fargo Type I Loans) to a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts; (ii) the Unscheduled Principal Receipt Period for the Wells Fargo Type 2 Loans may be changed to achieve an Unscheduled Principal Receipt Period regime (the "Target Regime") under which the Unscheduled Principal Receipt Period with respect to partial Unscheduled Principal

Receipts would be a Prior Month Receipt Period and the Unscheduled Principal Receipt Period with respect to Unscheduled Principal Receipts in full would be a Mid-Month Receipt Period; (iii) the Unscheduled Principal Receipt Period for the Wells Fargo Type 1 Loans may be changed to the Target Regime and (iv) the Unscheduled Principal Receipt Periods for the Mortgage Loans serviced by Other Servicers which do not currently conform to the Target Regime may be changed to the Target Regime.

  Because Unscheduled Principal Receipts will result in interest shortfalls to the extent that they are not distributed to Certificateholders in the month in which they are received by the applicable Servicer, changing the applicable Unscheduled Principal Receipt Period from a Mid-Month Receipt Period to a Prior Month Receipt Period may have the effect of increasing the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. Conversely, changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. See "Description of the Certificates--Interest." No assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

Fixed Retained Yield; Servicing Compensation and Payment of Expenses

  A fixed percentage of the interest on each Mortgage Loan (the "Fixed Retained Yield") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) 7.500%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the prospectus for further information regarding Fixed Retained Yield.

  The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the scheduled principal balance (as defined in the Underlying Servicing Agreements) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate for each Mortgage Loan is 0.25% per annum. The Servicers also are entitled to additional servicing compensation, including any prepayment premiums, as described in the prospectus under "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

  The Master Servicer will pay all routine expenses, including fees of the Trustee and the Trust Administrator incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the REMIC will be allocated to the holder of the Class II-A-R Certificate. See "Material Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Limitations on Deduction of Certain Expenses" in the prospectus.

Servicer Defaults

  The Trustee will have the right pursuant to the Underlying Servicing Agreements to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume certain of the Servicer's servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading "Description of the Certificates -- Periodic Advances"), until such time as a successor servicer is appointed. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the prospectus.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

General

  Certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable servicers on mortgage loans included in various mortgage pools underlying all series of mortgage asset-backed pass-through certificates of the Seller and its predecessor, Norwest Integrated Structured Assets, Inc., is set forth in the table under "Delinquency and Foreclosure Experience" in the prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table with respect to the mortgage loans will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

  See "Delinquency and Foreclosure Experience" in the prospectus for a discussion of various factors affecting delinquencies and foreclosures generally.

First Horizon Home Loan Corporation -- Delinquency and Foreclosure Experience

  First Horizon Home Loan Corporation ("First Horizon") is the Servicer with respect to approximately 24.02% of the Mortgage Loans in the Trust, approximately 22.40% of the Group I Mortgage Loans, approximately 27.67% of the Group II Mortgage Loans and approximately 15.59% of the Group III Mortgage Loans (by aggregate principal balance as of the Cut-Off Date). The following information concerning First Horizon was provided by First Horizon. Neither the Seller nor the Underwriter nor any affiliate of any of them makes any representations as to the accuracy or completeness of the information.

  First Horizon is a mortgage banking subsidiary of First Tennessee National Corporation with headquarters in Irving Texas.

  First Horizon has been approved as a mortgage and seller/servicer by several agencies and instrumentalities, including Fannie Mae, the Government National Mortgage Association, the Federal Housing Authority and Freddie Mac.

  The following table includes mortgage loans which have a variety of payment characteristics, as well as mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans serviced by First Horizon. There can be no assurance that the delinquency and foreclosure experience set forth below with respect to First Horizon's total serviced portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans serviced by First Horizon.

            Delinquency and Foreclosure Experience of First Horizon



                                        As of August 31,    As of December 31,
                                              2000                 1999
                                      -------------------- --------------------

Total Servicing
  Total Number of Loans/Dollar Amount
   (dollar amount in millions).......  498,257    $53,749   465,667    $48,856
                                       =======    =======   =======    =======

                                      Percent of Number of Percent of Number of
                                        Loans      Loans     Loans      Loans
                                      ---------- --------- ---------- ---------

Period of Delinquency

  30 days............................     3.21%    15,983      3.26%    15,192
  60 days............................     0.83%     4,158      0.78%     3,624
  90 days............................     0.31%     1,531      0.29%     1,342
  120 or more days...................     0.76%     3,798      0.85%     3,938
                                       -------    -------   -------    -------
Total Delinquencies..................     5.11%    25,470      5.17%    24,096
                                       =======    =======   =======    =======
Foreclosures Pending.................     0.89%     4,433      0.95%     4,422



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

  An election will be made to treat the Trust Estate, and the Trust Estate will qualify, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Each Class of Offered Certificates (other than the Class II-A-R Certificate) (collectively, the "Regular Certificates"), together with each Class of Certificates not offered hereby, will be designated as regular interests in the REMIC, and the Class II-A-R Certificate will be designated as the residual interest in the REMIC. The Class II-A-R Certificate is a "Residual Certificate" for purposes of the prospectus. The assets of the REMIC will include the Mortgage Loans (exclusive of Fixed Retained Yield), together with the amounts held by the Master Servicer in a separate account in which collections on the Mortgage Loans will be deposited (the "Certificate Account"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans and any property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

  The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate investment trust and, other than the Class II-A-R Certificate, "qualified mortgages" for a REMIC and "permitted assets" for a financial asset securitization investment trust, to the extent described in the prospectus.

Regular Certificates

  The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

  The Class I-A-PO, Class II-A-PO and Class III-A-PO Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balances over their respective issue prices. It is antici- pated that the Class B-3 Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balance (plus two days of interest at the Pass-Through Rate thereon) over their issue price (including accrued interest). It is also anticipated that the Class I-A-1 and Class III-A-1 Certificates will be issued at a premium and that the Class II-A-1, Class III-A-2, Class III-A-3, Class B-1 and Class B-2 Certificates will be issued with de minimis original issue discount for federal income tax purposes. It is further anticipated that the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

  The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be calculated assuming that Loan Group I will prepay at 275% SPA, Loan Group II will prepay at 350% SPA and Loan Group III will prepay at 100% of the Prepayment Vector. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

Residual Certificate

  The holder of the Class II-A-R Certificate must include the taxable income or loss of the REMIC in determining its federal taxable income. The Class II-A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class II-A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the holder of the Class II-A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

  The Class II-A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the

Class II-A-R Certificate is subject to certain restrictions on transfer and any prospective transferee thereof will be required to furnish to the Trust Administrator an affidavit as described herein under "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates." See "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" and "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests" in the prospectus.

  An individual, trust or estate that holds the Class II-A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class II-A-R Certificate may not be recovered until termination of the REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class II-A-R Certificate, including any "safe harbor" payment described under "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates" in this prospectus supplement and under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Non-Economic Residual Interests" in the prospectus, are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class II-A-R Certificate should consult its tax advisors.

  Due to the special tax treatment of residual interests, the effective after-tax return of the Class II-A-R Certificate may be significantly lower than would be the case if the Class II-A-R Certificate were taxed as a debt instrument, or may be negative.

  See "Material Federal Income Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

  The Class II-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates."

  In addition, because the Class B Certificates are subordinated to the Class A Certificates with respect to certain losses, the Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trust Administrator and Seller stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" as defined in Section V(e) of PTE 95-60 and the purchase and holding of such Certificates are covered by Sections I and III of PTE 95-60, or (ii) an opinion of counsel and such other documentation as described herein under "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class B Certificates."

  Accordingly, the following discussion applies to the Class A Certificates (other than the Class II-A-R Certificate) offered hereby and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class II-A-R or Class B Certificates.

  As described in the prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plan. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Class A Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Class A Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the prospectus.

  On October 17, 1989, the DOL issued to Goldman, Sachs & Co. ("Goldman Sachs") an individual administrative exemption, Prohibited Transaction Exemption 89-88, 54 Fed. Reg. 42581 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A Certificates is the condition that the ERISA Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Before purchasing a Class A Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the prospectus.

  The DOL has proposed amendments (the "Proposed Amendments") to the Exemption that, if finalized in current form, generally will be effective as of August 23, 2000. Among other changes, it is anticipated that the amended Exemption would permit Plans to purchase Subordinated Certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

                                LEGAL INVESTMENT

  The Class A and Class B-1 Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

  Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the prospectus.

                                SECONDARY MARKET

  There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the Monthly Reports to Certificateholders described under "Description of the Certificates -- Reports" herein and "The Pooling and Servicing Agreement -- Reports to Certificateholders" in the prospectus upon written request to the Trust Administrator at the corporate trust office.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated September 27, 2000 and the terms agreement dated September 27, 2000 (together, the "Underwriting Agreement") among WFHM, the Seller and Goldman Sachs (the "Underwriter"), the Offered Certificates are being purchased from the Seller by the Underwriter upon issuance thereof. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approximately $142,275,739 plus accrued interest (other than for the Class A-PO Certificates) at the rate of 7.500% per annum from October 1, 2000 to (but not including) October 27, 2000, before deducting expenses payable by the Seller estimated to be $265,000. The Underwriter, which is not an affiliate of the Seller, and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

  The Underwriting Agreement provides that the Seller or WFHM will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

  This prospectus supplement and the prospectus may be used by Wells Fargo Brokerage Services, LLC, an affiliate of the Seller, the Master Servicer and WFHM, to the extent required, in connection with market making transactions in the Offered Certificates. Wells Fargo Brokerage Services, LLC may act as principal or agent in such transactions.

                               RECENT DEVELOPMENTS

  The Seller, the Master Servicer and WFHM are subsidiaries of Wells Fargo & Company (the former Norwest Corporation), a diversified financial services company registered under the Bank Holding Company Act of 1956, whose headquarters are located in San Francisco, California. On November 2, 1998, Norwest Corporation changed its name to "Wells Fargo & Company" following the merger of the former Wells Fargo & Company into one of Norwest Corporation's wholly-owned subsidiaries. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Seller and WFHM, was merged into and with the Seller. On April 17, 2000, the Seller changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation, on April 14, 2000 WFHM changed its name from Norwest Mortgage, Inc. to Wells Fargo Home Mortgage, Inc. and on July 8, 2000, the Master Servicer changed its name from Norwest Bank Minnesota, National Association to Wells Fargo Bank Minnesota, National Association.

                                  LEGAL MATTERS

  The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Morgan, Lewis & Bockius LLP, New York, New York.

                                 USE OF PROCEEDS

  The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from WFHM of the Mortgage Loans underlying the Certificates.

                                     RATINGS

  It is a condition to the issuance of the Class A Certificates (other than the Class II-A-R Certificate) offered hereby that each such Class will have been rated "AAA" by Fitch, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"). It is a condition to the issuance of the Class II-A-R, Class B-1, Class B-2 and Class B-3 Certificates that they will have been rated at least "AAA," "AA," "A" and "BBB," respectively, by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

  The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

  The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

  The Seller has not requested a rating on the Offered Certificates of any Class by any rating agency other than Moody's and Fitch although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by Moody's and Fitch.

                              INDEX OF SIGNIFICANT
                        PROSPECTUS SUPPLEMENT DEFINITIONS

Term                                   Page
----                                   ----

Additional Collateral................. S-53
Adjusted Pool Amount.................. S-31
Adjusted Pool Amount (PO Portion)..... S-32
Adjustment Amount..................... S-50
Aggregate Non-PO Principal Balance.... S-31
Aggregate Principal Balance........... S-31
Aggregate Subordinate Percentage...... S-43
Apportioned Class B Principal
 Distribution Amount.................. S-43
Apportioned Principal Balance......... S-50
Apportionment Fraction................ S-43
Assumed Discount Mortgage Loans....... S-75
Assumed Mortgage Loans................ S-75
Assumed Premium Mortgage Loans........ S-75
Available Master Servicing
 Compensation......................... S-32
Bankruptcy Loss....................... S-38
Bankruptcy Loss Amount................ S-50
Beneficial Owner...................... S-25
Book-Entry Certificates............... S-25
Bulk Purchase Underwritten Loans...... S-54
CBE................................... S-81
Cede.................................. S-25
Certificate Account................... S-93
Certificateholder..................... S-25
Certificates.......................... S-24
Class A Certificates.................. S-24
Class A Non-PO Optimal Principal
 Amount............................... S-35
Class A Non-PO Principal Balance...... S-31
Class A Non-PO Principal Distribution
 Amount............................... S-35
Class A Percentage.................... S-39
Class A Prepayment Percentage......... S-39
Class A Principal Balance............. S-31
Class A-PO Certificates............... S-24
Class A-PO Deferred Amount............ S-37
Class A-PO Distribution Amount........ S-35
Class A-PO Optimal Principal Amount... S-35
Class B Certificates.................. S-24
Class B Loan Group Optimal Principal
 Amount............................... S-35



                          Term                                             Page
                          ----                                             ----

                          Class B Loan Group I Optimal Principal Amount.. S-35 Class B Loan Group II Optimal Principal
                           Amount........................................  S-35
                          Class B Loan Group III Optimal Principal
                           Amount........................................  S-35
                          Class B Optimal Principal Amount...............  S-37
                          Class B Percentage.............................  S-41
                          Class B Prepayment Percentage..................  S-41
                          Class B Principal Balance......................  S-31
                          Class B Principal Distribution Amount..........  S-35
                          Class Percentage...............................  S-36
                          Class Prepayment Percentage....................  S-36
                          Closing Date...................................  S-24
                          Code...........................................  S-45
                          Combined Prepayment Assumption.................  S-75
                          Compensating Interest..........................  S-32
                          CPR............................................  S-75
                          Cross-Over Date................................  S-48
                          Current Fractional Interest....................  S-41
                          Curtailment Interest Shortfalls................  S-34
                          Cut-Off Date...................................  S-55
                          Debt Service Reduction.........................  S-38
                          Deficient Valuation............................  S-38
                          Definitive Certificates........................  S-24
                          Determination Date.............................  S-25
                          Discount Mortgage Loan.........................  S-39
                          Distribution Date..............................  S-25
                          DOL............................................  S-96
                          DTC............................................  S-25
                          ERISA..........................................  S-46
                          ERISA Plan.....................................  S-46
                          Excess Bankruptcy Losses.......................  S-49
                          Excess Fraud Losses............................  S-49
                          Excess Losses..................................  S-49
                          Excess Special Hazard Losses...................  S-49
                          Exemption......................................  S-96
                          First Horizon..................................  S-92
                          Fitch..........................................  S-98
                          FICO Scores....................................  S-62



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                                      S-100

Term                                  Page
----                                  ----

Fixed Retained Yield................  S-91
Fraud Loss..........................  S-38
Fraud Loss Amount...................  S-50
General Standards...................  S-53
Goldman Sachs.......................  S-96
Group...............................  S-24
Group I-A Certificates..............  S-24
Group I Discount Mortgage Loan......  S-38
Group I Mortgage Loans..............  S-52
Group I Pool Distribution Amount....  S-25
Group I Premium Mortgage Loan.......  S-39
Group II-A Certificates.............  S-24
Group II Discount Mortgage
 Loan...............................  S-38
Group II Mortgage Loans.............  S-52
Group II Pool Distribution Amount...  S-26
Group II Premium Mortgage Loan......  S-39
Group III-A Certificates............  S-24
Group III Discount Mortgage Loans...  S-38
Group III Mortgage Loans............  S-52
Group III Pool Distribution Amount..  S-26
Group III Premium Mortgage Loan.....  S-39
Group Subordinate Amount............  S-50
Holder..............................  S-25
Interest Accrual Amount.............  S-29
Interest Shortfall Amount...........  S-34
Limited Purpose Surety Bond.........  S-53
Liquidated Loan.....................  S-38
Liquidated Loan Loss................  S-38
Loan Group..........................  S-52
Loan Group I........................  S-52
Loan Group II.......................  S-52
Loan Group III......................  S-52
Loan Purchase Limits................  S-52
Loss Severity Percentage............  S-83
Master Servicer.....................  S-86
Master Servicing Fee................  S-86
Master Servicing Fee Rate...........  S-86
Maximum Amount......................  S-53
Mid-Month Receipt Period............  S-89
MLCC................................  S-53




                        Term                                                Page
                        ----                                                ----

                        Modified Standards................................. S-53
                        Month End Interest................................. S-33
                        Moody's............................................ S-98
                        Mortgage Loans..................................... S-52
                        Mortgaged Properties............................... S-52
                        Mortgages.......................................... S-52
                        Net Mortgage Interest Rate......................... S-32
                        Net Partial Liquidation Proceeds................... S-28
                        Non-PO Fraction.................................... S-38
                        Non-Supported Interest Shortfalls.................. S-33
                        Offered Certificates............................... S-24
                        Original Fractional Interest....................... S-41
                        Original Group Subordinate Amount.................. S-40
                        Other Servicers.................................... S-87
                        Partial Liquidation Proceeds....................... S-28
                        Pass-Through Rate.................................. S-30
                        Percentage Interest................................ S-29
                        Periodic Advance................................... S-44
                        Plan............................................... S-46
                        Pledged Asset Mortgage Loans....................... S-53
                        PMI Advances....................................... S-45
                        PO Fraction........................................ S-38
                        Pool Balance (Non-PO Portion)...................... S-38
                        Pool Balance (PO Portion).......................... S-39
                        Pool Distribution Amount........................... S-26
                        Pool Distribution Amount Allocation................ S-28
                        Pooling and Servicing Agreement.................... S-85
                        Premium Mortgage Loan.............................. S-39
                        Prepayment Interest Shortfalls..................... S-32
                        Prepayment Vector.................................. S-75
                        Prepayments in Full................................ S-32
                        Principal Balance.................................. S-30
                        Prior Month Receipt Period......................... S-89
                        Proposed Amendments................................ S-96
                        PTE 95-60.......................................... S-47
                        Rating Agencies.................................... S-98
                        Realized Loss...................................... S-38
                        Record Date........................................ S-25
                        Recovery........................................... S-31
                        Regular Certificates............................... S-93
                        REMIC.............................................. S-93
                        Remittance Date.................................... S-28
                        REO Property....................................... S-87



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                                      S-101

Term                                  Page
----                                  ----

Residual Certificate................  S-93
Scheduled Principal Balance.........  S-37
SDA.................................  S-82
SPA.................................  S-75
Securities Act......................  S-96
Seller..............................  S-52
Servicer Custodial Account..........  S-89
Servicers...........................  S-87
Servicing Fee Rate..................  S-91
Similar Law.........................  S-46
SMMEA...............................  S-97
Special Hazard Loss.................  S-38
Special Hazard Loss Amount..........  S-50
Structuring Assumptions.............  S-75
Subordinated Certificates...........  S-24
Subordinated Percentage.............  S-40
Subordinated Prepayment Percentage..  S-40




                        Term                                                Page
                        ----                                                ----

                        Surety Bond Provider............................... S-53
                        Target Regime...................................... S-90
                        Trust.............................................. S-24
                        Trust Administrator................................ S-86
                        Trustee............................................ S-86
                        U.S. Person........................................ S-46
                        Undercollateralized Amount......................... S-43
                        Undercollateralized Group.......................... S-43
                        Underlying Servicing Agreement..................... S-87
                        Underwriter........................................ S-97
                        Underwriting Agreement............................. S-97
                        Underwriting Standards............................. S-53
                        Unscheduled Principal Receipt Period............... S-89
                        Unscheduled Principal Receipts..................... S-27
                        weighted average life.............................. S-75
                        Wells Fargo........................................ S-89
                        Wells Fargo Type 1 Loans........................... S-89
                        Wells Fargo Type 2 Loans........................... S-89
                        WFHM............................................... S-87



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                                      S-102

PROSPECTUS

                    Wells Fargo Asset Securities Corporation
                                     Seller

                Mortgage Asset-Backed Pass-Through Certificates
                    (Issuable in Series by separate Trusts)

                                --------------

 You should        Each Trust--
 carefully
 consider          . will issue a series of mortgage asset-backed pass-through
 the risk factors    certificates, which will consist of one or more classes of
 beginning on        certificates; and
 page 11 of this
 prospectus.       . will own--

 Neither the          . a pool or pools of fixed or adjustable interest rate,
 certificates           conventional mortgage loans which are secured by a first
 of any series          lien on a one- to four-family residential property; and
 nor the related
 underlying           . other assets described in this prospectus and the
 mortgage loans         accompanying prospectus supplement.
 will be insured
 or guaranteed     Each Pool of Mortgage Loans--
 by any
 governmental      . will be sold to the related trust by the seller, who will
 agency or           have in turn purchased them from Wells Fargo Home Mortgage,
 instrumentality.    Inc., one of its affiliates;

 The certificates  . will be underwritten to Wells Fargo Home Mortgage, Inc.'s
 of each series      standards or such other standards as described in this
 will represent      prospectus and the accompanying prospectus supplement; and
 interests in the
 related trust     . will be serviced by Wells Fargo Home Mortgage, Inc.'s
 only and will       individually or together with other servicers.
 not represent
 interests in or   Each Series of Certificates--
 obligations of
 the seller or     . will represent interests in the related trust;
 any affiliate
 of the seller.    . may provide credit support for certain classes by
                     "subordinating" certain classes to other classes of
 This prospectus     certificates; any subordinated classes will be entitled to
 may be used to      payment subject to the payment of more senior classes and
 offer and sell      may bear losses before more senior classes;
 any series of
 certificates      . may be entitled to one or more of the other types of credit
 only if             support described in this prospectus; and
 accompanied by
 the prospectus    . will be paid only from the assets of the related trust.
 supplement for
 that series.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                --------------

                The date of this prospectus is October 23, 2000

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  Information is provided to you about the certificates in two separate docu-ments that progressively provide more detail: (a) this prospectus, which pro-vides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certifi-cates, including:

  .the principal balances and/or interest rates of each class and/or subclass;
  .the timing and priority of interest and principal payments; .statistical and other information about the mortgage loans; .information about credit enhancement, if any, for each class or subclass; .the ratings for each class or subclass; and .the method for selling the certificates.

  If the terms of a particular series of certificates vary between this pro-spectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different informa-tion. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

  Cross-references are included in this prospectus and in the accompanying pro-spectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this pro-spectus are defined under the caption "Index of Significant Definitions" begin-ning on page 131 in this prospectus.

  The seller's principal executive office is located at 7485 New Horizon Way, Frederick, Maryland 21703, and the seller's telephone number is (301) 846-8881.

                              ------------------

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                          PAGE
                                                                          ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
 ACCOMPANYING PROSPECTUS SUPPLEMENT......................................   2
SUMMARY OF PROSPECTUS....................................................   6
RISK FACTORS.............................................................  11
  Limited Liquidity for Certificates.....................................  11
  Limited Assets for Payment of Certificates.............................  11
  Credit Enhancement is Limited in Amount and Coverage...................  11
  Real Estate Market Conditions Affect Mortgage Loan Performance.........  12
  Geographic Concentration May Increase Rates of Loss and Delinquency....  13
  Underwriting Standards.................................................  13
  Rate of Prepayment on Mortgage
   Loans May Adversely Affect
   Average Lives and Yields on Certificates..............................  13
  Book-Entry Certificates May Experience Decreased Liquidity and Payment
   Delay.................................................................  14
  Consumer Protection Laws May Limit Remedies............................  14
THE TRUST ESTATES........................................................  15
  General................................................................  15
  Mortgage Loans.........................................................  15
THE SELLER...............................................................  20
WELLS FARGO HOME MORTGAGE................................................  20
WELLS FARGO BANK.........................................................  21
THE MORTGAGE LOAN PROGRAMS...............................................  22
  Mortgage Loan Production Sources.......................................  22
  Acquisition of Mortgage Loans from Correspondents......................  23
  Mortgage Loan Underwriting.............................................  23
     General Standards...................................................  24
     Modified Standards..................................................  29
  Representations and Warranties.........................................  30

                                                                           PAGE
                                                                           ----
DESCRIPTION OF THE CERTIFICATES...........................................  32
  General.................................................................  32
  Definitive Form.........................................................  33
  Book-Entry Form.........................................................  33
  Distributions to Certificateholders.....................................  35
     General..............................................................  35
     Distributions of Interest............................................  37
     Distributions of Principal...........................................  38
  Categories of Classes of Certificates...................................  40
  Other Credit Enhancement................................................  44
     Limited Guarantee....................................................  44
     Financial Guaranty Insurance Policy or Surety Bond...................  44
     Letter of Credit.....................................................  45
     Pool Insurance Policies..............................................  45
     Special Hazard Insurance Policies....................................  45
     Mortgagor Bankruptcy Bond............................................  45
     Reserve Fund.........................................................  45
     Cross Support........................................................  46
     Overcollateralization................................................  46
PREPAYMENT AND YIELD CONSIDERATIONS.......................................  46
  Pass-Through Rates......................................................  46
  Effects of Defaults.....................................................  47
  Scheduled Delays in Distributions.......................................  47
  Effect of Principal Prepayments.........................................  47
  Weighted Average Life of Certificates...................................  48
  Refinancings............................................................  49
DELINQUENCY AND FORECLOSURE EXPERIENCE....................................  50
SERVICING OF THE MORTGAGE LOANS...........................................  52
  The Master Servicer.....................................................  52
  The Servicers...........................................................  53
  Payments on Mortgage Loans..............................................  54
  Periodic Advances and Limitations Thereon...............................  58
  Collection and Other Servicing Procedures...............................  59
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage
   Loans..................................................................  60

                                                                           Page
                                                                           ----
  Insurance Policies.....................................................   62
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses...   63
  Evidence as to Compliance..............................................   65
Certain Matters Regarding the Master Servicer............................   66
The Pooling and Servicing Agreement......................................   67
  Assignment of Mortgage Loans to the Trustee............................   67
  Optional Purchases.....................................................   69
  Optional Substitutions.................................................   69
  Reports to Certificateholders..........................................   70
  List of Certificateholders.............................................   71
  Events of Default......................................................   71
  Rights Upon Event of Default...........................................   71
  Amendment..............................................................   72
  Termination; Optional Purchase of Mortgage Loans.......................   73
  The Trustee............................................................   74
Certain Legal Aspects of the Mortgage Loans..............................   75
  General................................................................   75
  Foreclosure............................................................   75
  Foreclosure on Shares of Cooperatives..................................   76
  Rights of Redemption...................................................   77
  Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations
   on Lenders............................................................   77
  Homeowners Protection Act of 1998......................................   80
  Texas Home Equity Loans................................................   80
  Soldiers' and Sailors' Civil Relief Act and Similar Laws...............   81
  Environmental Considerations...........................................   81
  "Due-on-Sale" Clauses..................................................   84
  Applicability of Usury Laws............................................   85
  Enforceability of Certain Provisions...................................   85
Material Federal Income Tax

 Consequences............................................................   86
 Federal Income Tax Consequences for REMIC Certificates..................   86
  General................................................................   86




                                                                            Page
                                                                            ----
  Status of REMIC Certificates.............................................  87
  Qualification as a REMIC.................................................  88
  Taxation of Regular Certificates.........................................  90
     General...............................................................  90
     Original Issue Discount...............................................  90
     Acquisition Premium...................................................  93
     Variable Rate Regular Certificates....................................  93
     Market Discount.......................................................  94
     Premium...............................................................  95
     Election to Treat All Interest Under the Constant Yield Method........  96
     Treatment of Losses...................................................  96
     Sale or Exchange of Regular Certificates..............................  97
  Taxation of Residual Certificates........................................  98
     Taxation of REMIC Income..............................................  98
     Basis and Losses......................................................  99
     Treatment of Certain Items of REMIC Income and Expense................ 100
     Limitations on Offset or Exemption of REMIC Income.................... 101
     Tax-Related Restrictions on Transfer of Residual Certificates......... 102
     Sale or Exchange of a Residual Certificate............................ 105
     Mark to Market Regulations............................................ 106
  Taxes That May Be Imposed on the REMIC Pool.............................. 106
     Prohibited Transactions............................................... 106
     Contributions to the REMIC Pool After the Startup Day................. 107
     Net Income from Foreclosure Property.................................. 107
  Liquidation of the REMIC Pool............................................ 107
  Administrative Matters................................................... 107
  Limitations on Deduction of Certain Expenses............................. 108
  Taxation of Certain Foreign Investors.................................... 108
     Regular Certificates.................................................. 108
     Residual Certificates................................................. 109
  Backup Withholding....................................................... 110
  Reporting Requirements................................................... 110

                                                                          Page
                                                                          ----
Federal Income Tax Consequences for Certificates as to Which No REMIC
 Election Is Made........................................................ 111
  General................................................................ 111
  Tax Status............................................................. 111
  Premium and Discount................................................... 112
     Premium............................................................. 112
     Original Issue Discount............................................. 112
     Market Discount..................................................... 113
  Recharacterization of Servicing Fees................................... 113
  Sale or Exchange of Certificates....................................... 114
  Stripped Certificates.................................................. 114
     General............................................................. 114
     Status of Stripped Certificates..................................... 116
     Taxation of Stripped Certificates................................... 116
  Reporting Requirements and Backup Withholding.......................... 118
  Taxation of Certain Foreign Investors.................................. 118
ERISA Considerations..................................................... 119
  General................................................................ 119
  Certain Requirements Under ERISA....................................... 119
     General............................................................. 119
     Parties in Interest/Disqualified Persons............................ 119




                                                                            Page
                                                                            ----
     Delegation of Fiduciary Duty.......................................... 120
  Administrative Exemptions................................................ 120
     Individual Administrative Exemptions.................................. 120
     PTE 83-1.............................................................. 122
  Exempt Plans............................................................. 123
  Unrelated Business Taxable Income --Residual Certificates................ 123
Legal Investment........................................................... 123
Plan of Distribution....................................................... 125
Use of Proceeds............................................................ 126
Legal Matters.............................................................. 126
Rating..................................................................... 127
Reports to Certificateholders.............................................. 127
Where You Can Find More Information........................................ 128
  Registration Statement and Other Materials Filed With the SEC............ 128
  Detailed Information Relating to the Mortgage Loans of a Series.......... 128
Incorporation of Certain Information by Reference.......................... 129
Index of Significant Definitions........................................... 130

                              SUMMARY OF PROSPECTUS

 . This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your in-vestment decision. To understand all of the terms of a series of certifi-cates, please read this entire document and the accompanying prospectus sup-plement carefully.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus sup-plement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among the seller, the master servicer and the trustee specified in the applicable prospectus supple-ment.

Seller

With respect to each trust, Wells Fargo Asset Securities Corporation will act as seller to each trust and will acquire the mortgage loans from Wells Fargo Home Mortgage, Inc., and will transfer the mortgage loans to the trust. The seller is a direct, wholly-owned subsidiary of Wells Fargo Home Mortgage, Inc. which is an indirect, wholly-owned subsidiary of Wells Fargo & Company. See "Recent Developments" in the applicable prospectus supplement.

Master Servicer

Wells Fargo Bank Minnesota, National Association will act as master servicer of each trust and will supervise the servicers and perform certain other adminis-trative and reporting duties with respect to each series of certificates. In addition, the master servicer will generally be required to make advances with respect to the mortgage loans in each trust to the extent that the related servicer, other than Wells Fargo Home Mortgage, Inc., fails to make a required advance.

The master servicer is a direct, wholly-owned subsidiary of Wells Fargo & Company and an affiliate of the seller.

Servicers

Wells Fargo Home Mortgage, Inc. and, if specified in the applicable prospectus supplement, one or more other entities will service the mortgage loans in each trust. Each servicer will perform certain servicing functions with respect to the mortgage loans serviced by it pursuant to a related servicing agreement.

THE MORTGAGE LOANS
Each trust will own the related mortgage loans (other than the fixed retained yield described in this prospectus, if any) and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust estate:

 . will be conventional, fixed or adjustable interest rate, mortgage loans se-
  cured by first liens on one-to four-family residential properties;
 . will have been acquired by the seller from Wells Fargo Home Mortgage, Inc.; . will have been originated by Wells Fargo Home Mortgage, Inc. or an affiliate
  or
 will have been acquired by Wells Fargo Home Mortgage, Inc. directly or indi-rectly from other mortgage loan originators; and . will have been underwritten either to Wells Fargo Home Mortgage Inc.'s gen-
  eral or modified standards or, to the extent specified in the applicable pro-spectus supplement, to the standards of a pool insurer or to other standards.

See "The Trust Estates" and "The Mortgage Loan Programs -- Mortgage Loan Underwriting."

You should refer to the applicable prospectus supplement for the precise char-acteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES
Each series of certificates will include one or more classes, any of which may be divided into one or more subclasses. A class or subclass of certificates will be entitled, to the extent of funds available, to one of the following:

 . principal and interest payments in respect of the related mortgage loans;
 . principal distributions, with no interest distributions;
 . interest distributions, with no principal distributions; or . such other distributions as are described in the applicable prospectus sup-
  plement.

Interest Distributions

With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates after deducting servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be de-scribed in the related prospectus supplement. See "Description of the Certificates -- Distributions of Certificateholders -- Distributions of Interest."

Except as otherwise specified in the applicable prospectus supplement, interest on each class and subclass of certificates of each series will accrue at the pass-through rate for each class and subclass indicated in the applicable pro-spectus supplement on their outstanding principal balance or notional amount.

Principal Distributions

With respect to a series of certificates, principal payments, including prepay-ments, on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pool-ing and servicing agreement on each distribution date. Distributions in reduc-tion of principal balance will be allocated among the classes and subclasses of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of the Certificates -- Distributions to Certificateholders -- Distributions of Principal."

Distribution Dates

Distributions on the certificates will be made on each distribution date which is generally the 25th day of each month, or, if such day is not a business day, the business day following the 25th day.

If so specified in the applicable prospectus supplement, distributions on cer-tificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such prospectus supplement.

Record Dates

Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which such distribution date occurs or another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

Subordination

A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be sub-ordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

 . the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

 . the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

 . the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement

If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the ben-efits of other types of credit enhancement, including but not limited to:

 . limited       . mortgage
  guarantee       pool
 . financial       insurance
  guaranty        policy
  insurance     . reserve
  policy          fund
 . surety bond   . cross-
 . letter of       support
  credit        . overcollateralization

Any credit support will be described in the applicable prospectus supplement.

See "Description of the Certificates -- Other Credit Enhancement."

PERIODIC ADVANCES ON DELINQUENT PAYMENTS
In the event that a payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated, to the extent specified in the servicing agreement, to make cash advances if the servicer determines that it will be able to recover such amounts from future payments and collections on the mortgage loan. A servicer who makes periodic advances will be reimbursed for these as described in this prospectus and in the applicable prospectus supplement. In certain circumstances, the master servicer or trustee will be required to make these advances upon a servicer default.

In addition, the master servicer may be required to make these advances if the underlying servicing agreement does not require the servicer to make advances while a mortgage loan is in the process of being liquidated.

See "Servicing of the Mortgage Loans --Periodic Advances and Limitations
Thereon."

FORMS OF CERTIFICATES The certificates will be issued either:

 . in book-entry form through the facilities of DTC; or

 . in fully registered, certificated form.

If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in such book-entry certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates -- Definitive Form" in this prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, act-ing through certain participating organizations. This may result in certain de-lays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may gener-ally only be exercised through DTC and its participating organizations.

See "Description of the Certificates --Book-Entry Form."

OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS
The seller may, to the extent specified in the related prospectus supplement and subject to the terms of the applicable pooling and servicing agreement, purchase from the related trust:

 . any defaulted mortgage loan or any mortgage loan as to which default is rea-
  sonably foreseeable; and
 . any mortgage loan as to which the originator of such mortgage loan breached a representation or warranty to Wells Fargo Home Mortgage, Inc. regarding the characteristics of such mortgage loan.

See "Pooling and Servicing Agreement --Optional Purchases."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS
If so specified in the prospectus supplement with respect to a series, all, but not less than all, of the mortgage loans in the related trust and any property acquired with respect to such mortgage loans may be purchased by the seller, Wells Fargo Home Mortgage, Inc., or such other party as is specified in the ap-plicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement.

In the event that an election is made to treat the related trust estate or one or more segregated pools of assets in the trust estate as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as de-fined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

Exercise of the right of purchase will effect the early retirement of the cer-tificates of that series.

See "Prepayment and Yield Considerations."

ERISA LIMITATIONS
If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, you should care-fully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or other similar rules or regulations.

See "ERISA Considerations."

TAX STATUS
The treatment of the certificates for federal income tax purposes will depend on:

 . whether a REMIC election is made with respect to a series of certificates;
  and

 . if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Certain Federal Income Tax Consequences."

LEGAL INVESTMENT
The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for pur-poses of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such certifi-cates constitute legal investments for you.

See "Legal Investments" in this prospectus and in the applicable prospectus supplement.

RATING

Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class or subclass is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

 . A security rating is not a recommendation to buy, sell or hold the certifi-cates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

 . Ratings do not address the effect of prepayments on the yield you may antici-pate when you purchase your certificates.

                                  RISK FACTORS

  You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

  The liquidity of your certificates may be limited. You should consider that:

  . a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

  . the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such cer-tificates, but no underwriter will be obligated to do so; and

  . unless specified in the applicable prospectus supplement, the certifi-cates will not be listed on any securities exchange.

  In addition to these considerations, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of cer-tificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Limited Assets for Payment of Certificates

  Except for any related insurance policies and any reserve fund or credit en-hancement described in the applicable prospectus supplement:

  . mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;
  . the certificates of any series will not represent an interest in or ob-ligation of the seller, Wells Fargo Home Mortgage, Inc., the master servicer, the trustee or any of their affiliates, except for the seller's limited obligations with respect to certain breaches of its repre-sentations and warranties, Wells Fargo Home Mortgage, Inc.'s obligations as servicer and Wells Fargo Bank Minnesota, National Association's obli-gations as master servicer; and

  . neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, Wells Fargo Home Mortgage, Inc., the master servicer, the trustee, any of their affiliates or any other person.

  Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the seller, Wells Fargo Home Mortgage, Inc., the master servicer, the trustee or, except as specified in the applicable prospectus supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

  With respect to each series of certificates, credit enhancement may be pro-vided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to; subordination of the classes of certificates of the same series; a limited guarantee; a finan-cial guaranty insurance policy; a surety bond; a letter of credit; a pool in-surance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support;

overcollateralization; and any combination of the preceding types of credit en-hancement. See "Description of the Certificates -- Other Credit Enhancement."

  Regardless of the form of credit enhancement provided:
  . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;
  . may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

  . all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the master servicer, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

  In the event losses exceed the amount of coverage provided by any credit en-hancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or certain classes).

  The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrad-ing of the obligations of any applicable credit support provider, or as a re-sult of losses on the related mortgage loans in excess of the levels contem-plated by such rating agency at the time of its initial rating analysis.

  Neither the seller, Wells Fargo Home Mortgage, Inc., the master servicer, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

  See "Description of the Certificates -- Other Credit Enhancement."

  Real Estate Market Conditions Affect Mortgage Loan Performance An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a de- cline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will re- main at their levels on the dates of origination of the related mortgage loans.

  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans con-tained in a particular trust estate and any secondary financing on the mort-gaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experi-enced in Wells Fargo Home Mortgage, Inc.'s or other servicers' servicing port-folios.

  To the extent that losses on mortgage loans underlying a series are not cov-ered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trusts Estates --

 Mortgage Loans" and "The Mortgage Loan Programs -- Mortgage Loan Underwrit-ing."

Geographic Concentration May Increase Rates of Loss and Delinquency

  In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans -- Insur-ance Policies," no mortgaged properties will otherwise be required to be in-sured against earthquake damage or any other loss not covered by standard haz-ard insurance policies, as described under "Servicing of the Mortgage Loans -- Insurance Policies."

  The ability of mortgagors to make payments on the mortgage loans may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or indus-tries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors). Such oc-currences may accordingly affect the actual rates of delinquencies, foreclo-sures and losses with respect to any trust estate.

  The mortgage loans underlying certain series of certificates may be concen-trated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage asset-backed secu-rities without such concentration. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" and "Prepayment and Yield Considerations --Weighted Average Life of Certificates."

Underwriting Standards

  The mortgage loans, including certain loans made to foreign nationals, may have been originated using underwriting standards that are different from and, in certain respects, less stringent than the general underwriting policies of Wells Fargo Home Mortgage, Inc. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Modified Standards." For example, certain of the mortgage loans may have been originated with higher maximum loan-to-value ratios, less restrictive requirements for investment properties or "equity take out" financings, and may have been secured by shares in cooperative housing corpora-tions, condotels or unique parcels of land. In addition, ratios of a prospec-tive borrower's debt service on the mortgage loan and total debt obligations to income may not be required to be taken into account in making the loan. Such mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten to Wells Fargo Home Mortgage, Inc.'s general underwriting stan-dards.

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives And Yields on Certificates
  The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely af-fected, depending upon whether a particular Certificate is purchased at a pre-mium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

  . the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

  . the yield on certain classes of certificates may be relatively more sen-sitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

  The rate of prepayments on mortgage loans is influenced by a number of fac-tors, including:

  . prevailing mortgage market interest rates;
  . local and national economic conditions;
  . homeowner mobility; and
  . the ability of the borrower to obtain refinancing.

  In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.
Your yield will be also adversely affected to the extent that losses on the mortgage loans in the related trust estate are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust. Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

  See "Prepayment and Yield Considerations."

Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay
  Since transactions in the classes and subclasses of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

  . your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate;

  . you may experience delays in your receipt of payments on book-entry cer-tificates because distributions will be made by the master servicer, or a paying agent on behalf of the master servicer, to Cede, as nominee for DTC; and

  . the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

  See "Description of the Certificates -- Book-Entry Form."

Consumer Protection Laws May Limit Remedies

  There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

  . regulate interest rates and other charges;
  . require certain disclosures;
  . require licensing of mortgage loan originators;
  . prohibit discriminatory lending practices;
  . regulate the use of consumer credit information; and . regulate debt collection practices.

  Violation of certain provisions of these laws, policies and principles:

  . may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

  . may entitle the borrower to a refund of amounts previously paid; and . could subject a servicer to damages and administrative sanctions.
  .  neither the certificates of any series nor the related mortgage loans

  In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas consumer protection laws which regulate loans other than purchase money loans. See "Certain Legal Aspect of the Mortgage Loans -- Texas Home Equity Loans."

  See "Certain Legal Aspects of the Mortgage Loans."

                                THE TRUST ESTATES

General

  The assets underlying each Series of Certificates (each, a "Trust Estate") will consist primarily of fixed or adjustable rate, conventional first mortgage loans ("Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so se-cured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one- to four-family detached residences, (ii) town-houses, (iii) condominium units including, those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("condotels"), (iv) units within planned unit devel-opments, (v) long-term leases with respect to any of the foregoing, (vi) shares issued by private non-profit housing corporations ("cooperatives") and the re-lated proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings, and (vii) manufactured homes. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insur-ance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds and (v) if applicable, and to the extent set forth in the appli-cable prospectus supplement, contractual obligations of any person to make pay-ments in respect of any form of credit enhancement or any interest subsidy agreement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servic-ing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

Mortgage Loans

  The Mortgage Loans will have been acquired by the Seller from its affiliate, WFHM. The Mortgage Loans will have been originated by WFHM or will have been acquired by WFHM from other affiliated or unaffiliated mortgage loan origina-tors. Each Mortgage Loan will have been underwritten either to WHFM's general standards or modified standards, to the extent specified in the applicable pro-spectus supplement, to the standards of certain unaffiliated originators or of a pool insurer. See "The Mortgage Loan Programs -- Mortgage Loan Production Sources" and "-- Mortgage Loan Underwriting." The prospectus supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by WFHM or its affiliate and (ii) purchased by WFHM or its affiliates from unaffiliated mort-gage loan originators through WHFM's mortgage loan purchase programs.

  Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Prop-erty located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in WHFM's discretion. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

  If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that WFHM determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located on the property. Generally, a Mortgage Loan will be secured by a lease only if (i) the use of leasehold estates as se-curity for mortgage loans is customary in the area, (ii) the lease is not sub-ject to any prior lien that could result in termination of the lease and (iii) the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative ar-rangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

  The prospectus supplement will set forth the geographic distribution of Mort-gaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The prospectus supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage In-terest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal bal-ances at origination of such Mortgage Loans.

  The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the prospectus supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which the Seller will file with the Commission within 15 days of the initial issuance of the related Series.

  The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable prospectus supple-ment, have payments due on a different day of each month. Each Mortgage Loan will be of one of the following types of mortgage loans:

  a. Fixed Rate Loans. If so specified in the applicable prospectus supplement, a Trust Estate may include fixed-rate, fully-amortizing Mortgage Loans provid-ing for level monthly payments of principal and interest and terms at origina-tion or modification of not more than 30 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the sat-isfaction of other conditions specified in the applicable prospectus supple-ment. If so specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable prospec-tus supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

  b. Adjustable Rate Loans. If so specified in the applicable prospectus sup-plement, a Trust Estate may include adjustable-rate fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average mar-gin with respect to the adjustable rate mortgage loans in the related Trust Es-tate. The applicable prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

  If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Seller or another party will generally be required to repur-chase each such converted Mortgage Loan at the price set forth in the applica-ble prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

  The scheduled monthly payment for an adjustable rate Mortgage Loan will be adjusted as and when described in the applicable prospectus supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly pay-ment may be subject to certain limitations as specified in the applicable pro-spectus supplement. If the adjustments made to monthly payments for an adjust-able rate Mortgage Loan are made at intervals different from the intervals at which the Mortgage Interest Rate is adjusted "negative amortization" of princi-pal may result with respect to such Mortgage Loan. Negative amortization will occur if an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the cur-rent scheduled monthly payment on such mortgage loan. The resulting amount of interest that has secured but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan.

  c. Graduated Payment Loans. If so specified in the applicable prospectus sup-plement, a Trust Estate may contain fixed-rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such mortgage loans, (ii) "Tiered Pay-ment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

  d. Subsidy Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

  The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. Subsidy Loans are offered by employers generally through either a "graduated" or "fixed" subsidy loan program, or programs that combine features of graduated and fixed subsidy loan programs. The subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points (3%) and five percentage points (5%) be-low the Mortgage Interest Rates specified in the related Mortgage Notes during the term of the subsidy agreement. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mort-gage Interest Rate in year one, the subsidized rate will increase to four per-centage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller per-centage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for the term of the subsidy agree-ments The subsidy agreements relating to Subsidy Loans pursuant to combination fixed/graduated programs generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

  Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of in-terest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event the mortgagor refinances a Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining sched-uled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by WFHM in determin-ing certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting."

  e. Buy-Down Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applica-ble prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mort-gage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly pay-ment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Cus-todial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable prospectus supple-ment.

  f. Balloon Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Bal-loon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the re-lated Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations."

  g. Pledged Asset Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate mortgage loans having origi-nal terms to stated maturity of not more than 30 years which are either (i) se-cured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, "Pledged Asset Mortgage Loans," and any such collateral, "Additional Collater-al"). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the Mortgage Loan is paid down to a predetermined amount.

                                   THE SELLER

  Wells Fargo Asset Securities Corporation (the "Seller") is a direct, wholly owned subsidiary of Wells Fargo Home Mortgage, Inc. and an indirect, wholly owned subsidiary of Wells Fargo & Company. See "Recent Developments" in the ap-plicable prospectus supplement. The Seller was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Seller, was merged into and with the Seller. On April 17, 2000, the Seller changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

  The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the forego-ing.

  The Seller maintains its principal office at 7485 New Horizon Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

  At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from WFHM. Except to the extent otherwise specified in the applicable prospectus supplement, the Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See "The Pooling and Servicing Agreement -- Assignment of Mort-gage Loans to the Trustee."

                            WELLS FARGO HOME MORTGAGE

  Wells Fargo Home Mortgage, Inc. ("WFHM") was originally incorporated as a Minnesota corporation on July 1, 1983 under the name Norwest Mortgage, Inc. On August 30, 1995, Norwest Mortgage, Inc. and Directors Mortgage Loan Corpora-tion, a California corporation, completed a statutory merger. As a result of the merger, Norwest Mortgage, Inc. became a California corporation as of September 1, 1995. On April 14, 2000, Norwest Mortgage, Inc. changed its name to Wells Fargo Home Mortgage, Inc. WFHM is engaged principally in the business of (i) originating and purchasing residential mortgage loans in its own name and through certain of its affiliates (the "Wells Fargo Affiliates") and (ii) ser-vicing residential mortgage loans for its own account or for the account of others. WFHM is a direct, wholly owned subsidiary of Wells Fargo Bank, National Association and an indirect, wholly owned subsidiary of Wells Fargo &

Company. See "Recent Developments" in the applicable prospectus supplement. The executive offices of WFHM are located at 405 Southwest 5th Street, Des Moines, Iowa 50309-4603, and its telephone number is (515) 221-7300.

  On May 7, 1996 WFHM and the Wells Fargo Affiliates acquired all of the mort-gage origination, servicing and secondary marketing operations of The Pruden-tial Home Mortgage Company, Inc. ("PHMC"), an indirect, wholly owned subsidiary of The Prudential Insurance Company of America, and purchased certain mortgage loans from PHMC and a substantial portion of PHMC's mortgage servicing portfo-lio.

  On January 7, 1997, a complaint was served on PHMC with respect to an indi-vidual and purported class action filed by The Capitol Life Insurance Company ("Capitol Life") in the Superior Court of New Jersey against PHMC, The Pruden-tial Home Mortgage Securities Company, Inc. ("PHMSC") and certain of their af-filiates and 100 unnamed "Doe defendants". On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed and American Investors Life Insurance Company joined Capitol Life as a named plain-tiff in the actions. As amended, the complaint asserts claims against PHMC, PHMSC, certain of their present and former affiliates and certain former em-ployees as well as Merrill Lynch & Co., Kidder, Peabody & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc. As amended, the complaint alleg-es, among other things, that the defendants made false and misleading state-ments and/or omissions of material fact and fraudulently concealed material facts in connection with the purchase by the plaintiffs of certain of PHMSC's Subordinated Mortgage Securities, Series 1992-A. One of the named defendants, who is a former employee of PHMC and certain of its affiliates, is an officer and employee of the Seller and WFHM. The Seller has been advised that PHMC, PHMSC, their affiliated defendants and such common employee will vigorously de-fend the action. Based on the foregoing, the Seller does not believe that this litigation will have an adverse effect on any Series of Certificates.

  WFHM is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. As of December 31, 1999, WFHM had a net worth of approximately $1,045.7 million.

                                WELLS FARGO BANK

  Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will act as Master Servicer with respect to each Series. Wells Fargo Bank was formerly called Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association changed its name to Wells Fargo Bank Minnesota, National Association on July 8, 2000. Wells Fargo Bank is a direct, wholly owned subsidiary of Wells Fargo & Company. See "Recent Developments" in the applica-ble prospectus supplement. Wells Fargo Bank is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typi-cal of a national bank.

  Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Wells Fargo Bank conducts its mas-ter servicing and securities administration services at its offices in Colum-bia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Mary-land 21044-3662 and its telephone number is (410) 884-2000.

                           THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

  WFHM conducts a significant portion of its mortgage loan originations through more than 1,100 loan production offices (the "Loan Stores") located throughout all 50 states. WFHM also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Mary-land and Minneapolis, Minnesota. At the latter locations, WFHM receives appli-cations for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States.

  The following are WFHM's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by WFHM or borrowers referred by borrowers with mort-gage loans currently serviced by WFHM), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) refer-rals from selected corporate clients, (iv) originations by WFHM's private mort-gage banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which division specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which WFHM, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan origi-nations, WFHM acquires qualifying mortgage loans from other unaffiliated origi-nators ("Correspondents"). See "-- Acquisition of Mortgage Loans from Corre-spondents" below. The relative contribution of each of these sources to WFHM's business, measured by the volume of loans generated, tends to fluctuate over time.

  Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a real-tor or a banking institution having significant contact with potential borrow-ers. Mortgage loans that are originated by Joint Ventures in which WFHM's part-ners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans origi-nated through Joint Ventures are generally taken by Joint Venture employees and under written by WFHM in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by WFHM or the Wells Fargo Affiliates.

  WFHM may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by WFHM) through general and targeted solici-tations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by tele-phone. WFHM's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations."

  A majority of WFHM's corporate clients are companies that sponsor relocation programs for their employees and in connection with which WFHM provides mort-gage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connec-tion with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the em-ployer need not necessarily take the form of a loan subsidy. (Not all reloca-tion loans are generated by WFHM through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through WFHM's acquisition of mortgage loans from other originators.) Also among WFHM's corporate clients are various professional associations. These as-sociations, as well as the other corporate clients, promote the availability of a broad range of WFHM mortgage products to their members or employees, includ-ing refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

  In order to qualify for participation in WFHM's mortgage loan purchase pro-grams, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residen-tial mortgage loans and (iii) meet certain criteria (as described in the fol-lowing paragraph).

  The contractual arrangements with Correspondents may involve the commitment by WFHM to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with certain Correspondents may also involve the dele-gation of all underwriting functions to such Correspondents ("Delegated Under-writing"), which will result in WFHM not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' rep-resentations, and WFHM's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with WFHM's underwriting standards. WFHM will require Correspondents participating in Delegated Underwriting to meet some or all of the following requirements: (i) such Correspondent must have a net worth of at least $500,000, (ii) if such Correspondent is a depository institution, its capital requirement ratio must be in compliance with federal requirements, (iii) such Correspondent must gen-erally have a two year history, although for younger companies the experience level of key management personnel may be taken into consideration, (iv) such Correspondent must maintain fidelity bond insurance and errors and omission in-surance, in each case in an amount of $300,000 or more and (v) such Correspon-dent must be Fannie Mae/Freddie Mac approved. In addition, in connection with the approval of any Correspondent's participation in Delegated Underwriting, WFHM will review such Correspondent's financial statements, along with those of its parent company, if applicable, for indications of general business health as well as net worth. WFHM will also review delinquency ratios with respect to such Correspondent.

  Certain institutional conduit Correspondents may be permitted to utilize their own underwriting criteria based upon a comparison of such criteria by WFHM to the general and modified criteria of WFHM described under "-- Mortgage Loan Underwriting" below and a determination by WFHM of the materiality of variances therefrom and the underwriting policies of these Correspondents may vary from WFHM's underwriting standards. WFHM may also acquire portfolios of seasoned loans in negotiated transactions.

Mortgage Loan Underwriting

  The Trust Estate for each Series of Certificates will include Mortgage Loans which have been underwritten in accordance with one or more of the following:
(i) WFHM's general underwriting standards, (ii) WFHM's "retention program,"
(iii) WFHM's modified underwriting standards that have been applied in the un-derwriting of mortgage loans under WFHM's "alternative" mortgage loan under-writing program, (iv) the underwriting standards of a Pool Insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

 General Standards

  WFHM's underwriting standards are applied by or on behalf of WFHM or by Cor-respondents to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as col-lateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. WFHM's guidelines for underwriting may vary ac-cording to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. In ad-dition, where compensating factors exist with respect to a prospective appli-cant, the underwriting standards described below may be permitted to vary. With respect to certain Mortgage Loans, the originators of such loans may have con-tracted with unaffiliated third parties to perform the underwriting process.

  WFHM utilizes various systems of credit scoring as a tool to supplement the mortgage loan underwriting process. The most comprehensive credit scoring ap-plied by WFHM utilizes consistent, objective measures of borrower credit his-tory (the "FICO Score") described in the following paragraph, and also consid-ers specific loan attributes, including, but not limited to, loan-to-value ra-tio, principal balance, loan purpose and property type. Such objective measures and attributes are used to evaluate loan applications and assign each applica-tion a "Credit Score."

  The portion of the Credit Score related to borrower credit history is gener-ally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding his-torical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a FICO Score which indicates a level of default probability over a two-year period.

  The Credit Score is used by WFHM to determine the type of underwriting proc-ess and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Credit Score and other parameters (including the mortgage loan production source), the low-est underwriting authority is generally required. Features leading to the char-acterization of a transaction as low-risk may include, for example (relative to moderate- or high-risk transactions), a lower Loan-to-Value Ratio, a lower principal balance (in each case, relative to Mortgage Loans having otherwise similar characteristics), a standard loan purpose and/or a traditional property type. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Features leading to the characterization of a transaction as moderate- or high-risk may include, for example (relative to low-risk transactions), a higher Loan-to-Value Ratio, higher principal balance (in each case, relative to Mortgage Loans having oth-erwise similar characteristics), nonstandard loan purpose and/or a nontraditional property type. Borrowers who have a satisfactory Credit Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the credit scoring process for vari-ous elements of the underwriting assessments). Such borrowers may also be eli-gible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

  With respect to all mortgage loans underwritten by WFHM, WFHM's underwriting of a mortgage loan may be based on data obtained by parties other than WFHM that are involved at various stages in the mortgage origination or acquisition process. This typi-cally occurs under circumstances in which loans are subject to an alternate ap-proval process, as when correspondents, certain mortgage brokers or similar en-tities that have been approved by WFHM to process loans on its behalf, or inde-pendent contractors hired by WFHM to perform underwriting services on its be-half ("Contract Underwriters") make initial determinations as to the consis-tency of loans with WFHM underwriting guidelines. The underwriting of mortgage loans acquired by WFHM pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by WFHM although the mortgage loan file is reviewed by WFHM to confirm that certain documents are included in the file. Instead, WFHM relies on (i) the Correspon-dent's representations that such mortgage loan was underwritten in accordance with WFHM's underwriting standards and (ii) a post-purchase review of a sam-pling of all mortgage loans acquired from such originator. In addition, in or-der to be eligible to sell mortgage loans to WFHM pursuant to a Delegated Un-derwriting arrangement, the originator must meet certain requirements includ-ing, among other things, certain quality, operational and financial guidelines. See "-- Acquisition of Mortgage Loans from Correspondents" above.

  A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every ap-plicant, credit reports are obtained from commercial reporting services, summa-rizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Credit Score.

  Verifications of employment, income, assets or mortgages may be used to sup-plement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves ob-taining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's pay-ment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks pro-vided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by WFHM, but WFHM's underwriting guide-lines require, in most instances, a verbal or written verification of employ-ment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by WFHM and an unaffiliated third party, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. WFHM accepts alternative methods of verification, in those instances where verifications are part of the under-writing decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using al-ternative verification methods are considered by WFHM to have been underwritten with "full documentation." In cases where two or more persons have jointly ap-plied for a mortgage loan, the gross incomes and expenses of all of the appli-cants, including nonoccupant co-mortgagors, are combined and considered as a unit.

  In general, borrowers applying for loans must demonstrate that the ratio of their total monthly housing debt to their monthly gross income (except for bor-rowers who apply through WFHM's private mortgage banking division), and the ra-tio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. Such maximum levels vary depending on a number of fac-tors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advance-ment or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Credit Score and the type of loan for which the borrower is apply-ing. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applica-ble margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, such ratios are determined by including in the applicant's total monthly hous-ing expense and total monthly debt the proposed monthly mortgage payment re-duced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage pay-ment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See "The Trust Estates -- Mortgage Loans." In the case of a mortgage loan referred by WFHM's Private Mortgage Banking division, only one qualifying ratio is calculated (the applicant's ra-tio of total monthly debt to monthly gross income). In addition, for certain applicants referred by this division, qualifying income may be based on an "as-set dissipation" approach under which future income is projected from the as-sumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the com-bined amount of primary and secondary loans will be used to calculate the com-bined loan-to-value ratio. Any secondary financing permitted will generally ma-ture prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which WFHM defines as a property leased to a third party by its owner (as distinct from a "second home," which WFHM defines as an owner-occupied, non-rental property that is not the owner's principal residence). WFHM will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

  Mortgage Loans will not generally have had at origination a Loan-to-Value Ra-tio in excess of 95%. However, if so specified in the applicable prospectus supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in ex-cess of 95% may be included in the related Trust Estate. The "Loan-to-Value Ra-tio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the orig-inator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original ap-praisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" pur-poses) of an existing mortgage loan, the appraised value of the related Mort-gaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, WFHM currently obtains appraisals through Value Information Technology, Inc. an entity jointly owned by WFHM and an unaf-filiated third party.

  No assurance can be given that values of the Mortgaged Properties have re-mained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The ap-praised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in WFHM's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "Prepayment and Yield Considerations -- Weighted Average Life of Certificates." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein under "Description of the Certificates -- Other Credit Enhancement" and "Servicing of the Mortgage Loans -- Insurance Policies", they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

  WFHM originates mortgage loans with Loan-to-Value Ratios in excess of 80%, either with or without the requirement to obtain primary mortgage insurance. In cases for which primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as WFHM may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origina-tion or servicing of a Mortgage Loan, including misrepresentation by the mort-gagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratio been 80% or less or had primary mortgage insurance been obtained. The prospectus supplement will specify the number and percentage of Mortgage Loans contained in the Trust Estate for a particular Series of Certif-icates with Loan-to-Value Ratios at origination in excess of 80% which were originated without primary mortgage insurance.

  Except as described below, Mortgage Loans will generally be covered by an ap-propriate standard form American Land Title Association ("ALTA") title insur-ance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mort-gage Loan is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "-- Representations and Warranties."

  Where permitted by law, WFHM generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. WFHM may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

  Retention Program Standards. A borrower whose mortgage loan is serviced by WFHM may be eligible for WFHM's retention program. Provided such a borrower is current in his or her mortgage payment obligations. WFHM may permit a refinanc-ing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current monthly housing debt or total monthly debt obligations in relation to their monthly income levels do not exceed certain ratios; WFHM may not obtain a current credit report for the borrower or apply a new Credit Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addi-tion, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced un-der the retention program. A borrower may participate in this retention program through a refinancing of his or her existing mortgage loan by either replacing such loan with a new mortgage loan at a current market interest rate or by exe-cuting a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate. Mortgage Loans initially included in the Trust Estate for a particular Series of Certificates may have been the sub-ject of a refinancing under the retention program and, to the extent that bor-rowers become eligible for the retention program after their Mortgage Loans have been included in a particular Trust Estate, such Mortgage Loans may be re-financed under such program. See "Prepayment and Yield Considerations" in this prospectus and in the prospectus supplement for a description of the potential effects on Certificateholders resulting from such refinancings.

  WFHM may also apply the retention program to its existing borrowers who ob-tain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be preapproved under this program if they have a sat-isfactory payment history with WFHM as well as a satisfactory FICO Score. WFHM may waive verifications of borrower income and assets under this program and may not impose any limitation on ratios of a borrower's current monthly housing debt or total debt obligations in relation to current monthly income. A new ap-praisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

 Modified Standards

  In comparison to WFHM's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under WFHM's "alternative" mortgage loan underwriting program permit different underwriting criteria, ad-ditional types of mortgaged properties or categories of borrowers such as "for-eign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise simi-lar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage in-surance if such loans are secured by cooperatives or investment properties. Un-der a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of bor-rower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

  With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique charac-teristics.

  In addition, borrowers who satisfy certain guidelines regarding credit his-tory may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a

"No Income/No Asset" program (such Mortgage Loans, "No Income /No Asset Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets would have been verified and certain minimum "cash reserves" required. In the case of No Income/No Asset Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

Representations and Warranties

  In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain rep-resentations and warranties regarding the Mortgage Loans. In certain cases where the Seller acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable prospectus supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to WFHM or the Wells Fargo Affiliates to be assigned to the Trust Estate. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable prospectus supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (2) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, coun-terclaim or defense; (iv) the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property lo-cated in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received); (v) the Mortgage is a valid, sub-sisting and enforceable first lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the first lien of the Mortgage except for those liens set forth in the Pooling and Servicing Agreement; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or lo-cal law with respect to the origination of the Mortgage Loans including, with-out limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws appli-cable to the Mortgage Loans have been complied with.

  No representations or warranties are made by the Seller or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mort-gaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" below.

                         DESCRIPTION OF THE CERTIFICATES

General

  A separate trust (a "Trust") will issue each series (each, a "Series") of certificates (the "Certificates"). Each Series of Certificates will include one or more classes (each, a "Class"), each of which may be divided into two or more subclasses (each, a "Subclass"). Any references herein to the characteristics of a Class of Certificates may also describe the characteristics of a Subclass of Certificates. In addition, any Class or Subclass of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are de-scribed in the applicable prospectus supplement.

  Each Series of Certificates will be issued pursuant to a Pooling and Servic-ing Agreement (the "Pooling and Servicing Agreement") among the Seller, Wells Fargo Bank, as the Master Servicer, and the Trustee named in the applicable prospectus supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this pro-spectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable prospectus supple-ment. Wherever particular sections or defined terms of the Pooling and Servic-ing Agreement are referred to, such sections or defined terms are thereby in-corporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

  Unless otherwise specified in the applicable prospectus supplement, distribu-tions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable prospectus supplement, distributions will be made by wire transfer in immediately available funds, provided that the Master Servicer or the Paying Agent acting on behalf of the Master Servicer shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presen-tation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distri-bution notice to Certificateholders.

  Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the

"Residual Certificates") representing the right to receive distributions as specified in the prospectus supplement for such Series. See "Material Federal Income Tax Consequences."

  The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in pri-vately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a prospectus supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Sub-ordinated Certificates of a Series by means of this prospectus and such pro-spectus supplement.

Definitive Form

  Certificates of a Series that are issued in fully registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made di-rectly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

  In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial in-terest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates."

Book-Entry Form

  Each Class or Subclass of Certificates of a Series issued in book-entry form ("Book-Entry Certificates") initially will be represented by one or more physi-cal certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below in this section, all references to ac-tions taken by Certificateholders or holders shall, in the case of the Book-En-try Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-En-try Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC pro-cedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating or-ganizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-en-tries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any un-derwriter identified in the prospectus supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with re-spect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-en-try transfers and receive and transmit such payments on behalf of their respec-tive Beneficial Owners.

  Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other in-terests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all dis-tributions of principal and interest from the Master Servicer, or a Paying Agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agree-ment, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Benefi-cial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Bene-ficial Owners may experience delays in their receipt of payments, since distri-butions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests autho-rize divergent action.

  Neither the Seller, the Master Servicer nor the Trustee will have any respon-sibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-En-try Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applica-ble insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be im-paired.

  The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nom-inee, only if (i) the Trustee is advised in writing that DTC is no longer will-ing or able to discharge properly its responsibilities as depository with re-spect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to termi-nate the book-entry system through DTC or (iii) after the occurrence of a dis-missal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting In-terests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding para-graph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The proce-dures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

Distributions to Certificateholders

 General

  Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing in the month specified in the applicable prospectus sup-plement (each, a "Distribution Date"). The "Cut-Off Date" for each Series will be the date specified in the applicable prospectus supplement. On each Distri-bution Date, each holder of a Certificate of a Class will be entitled to re-ceive its Certificate's Percentage Interest of the portion of the Pool Distri-bution Amount allocated to such Class. Generally the undivided percentage in-terest (the "Percentage Interest") represented by any Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the ag-gregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class, as the case may be.

  In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistrib-uted payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the De-termination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the fol-lowing:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee's fee and (v) any other amounts described in the applicable prospectus supplement;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable prospectus supplement, Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds")) of any Mortgage Loans, or property ac-quired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received during the period specified in the applicable prospectus supplement and all principal prepayments in full, partial prin-cipal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, with respect to any such amount and in certain cases as specified in the applicable prospectus sup-plement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

    (f) that portion of Liquidation Proceeds which represents any unpaid Ser-vicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

    (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Liquidation Profits with respect to such Distribution Date;

    (h) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

    (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

    (j) reinvestment earnings on payments received in respect of the Mortgage Loans; and

    (k) any amounts reimbursable to the related Servicer to cover advances made with respect to primary mortgage insurance claims as provided in the related Underlying Servicing Agreement.

  The applicable prospectus supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

  "Liquidation Profits" with respect to a Distribution Date and a liquidated Mortgage Loan will be the amount, if any, by which net Liquidation Proceeds on the liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

 Distributions of Interest

  With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage Loan in a given period will equal the mortgage interest rate per annum for such Mortgage Loan in such period, as specified in the related mortgage note (the "Mortgage Interest Rate"), less the portion thereof, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the applicable Servicer for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer (the "Master Servicing Fee"), the fee pay-able to the Trustee (the "Trustee Fee") and any related expenses specified in the applicable prospectus supplement.

  Interest will accrue on the principal balance (or notional amount, as de-scribed below) of each Class of Certificates entitled to interest at the pass-through rate (the "Pass-Through Rate") for such Class indicated in the applica-ble prospectus supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such prospectus supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to in-terest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to dis-tributions allocable to principal but will be solely for convenience in ex-pressing the calculation of interest and for certain other purposes.

  With respect to any Class of Accrual Certificates, any interest that has ac-crued but is not paid on a given Distribution Date will be added to the princi-pal balance of such Class of Certificates on that Distribution Date. Distribu-tions of interest on each Class of Accrual Certificates will commence only af-ter the occurrence of the events or the existence of the circumstance specified in such prospectus supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distrib-uted to such Class on such Distribution Date. Any such Class of Accrual Certif-icates will thereafter accrue interest on its outstanding principal balance as so adjusted.

 Distributions of Principal

  The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such prospectus supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing ad-justable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class or Subclass of Certificates gener-ally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class or Subclass to which the holder thereof is enti-tled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class or Subclass. Certificates with no principal balance will not receive distributions in respect of principal. The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

  If so provided in the applicable prospectus supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in ad-vance of their scheduled due dates and are not accompanied by amounts repre-senting scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of principal prepayments or other unscheduled receipts or re-coveries in respect of principal to such Class or Classes of Senior Certifi-cates will have the effect of accelerating the amortization of such Senior Cer-tificates while increasing the interests evidenced by the Subordinated Certifi-cates in the Trust Estate. Increasing the interests of the Subordinated Certif-icates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

  If specified in the applicable prospectus supplement, the rights of the hold-ers of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordi-nated to such rights of the holders of the Senior Certificates of the same Se-ries to the extent described below, except as otherwise set forth in such pro-spectus supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior

Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Se-nior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferen-tial right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would other-wise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

  Losses realized on liquidated Mortgage Loans (other than Excess Special Haz-ard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described be-
low) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificates.

  A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "Servicing of the Mortgage Loans -- Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the "Special Hazard Loss Amount") are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable prospectus supplement (the "Fraud Loss Amount") are "Excess Fraud Losses." Bankruptcy losses in excess of the amount specified in the applicable prospectus supplement (the "Bankruptcy Loss Amount") are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

  Since the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of al-location of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certif-icates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

  Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Cer-tificates could occur if losses realized on the Mortgage Loans in a Trust Es-tate were exceptionally high and were concentrated in a particular month.

  The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

  The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart iden-tifies and generally defines certain of the more typical categories. The pro-spectus supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another cate-gory specified in the applicable prospectus supplement.

 Categories of Classes                                Definition
                                                   PRINCIPAL TYPES

 Accretion Directed Certificates..... A Class of Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. Such principal payments may be in lieu of or in addition to principal receipts on the Mortgage Loans for the related Series.

 Companion Certificates
  (also sometimes referred to as
  "Support Certificates")............ A Class of Certificates that is entitled to receive principal payments on any Dis-tribution Date only if scheduled payments have been made on specified Planned Amor-tization Certificates, Targeted Amortiza-tion Certificates and/or Scheduled Amor-tization Certificates.

 Component Certificates.............. A Class of Certificates consisting of two or more specified components (each, a
                                      "Component") as described in the applica-ble prospectus supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together con-stitute a single class and do not repre-sent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

 Categories of Classes                                Definition
                                                   PRINCIPAL TYPES

 Lockout Certificates................ A Class of Senior Certificates that is designed not to participate in or to par-ticipate to a limited extent in (i.e., to be "locked out" of), for a specified pe-riod, the receipt of (1) principal pre-payments on the Mortgage Loans that are allocated disproportionately to the Clas-ses of Senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the Senior Certificates as a group. A Class of Lockout Certificates will typically not be entitled to re-ceive, or will be entitled to receive only a restricted portion of, distribu-tions of principal prepayments and/or scheduled principal payments, as applica-ble, for a period of several years, dur-ing which time all or a portion of such principal payments that it would other-wise be entitled to receive in the ab-sence of a "lockout" structure will be distributed in reduction of the Principal Balances of other Senior Certificates. Lockout Certificates are designed to min-imize weighted average life volatility during the lockout period.

 Notional Amount Certificates........ A Class of Certificates having no principal balance and bearing interest on the related notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.

 Pass-Through Certificates........... A Class of Senior Certificates that is entitled to receive a specified percent-age of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certifi-cates (other than any Ratio Strip Certif-icates) in the aggregate on a Distribu-tion Date and that is not designated as a Class of Sequential Pay Certificates.

 Planned Amortization Certificates
  (also sometimes referred to as a
  "PAC Certificates")................ A Class of Certificates that is designed to receive principal payments using a
                                      predetermined principal balance schedule derived by assuming two constant prepay-ment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Class of Planned Amortization Certificates. The Planned Amortization Certificates in any Series may be subdivided into different categories (e.g., Planned Amortization Certificates I ("PAC I") Planned Amorti-zation Certificates II ("PAC II") and so forth) derived using different structur-ing ranges. A Class of PAC Certificates is designed to provide protection

 Categories of Classes                                Definition
                                                   PRINCIPAL TYPES

                                      against volatility of weighted average
                                      life if prepayments occur at a constant
                                      rate within the structuring range.

 Ratio Strip Certificates............ A Class of Certificates that is entitled to receive a constant proportion, or "ra-tio strip," of the principal payments on the underlying Mortgage Loans.

 Scheduled Amortization Certificates
  (also sometimes referred to as
  "Scheduled Certificates").......... A Class of Certificates that is designed to receive principal payments using a
                                      predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The
                                      schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Am- ortization Certificates and such range generally is narrower than that for a Class of Planned Amortization Certifi-cates. Typically, the Support Certifi-cates for the applicable Series of Cer-tificates generally will represent a smaller percentage of the Class of Sched-uled Amortization Certificates than Sup-port Certificates generally would repre-sent in relation to a Class of Planned Amortization Certificates or Targeted Am-ortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to weighted av-erage life volatility as a result of pre-payments than a Class of Support Certifi-cates but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

 Senior Certificates................. Class of Certificates that is entitled to receive payments of principal and inter-est on each Distribution Date prior to the Classes of Subordinated Certificates.

 Sequential Pay Certificates......... Class of Certificates that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continu-ously from the first Distribution Date on which it receives principal until it is retired. A Class of Sequential Pay Cer-tificates may receive principal payments concurrently with one or more other Clas-ses of Sequential Pay Certificates. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Certifi-cates may be identified as a Class of Se-quential Pay Certificates.

 Categories of Classes                                Definition
                                                   PRINCIPAL TYPES

 Subordinated Certificates........... Class of Certificates that is entitled to receive payments of principal and inter-est on each Distribution Date only after the Senior Certificates and Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest enti-tlements.

 Super Senior Certificates........... Class of Senior Certificates that will not bear its share of certain losses af-ter the Classes of Subordinated Certifi-cates are no longer outstanding for so long as one or more other specified Clas-ses of Senior Certificates are outstand-ing.

 Super Senior Support Certificates... A Class of Senior Certificates that bears certain losses allocated to one or more
                                      Super Senior Certificates after the
                                      Classes of Subordinated Certificates are no longer outstanding.

 Targeted Amortization
  Certificates (also sometimes
  referred to as "TAC

  Certificates")..................... A Class of Certificates that is designed to receive principal payments using a
                                      predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mort-gage Loans. A Class of TAC Certificates is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate ex-ceeding the assumed constant prepayment rate used to derive the principal bal-ances schedule of such Class of Certifi-cates.


                                                    INTEREST TYPES

 Accrual Certificates................ Class of Certificates that accretes the amount of accrued interest otherwise dis-tributable on such Class, which amount will be added as principal to the princi-pal balance of such Class on each appli-cable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Cer-tificates are retired.

 Fixed Rate Certificates............. Class of Certificates with an interest rate that is fixed throughout the life of the Class.

 Floating Rate Certificates.......... A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies di-rectly with changes in such index.

 Interest Only Certificates.......... A Class of Certificates that is entitled to receive some or all of the interest
                                      payments made on the Mortgage Loans and
                                      little or no principal. Interest Only
                                      Certificates have either a nominal prin-cipal balance or a notional amount. A

 Categories of Classes                                Definition
                                                    INTEREST TYPES

                                      nominal principal balance represents ac-tual principal that will be paid on the Certificates. It is referred to as nomi-nal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

 Inverse Floating Rate Certificates.. A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies in-versely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

 Principal Only Certificates......... A Class of Certificates that does not bear interest and is entitled to receive only distributions in respect of princi-pal.

 Step Coupon Certificates............ A Class of Certificates with a fixed in-
                                      terest rate that is reduced to a lower
                                      fixed rate after a specific period of
                                      time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund es-tablished on the Closing Date.

 Variable Rate Certificates.......... A Class of Certificates with an interest rate that resets periodically and is
                                      calculated by reference to the rate or
                                      rates of interest applicable to the
                                      Mortgage Loans.

Other Credit Enhancement

  In addition to, or in substitution for, the subordination discussed under "Distributions to Certificateholders -- Distributions of Principal" above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable prospectus supple-ment, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

 Limited Guarantee

  If so specified in the prospectus supplement with respect to a Series of Cer-tificates, credit enhancement may be provided in the form of a limited guaran-tee issued by a guarantor named therein.

 Financial Guaranty Insurance Policy or Surety Bond

  If so specified in the prospectus supplement with respect to a Series of Cer-tificates credit enhancement may be provided in the form of a financial guar-anty insurance policy or a surety bond issued by an insurer named therein.

 Letter of Credit

  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial insti-tution specified in the applicable prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit is-sued with respect to a Series of Certificates will be set forth in the prospec-tus supplement relating to such Series.

 Pool Insurance Policies

  If so specified in the prospectus supplement relating to a Series of Certifi-cates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (sub-ject to the limitations described in the applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

 Special Hazard Insurance Policies

  If so specified in the applicable prospectus supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such prospectus supplement. The special hazard insur-ance policy will, subject to the limitations described in the applicable pro-spectus supplement, protect against loss by reason of damage to Mortgaged Prop-erties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Prop-erties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

 Mortgagor Bankruptcy Bond

  If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

 Reserve Fund

  If so specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "Reserve Fund") for such Series.

  The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the ap-plicable prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable prospectus supplement, to which the certain

Classes of Certificates would otherwise be entitled or (iii) in such other man-ner as may be specified in the applicable prospectus supplement.

 Cross Support

  If specified in the applicable prospectus supplement, the beneficial owner-ship of separate groups of Mortgage Loans included in a Trust Estate may be ev-idenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable prospectus supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

 Overcollateralization

  If specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Certificates may be provided through "overcollateralization." Overcollateralization can occur by the initial deposit to the Trust Estate of Mortgage Loans which have an outstanding principal bal-ance that exceeds the initial principal balance of the Certificates. Overcollateralization can also occur when interest collections on the Mortgage Loans (less any Fixed Retained Yield, Master Servicing Fee and Servicing Fee) exceed interest payments on the Certificates for the related Distribution Date and such excess interest is applied as principal payments on the Certificates thereby reducing the principal balance of the Certificates relative to the out-standing principal balance of the Mortgage Loans.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

  Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

  The prospectus supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mort-gage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The prospectus supplement for a Series will also specify the initial weighted average Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

  The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable prospectus supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of ad-justable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate read-justments of such Mortgage

Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Effects of Defaults

  The rate of defaults on the Mortgage Loans will also affect the rate and tim-ing of principal payments on the Mortgage Loans. In general, defaults on mort-gage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans that are secured by non-owner occupied properties, Mortgage Loans with higher Loan-to-Value Ratios and Mortgage Loans made to borrowers with higher debt-to-income ratios or borrowers approved under a No Ratio program, may be higher than for other types of Mortgage Loans. As a result of the Mortgage Loans being originated using "alternative" underwriting standards that, in certain respects, may be less stringent than the "general" standards applied by WFHM, the Mortgage Loans may experience rates of delin-quency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards generally applied by WFHM.

Scheduled Delays in Distributions

  At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

  When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans") and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially miti-gate this reduction in yield, the Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable prospectus sup-plement, that with respect to certain principal prepayments received on or, the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with re-spect to such Distribution Date resulting from principal prepayments in full by mortgagors and (ii) the portion of the Master Servicer's master servicing com-pensation for such Distribution Date specified in the applicable prospectus supplement. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so cov-ered or from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrange-ments.

  A lower rate of principal prepayments than anticipated would negatively af-fect the total return to investors in any Certificates of a Series that are of-fered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to in-vestors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or dispro-portionately to distributions of principal or interest may be particularly sen-sitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

  The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed rate Mortgage Loans gen-erally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit credit-worthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to matu-rity on certain Classes thereof, in each case based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

  There is no assurance that prepayment of the Mortgage Loans underlying a Se-ries of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording tax-es, competition among mortgage loan originators resulting in reduced refinanc-ing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans under-lying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no as-surance that prepayments will rise or fall according to such changes in mort-gage interest rates. It should be noted that Certificates of a Series may evi-dence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement ac-tion that the Servicer determines would jeopardize any recovery under any re-lated primary mortgage insurance policy will not be required and provided, fur-ther, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Re-alization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  Prepayments on the Mortgage Loans are also affected by the obligation or right of the Seller. Servicer or other party specified in the applicable prospectus supplement to repurchase or purchase certain or all of the Mortgage Loans under certain circumstances. The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable in-surer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" and "-- Optional Purchases." In addition, if so specified in the ap-plicable prospectus supplement, the Seller or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such pro-spectus supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pur-suant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Optional Purchase of Mortgage Loans."

Refinancings

  At the request of the mortgagor, a Servicer, including WFHM, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding in-debtedness.

  WFHM is in the process of instituting a new retention program applicable to its servicing portfolio. Provided the borrower is current in his or her mort-gage payment obligations, WFHM may agree to refinance the mortgage loan in or-der to reduce the borrower's mortgage interest rate, through the extension of a replacement loan or the execution of a modification agreement, without the ap-plication of any significant new borrower credit or property underwriting stan-dards. Any such refinancing will have the same effect as a prepayment in full on the related Mortgage Loan. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Retention Program Standards." The streamlined procedures, mini-mal borrower cost and the absence of significant underwriting standards associ-ated with this retention program may result in an increase in the number of Mortgage Loans eligible for refinancing and a narrowing of the interest rate differential that may otherwise need to exist before a refinancing is practical and economic for the borrower. These factors, together with increased borrower sophistication in general regarding the benefits of refinancing may also result in a significant increase in the rate of prepayments on the Mortgage Loans. In addition, the success of WFHM over time in attracting borrowers to its reten-tion program who are current in their mortgage payment obligations may result in a higher proportion of Mortgage Loans not eligible for such program remaining in the Trust Estate, thereby increasing the relative percentage of delinquent Mortgage Loans in such Trust Estate.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  The following table sets forth certain information concerning recent delin-quency and foreclosure experience as reported to the Master Servicer by the ap-plicable Servicers of such mortgage loans on the conventional fixed-rate mort-gage loans included in various mortgage pools underlying all Series of Mortgage Asset-Backed Pass-Through Certificates of the Seller and the Seller's predeces-sor, Norwest Integrated Structured Assets, Inc. There can be no assurance that the delinquency and foreclosure experience set forth in the following table, which includes mortgage loans with various terms to stated maturity and include loans having a variety of payment characteristics such as Subsidy Loans and Buy-Down Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series. Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. According-ly, because WFHM has only originated mortgage loans under its "alternative" un-derwriting program since 1997 and because substantially all the mortgage loans underlying the Seller's Mortgage Asset-Backed Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, if the volume of WFHM's new loan origina-tions and acquisitions under its "alternative" underwriting program does not continue to grow at the rate experienced in recent years, resulting in a de-crease in growth in the number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Asset-Backed Pass-Through Certificates, the levels of delinquencies and foreclosures as percentages of the portfolio of mortgage loans covered by the following table could rise significantly above the rates indicated in such tables.

                                               As of
                                              December             As of
                                              31, 1999         June 30, 2000
                                          -----------------  ------------------
                                          By No.  By Dollar  By No.  By Dollar
                                            of    Amount of    of    Amount of
                                          Loans     Loans    Loans     Loans
                                          ------  ---------  ------  ----------
                                          (Dollar Amounts     (Dollar Amounts
                                           in Thousands)       in Thousands)

  Total Loans............................ 7,177   $984,402   8,328   $1,127,886
                                          =====   ========   =====   ==========
  Period of delinquency(1)...............
   30 to 59 days.........................    54   $  6,638      60   $    7,502
   60 to 89 days.........................     8   $  1,256      13   $    2,039
   90 days or more.......................     8   $    812      11   $    1,744
                                          -----   --------   -----   ----------
  Total delinquent loans.................    70      8,706      84       11,285
                                          =====   ========   =====   ==========
  Percent of Total Loans.................  0.98%      0.88%   1.01%        1.00%




                                                       As of           As of
                                                 December 31, 1999 June 30, 2000
                                                 ----------------- -------------

  Foreclosures(2)...............................       $925           $2,313
  Foreclosure ratio(3)..........................       0.09%            0.21%

------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceed-ings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceed-ings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

  The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, includ-ing, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctu-ations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Fur-thermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the re-lated property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure experience on the mortgage loans underlying the Seller's Mortgage Asset-Backed Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those de-scribed above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delin-quency and foreclosure experience on the mortgage loans underlying the Seller's Mortgage Asset-Backed Pass-Through Certificates may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" and "Prepayment and Yield Considerations" in the applicable prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

  The following is a summary of certain provisions of the forms of the Under-lying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the registration statement of which this prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable prospectus supplement.

The Master Servicer

  The master servicer (the "Master Servicer") with respect to each Series of Certificates will be Wells Fargo Bank. See "Wells Fargo Bank." The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibili-ties under the Underlying Servicing Agreements, (ii) oversight of payments re-ceived on Mortgage Loans, (iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under "-- The Servicers"; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under "-- Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer (other than WFHM). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer will be entitled to retain Liquidation Profits as additional master servicing compensation to the extent a Servicer is not entitled to retain such amounts as additional servicing compensation under the applicable Underlying Servicing Agreement. The Master Servicer may subcontract with WFHM or any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

  The Master Servicer will generally be required to pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disburse-ments of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

The Servicers

  For each Series, WFHM and, if specified in the applicable prospectus supple-ment, one or more other servicers (each, a "Servicer") will provide certain customary servicing functions with respect to Mortgage Loans pursuant to sepa-rate servicing agreements with the Seller or an affiliate thereof (each, an "Underlying Servicing Agreement"). The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (di-rectly or indirectly) to the Trustee for such Series. The Servicers may be en-titled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

  Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the Master Servicer. In de-termining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer, including capitalization ratios, liquidity, profitabil-ity and other similar items that indicate financial ability to perform its ob-ligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor on an annual basis the financial posi-tion and servicing performance of the Servicer.

  The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure proce-dures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are neces-sary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

  The Trustee, or if so provided in the applicable Pooling and Servicing Agree-ment, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Un-derlying Servicing Agreement or in certain other circumstances. Upon termina-tion of a Servicer by the Master Servicer, the Master Servicer will assume cer-tain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be WFHM) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan or

(ii) with respect to a default by WFHM as Servicer, advance payments of princi-pal and interest on a delinquent Mortgage Loan.

Payments on Mortgage Loans

  The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Such account may be established at Wells Fargo Bank or an affiliate thereof. Each such account must be maintained with a depository institution ("Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Ac-count at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

  Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with re-spect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must generally be a separate custodial account insured to the available limits by the FDIC and limited to funds held with respect to a particular Series, un-less the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account meeting the requirements of the appli-cable Rating Agencies (an "Eligible Custodial Account") to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certif-icates for which Wells Fargo Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series. Notwithstanding the foregoing, WFHM will be permitted to commingle funds in its Servicer Custodial Account with its general assets until such time as such funds are required to be remitted to the Certificate Account for so long as
(i) a master guarantee of WFHM's remittance obligation has been issued by its parent, Wells Fargo & Company ("Wells Fargo") for the benefit of the Certificateholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any Class of Certificates by the Rating Agencies or result in any rated Class of Certificates being placed on credit review status by the Rating Agencies.

  Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the first Remittance Date any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applica-ble Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agree-ment, will deposit in the Servicer Custodial Account on receipt and, thereaf-ter, not later than the 24th calendar day of each month or such earlier day as may be specified in the Underlying Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with re-spect to the Mortgage Loans serviced by such Servicer subsequent to the appli-cable Cut-Off Date (other than (a) payments due on or before the Cut-Off Date, (b) amounts held for future distribution, (c) amounts representing certain ex-penses reimbursable to the Servicer, (d) amounts representing reimbursements for Periodic Advances made by the Servicer, (e) amounts representing additional servicing compensation and (f) any other amounts permitted to be retained by the Servicer pursuant to the applicable Underlying Servicing Agreement):

      (i) all payments on account of principal, including prepayments, and interest;

       (ii) all amounts received by the Servicer in connection with the liq-uidation of defaulted Mortgage Loans or property acquired in respect there-of, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

        (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

       (iv) all Periodic Advances made by the Servicer;

      (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

       (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Ser-vicing Agreement or the Underlying Servicing Agreement; and

        (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

  Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or
(y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account. Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the en-tire payment or recovery has been deposited in such account.

  The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certifi-cate Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Trustee for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

  If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Mas-ter Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on de-posit in the Certificate Account may be invested in certain investments accept-able to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date, including the following:

      (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

       (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

        (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

       (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

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

       (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

        (vii) securities (other than stripped bonds or stripped coupon secu-rities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency; and

         (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Cer-tificates by any Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by any Rating Agency.

  In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Es-tate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

  The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respec-tive Servicer Custodial Account are not sufficient therefor):

      (i) to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

       (ii) to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

        (iii) to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable prospectus supplement; and to pay to the owner thereof any Fixed Retained Yield;

       (iv) to reimburse itself or any Servicer for certain expenses (includ-ing taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

      (v) to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repur-chased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

       (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

        (vii) to pay to itself, the Servicer and the Trustee from net Liqui-dation Proceeds allocable to interest, the amount of any unpaid Master Ser-vicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

         (viii) to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

       (ix) to clear and terminate the Certificate Account.

  The Master Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

  The Master Servicer will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

    (1) hold all amounts deposited with it by the Master Servicer for distri-bution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise dis-posed of as provided in the applicable Pooling and Servicing Agreement;

    (2) give the Trustee notice of any default by the Master Servicer in the making of such deposit; and

    (3) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Periodic Advances and Limitations Thereon

  Generally each Servicer will be required to make (i) advances to cover delin-quent payments of principal and interest (a "Periodic Advance") on a Mortgage Loan and (ii) other advances of cash ("Other Advances" and, collectively with Periodic Advances, "Advances") to cover (x) delinquent payments of taxes, in-surance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The fail-ure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agree-ment for which the Servicer will be terminated. Upon default by a Servicer, other than WFHM, the Master Servicer may, and upon default by WFHM the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be re-quired to make Periodic Advances to the extent necessary to make required dis-tributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ulti-mately be available to reimburse it. In addition, if under the terms of an Un-derlying Servicing Agreement, the applicable Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, may be required to make the Periodic Advances during the period the Servicer is not required to do so. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may ob-tain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mort-gagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

  The advance obligation of the Master Servicer and Trustee may be further lim-ited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Ac-count or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

  Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distri-butions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable prospectus supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans in-cluded in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

  Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mort-gage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to fol-low such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and

(ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable Pool Insurer or primary mortgage insurer have con-sented) after the applicable Due Date.

  Under each Underlying Servicing Agreement, each Servicer, to the extent per-mitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which each such Servicer will be re-quired to deposit any payments made by mortgagors in advance for taxes, assess-ments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

  With respect to each Mortgage Loan having a fixed interest rate, the applica-ble Underlying Servicing Agreement will generally provide that, when any Mort-gaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is au-thorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be con-veyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substi-tuted as mortgagor and becomes liable under the Mortgage Note.

  Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy appli-cable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such in-surance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

  Each Servicer is obligated under the applicable Underlying Servicing Agree-ment for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is un-likely to be cured and the assuming borrower meets WFHM's applicable underwrit-ing guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive prin-cipal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determina-tion by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also "The Pooling and Servicing Agree-ment -- Optional Purchases," above, with respect to the Seller's right to re-purchase Mortgage Loans that are in default, or as to which default is reasona-bly foreseeable. Further, a Servicer may encourage the refinancing of such de-faulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the deci-sion of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the Underlying Servicing Agreement to take into account the interests of the borrower.

  In the case of foreclosure or of damage to a Mortgaged Property from an unin-sured cause, the Servicer will not be required to expend its own funds to fore-close or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

  WFHM will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mort-gaged Property which it believes may be contaminated with or affected by haz-ardous wastes or hazardous substances. See "Certain Legal Aspects of the Mort-gage Loans -- Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may expe-rience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such con-tamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

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

  The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of defi-ciency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be re-quired under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

  With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable de-fault of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as provided in the applicable Underlying Ser-vicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Material Federal Income Tax Consequences."

Insurance Policies

  Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with ex-tended coverage (a "Standard Hazard Insurance Policy"). The Underlying Servic-ing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the im-provements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a re-placement cost basis. Any amounts collected under any such policies (other than amounts to be

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

applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

  The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mort-gaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions par-ticularized in each policy. Because the Standard Hazard Insurance Policies re-lating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be simi-lar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other wa-ter-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domes-tic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

  In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. WFHM does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

  Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous sub-stances) or insufficient hazard insurance proceeds will adversely affect dis-tributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

  Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the re-lated Trust Estate. The prospectus supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the

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

applicable Pooling and Servicing Agreement. WFHM as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such pay-ments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account or request the Master Servicer to withdraw the Fixed Retained Yield from the Certificate Account for remittance to WFHM. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than WFHM, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to WFHM as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by WFHM as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

  For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the de-posit thereof in such accounts, or if such Liquidation Proceeds or other recov-eries are insufficient, from Liquidation Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the ex-tent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans under-lying the Certificates of a Series will be specified in the applicable prospec-tus supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, Liquidation Profits or other-wise will be retained by the Servicers, to the extent specified in the related Underlying Servicing Agreement.

  Generally, each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) or for certain property inspection expenses for defaulted Mortgage Loans or Mortgaged Properties owned by the Trust and of certain losses against which it is indemnified by the Trust Estate.

  As set forth in the preceding paragraph, a Servicer may be entitled to reim-bursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and

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related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

  Each Servicer will deliver annually to the Trustee or Master Servicer, as ap-plicable, on or before the date specified in the applicable Underlying Servic-ing Agreement, an Officer's Certificate stating that (i) a review of the activ-ities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the su-pervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Of-ficer's Certificate shall be accompanied by a statement of a firm of indepen-dent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mort-gage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other ex-ceptions as are set forth in such statement.

  The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applica-ble Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such de-fault known to such officer and the nature and status thereof.

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

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of ap-plicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer re-signs for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agree-ment, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default" below.

  The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agree-ment, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of ei-ther of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obliga-tions and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to ap-pear in, prosecute or defend any legal action that is not incidental to its du-ties under the Pooling and Servicing Agreement and that in its opinion may in-volve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certifi-cate Account, and any loss to the Trust Estate arising from such right of reim-bursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Ser-vicing Agreement.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series pro-vided that such

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

successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

  The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Se-ries; provided that, if the Master Servicer desires to be released from its ob-ligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfac-tory to the Trustee for such Series, in the reasonable exercise of its judg-ment, and executes and delivers to the Trustee an agreement, in form and sub-stance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certif-icates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                       THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

  The Seller will have acquired the Mortgage Loans included in each Trust Es-tate from WFHM pursuant to an agreement (the "Wells Fargo Mortgage Sale Agree-ment"). In connection with the conveyance of the Mortgage Loans to the Seller, WFHM will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to WFHM; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be de-fective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty WFHM has made to the Seller and the breach of such representation and warranty materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if WFHM cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs -- Representations and Warranties" above.

  At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assign-

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

ment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identi-fied in a schedule appearing as an exhibit to the applicable Pooling and Ser-vicing Agreement. Each such schedule will include, among other things, the un-paid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

  In addition, with respect to each Mortgage Loan in a Trust Estate, the mort-gage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable prospectus supplement, to a custodian; provided that, in instances where re-corded documents cannot be delivered due to delays in connection with record-ing, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mort-gage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states as to which the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property.

  Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mort-gage Loan on the records of MERS for purposes of the system of recording trans-fers of beneficial ownership of mortgages maintained by MERS.

  The Trustee or custodian will hold all Mortgage Loan documents delivered to it in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be de-fective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach (other than certain breaches with respect to the principal balance of a Mortgage Loan) materially and ad-versely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such no-tice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid in-terest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having charac-teristics such that the representations and warranties of the Seller made pur-suant to the applicable Pooling and Servicing Agreement (except for representa-tions and warranties as to the correctness of the applicable schedule of mort-gage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage

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

Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal bal-ance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next sched-uled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "Scheduled Principal Balance") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate different than, or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties.

  If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the docu-ments relating to the Mortgage Loans and to conduct the review of such docu-ments described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

Optional Purchases

  To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party's option, repurchase (i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Seller's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, up to the limit specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a rep-resentation or warranty to WFHM regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued in-terest thereon and under the conditions set forth in the applicable prospectus supplement.

Optional Substitutions

  To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller may, for any reason and at its option, during the three month period beginning with the date of initial issuance of the Certificates of a Series, substitute new Mortgage Loans for any Mortgage Loans originally included in the related Trust Estate. Any such substitution will be made in accordance with the crite-ria set forth above under " -- Assignment of Mortgage Loans to the Trustee."

Reports to Certificateholders

  Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee will include with each distribution to Certificateholders of record of such Series a Monthly Report setting forth the following information, if applicable:

  (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to in-terest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the prin-cipal distributions on such Distribution Date;

  (ii) the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

  (iii) the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

  (iv) the aggregate amount of any Periodic Advances by the Servicer, the Mas-ter Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

  (v) to each holder of a Certificate entitled to the benefits of payments un-der any form of credit enhancement or from any Reserve Fund:

    (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

    (b) the amount of coverage remaining under any such form of credit en-hancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

  (vi) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

  (vii) the aggregate principal balance of the Mortgage Loans and the percent-age interest, if any, of such aggregate principal balance represented by such class;

  (viii) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise ("REO Property");

  (ix) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contami-nated with or affected by hazardous wastes or hazardous substances;

  (x) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent;

  (xi) the number and aggregate principal balance of Mortgage Loans in foreclo-sure;

  (xii) the number and aggregate principal balance of Mortgage Loans with re-spect to which the related mortgaged property has become REO Property;

  (xiii) the amount of realized losses as a result of bankruptcy or the liqui-dation of REO Property; and


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

  (xiv) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribu-tion Date.

  In addition, within a reasonable period of time after the end of each calen-dar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regula-tions thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be re-quired to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See "Material Fed-eral Income Tax Consequences -- Federal Income Tax Consequences for REMIC Cer-tificates -- Administrative Matters."

List of Certificateholders

  The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to commu-nicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

  Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certifi-cates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggre-gating not less than 25% of the Voting Interests; (iii) certain events of in-solvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer indicating its insolven-cy, reorganization or inability to pay its obligations and (iv) it and any subservicer appointed by it becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

Rights Upon Event of Default

  So long as an Event of Default remains unremedied under the Pooling and Ser-vicing Agreement for a Series, the Trustee for such Series or holders of Cer-tificates of such Series evidencing not less than 66 2/3% of the Voting Inter-ests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's right to re-covery of the aggregate Master Servicing Fees due prior to the date of termina-tion, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the respon-sibilities, duties and liabilities of the Master Servicer under the Pooling and Servic-ing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has as-sumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the succes-sor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

  During the continuance of any Event of Default under the Pooling and Servic-ing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Se-ries may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

  No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agree-ment for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

  Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or the re-lated prospectus supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, ad-versely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Ac-count, provided that such change will not, as evidenced by an opinion of coun-sel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then cur-rent rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under "Material Federal Income Tax Consequences
-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates," (vi) to make certain provisions with respect to the denomina-tions of, and the manner of payments on, certain Classes or Subclasses of Cer-tificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. Notwithstanding the foregoing, such action described in clause (iv) or (vii) will not be considered to adversely affect in any material respect the interest of the Certificateholders and no opinion of counsel to that effect will be required if each Rating Agency rating the Certificates states in writing that such action would not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certifi-cates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termina-tion of the Pooling and Servicing Agreement to

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

each Certificateholder, and the final distribution will be made only upon sur-render and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

  If so provided in the applicable prospectus supplement, the Pooling and Ser-vicing Agreement for each Series of Certificates will permit, but not require, the Seller, WFHM or such other party as is specified in the applicable prospec-tus supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such prospectus supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and, if the Trust Estate is liquidated other than in the manner specified in the Pooling and Servicing Agreement, the receipt by the Trustee of an opinion of counsel or other evidence that such other liquidation method will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1),
(ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate princi-pal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable prospec-tus supplement.

The Trustee

  The trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates. With respect to certain Series of Certificates, a trust administrator will perform certain duties and functions normally performed by the Trustee. Any trust administrator will be a party to the Pooling and Servicing Agreement and will be named in the applicable prospectus supplement. Any trust administrator will have obligations and rights similar to the Trustee as described herein.

  The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into ac-count in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and re-moval of the Trustee, and the appointment of a successor trustee, will not be-come effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and sur-plus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, pro-vided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

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

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mort-gage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

  The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage in-strument state, the mortgagor delivers to the mortgagee a note or bond evidenc-ing the loan and the mortgage. Although a deed of trust is similar to a mort-gage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trust-ee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mort-gage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Gen-erally, the action is initiated by the service of legal pleadings upon all par-ties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by ad-vertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the bor-rower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In ad-dition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in

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one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an in-terest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real es-tate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obliga-tion. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obliga-tions or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make pay-ments or defaults in the performance of covenants required thereunder. Typical-ly, the lender and the cooperative enter into a recognition agreement which es-tablishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or oc-cupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the secu-rity agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the ten-ant-stockholder has defaulted under the proprietary lease or occupancy agree-ment, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The rec-ognition agreement typically provides that if the proprietary lease or occu-pancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to

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

sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooper-ative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockhold-ers.

  Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a fore-closure sale has been conducted in a 'commercially reasonable' manner will de-pend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered rea-sonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebt-edness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the pro-prietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

  In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the fore-closed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders
  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the se-curity afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the

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

borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the out-standing debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former bor-rower as a result of low or no bids at the judicial sale.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

  In addition to anti-deficiency and related legislation, numerous other fed-eral and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C Sections 101 et seq. (the "Bankruptcy Code"), and state laws af-fording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collat-eral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judg-ment proceedings) are automatically stayed upon the filing of a bankruptcy pe-tition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

  A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "-- Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alterna-tively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often re-ferred to as the "wage earner chapter" or "consumer chapter" because most indi-viduals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.)

  The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be dis-

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

charged in full upon payment of a substantially reduced amount. Other modifica-tions to a mortgage loan may include a reduction in the amount of each sched-uled payment, which reduction may result from a reduction in the rate of inter-est, an alteration of the repayment schedule, an extension of the final matu-rity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

  A reorganization plan under Chapter 11 and a rehabilitation plan under Chap-ter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judg-ment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accom-plished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

  Generally, a repayment plan in a case under Chapter 13 and a plan of reorga-nization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's princi-pal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debt-or's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

  The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

  State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructur-ing of a mortgage loan on terms a lender would not otherwise accept.

  In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a par-ticular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the

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

laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Con-gress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

  The Code provides priority to certain tax liens over the lien of the mort-gage.

  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Op-portunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Homeowners Protection Act of 1998
  The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclo-sure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termina-tion provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, re-spectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circum-stances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further pay-ments are due or payable. Any servicer, mortgagee or mortgage insurer that vio-lates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

  Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) se-cured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain dis-closure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid.

  Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other

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

types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Soldiers' and Sailors' Civil Relief Act and Similar Laws
  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service af-ter the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrow-er's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an inde-terminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

Environmental Considerations

  A lender may be subject to unforeseen environmental risks when taking a secu-rity interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations re-lating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; genera-tion, transport, storage or disposal of hazardous waste or hazardous sub-stances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subse-quent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Lia-bility Act, as amended ("CERCLA"), and under state law in certain states, a se-cured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of

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

the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous sub-stances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or un-der similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a se-cured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of address-ing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "'who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security inter-est such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such fa-cility or property, the lender faces potential liability as an 'owner or opera-tor' under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA lia-bility in various circumstances including, among others, when it holds the fa-cility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security inter-est in a petroleum underground storage tank ("UST") or in real estate contain-ing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to

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influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., ap-parently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent 'some actual manage-ment of the facility' on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guid-ance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 30, 1996 the President signed into law, the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Con-servation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conser-vation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protec-tion against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemp-tion for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose li-ability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, WFHM nor the Wells Fargo Affiliates has made such evaluations prior to the origination of the Mortgage Loans, nor does WFHM or the Wells Fargo Af-filiates require that such evaluations be made by originators who have sold the Mortgage Loans to WFHM. Neither the Seller nor WFHM is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of fore-closure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to: the environmental con-dition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty result-ing from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged

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

Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "'The Mortgage Loan Programs -- Representations and Warranties" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"Due-on-Sale" Clauses

  The forms of note, mortgage and deed of trust relating to conventional Mort-gage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial re-strictions on the right of lenders to enforce such clauses in many states. How-ever, effective October 15, 1982, Congress enacted the Garn-St Germain Deposi-tory Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may in-clude the Mortgage Loans) made after the effective date of the Garn Act are en-forceable, within certain limitations as set forth in the Garn Act and the reg-ulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Su-pervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Simi-larly, "due-on-sale" clauses in mortgage loans made by national banks and fed-eral credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administra-tion, respectively.

  The Garn Act created a limited exemption from its general rule of enforce-ability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become en-forceable even in Window Period Loans. Five of the Window Period States (Arizo-na, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond Octo-ber 15, 1985. The actions taken vary among such states.

  By virtue of the Garn Act, a Servicer may generally be permitted to acceler-ate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to cer-tain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative

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

resulting from the death of a borrower, or a transfer where the spouse or chil-dren become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the crea-tion of a lien or other encumbrance subordinate to the lender's security in-strument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mort-gage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limita-tions shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpreta-tions governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or con-stitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

  The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee."

Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provi-sions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is pre-paid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

  Courts have imposed general equitable principles upon foreclosure. These eq-uitable principles are generally designed to relieve the borrower from the le-gal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from

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

temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not mone-tary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addi-tion to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the pur-chase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Inter-nal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. In-vestors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

  For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Se-ries of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             Federal Income Tax Consequences for REMIC Certificates

General

  With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more "real estate mortgage investment conduits" (each, a "REMIC") within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Cer-tificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Quali-fication as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, as-suming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the

REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus sup-plement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

  REMIC Certificates held by a domestic building and loan association will con-stitute "a regular or residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qual-ify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above re-specting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated in-vestment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the as-set category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their exist-ing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

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

Qualification as a REMIC
  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing com-pliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "dis-qualified organizations" or agents thereof and must furnish applicable tax in-formation to transferors or agents that violate this requirement. See "-- Taxa-tion of Residual Certificates -- Tax-Related Restrictions on Transfer of Resid-ual Certificates -- Disqualified Organizations."

  A qualified mortgage is any obligation that is principally secured by an in-terest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a co-operative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is rea-sonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve as-sets, and foreclosure property. A cash flow investment is an investment, earn-ing a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or re-sidual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment in-terest shortfalls and certain other contingencies. The reserve fund will be disqualified if

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

more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Cadwalader, Wickersham & Taft, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will con-stitute a single class of residual interests on which distributions are made pro rata.

  If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership inter-ests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity in-terests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and dis-qualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Re-form Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

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

Taxation of Regular Certificates

 General

  In general, interest, original issue discount, and market discount on a Regu-lar Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Reg-ular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with re-gard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having origi-nal issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a con-stant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following dis-cussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable se-curities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology de-scribed in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the antiabuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single install-ment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to

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a period prior to the issue date of the Regular Certificate, unless the Regular
Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are un-conditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distri-butions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method."

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certifi-

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

cate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calcu-lation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original is-sue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Pre-payment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated re-demption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be de-termined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue dis-count required to be included in income by a Regular Certificateholder gener-ally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment As-sumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in pre-payments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allo-cable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially re-

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

deemed Non-Pro Rata Certificate after a distribution of principal has been re-ceived) will be adjusted by reducing the present value of the remaining pay-ments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment As-sumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

  A purchaser of a Regular Certificate at a price greater than its adjusted is-sue price but less than its stated redemption price at maturity will be re-quired to include in gross income the daily portions of the original issue dis-count on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate Regular Certificates

  Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, gen-erally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contempo-raneous variations in the cost of newly borrowed funds, where such rate is sub-ject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a sin-gle fixed formula and that is based on objective financial or economic informa-tion, provided that such information is not (i) within the control of the is-suer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regula-tions. The OID Regulations, as they relate to the treatment of contingent in-terest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Cer-tificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. In-vestors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future pay-ments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applica-ble final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest in-cludible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by ap-plicable final regulations, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certif-icates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of ad-justable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market dis-count rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue dis-count, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certif-icate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Reg-ular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribu-tion. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Confer-ence Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the rele-vant period to the sum of the interest for such period plus the remaining in-terest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount ac-crued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously re-ported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to de-fer deduction of a portion of the excess of the interest paid or accrued on in-debtedness incurred to purchase or carry a Regular Certificate over the inter-est distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regu-lar Certificate for such year. Any such deferred interest expense is, in gener-al, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing ba-sis, the Regular Certificateholder may elect to include market discount in in-come currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Cer-tificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue mar-ket discount on the basis of the constant yield method.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a pre-mium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium un-der the constant yield method. Such election will apply to all debt obligations acquired by the Regular

Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Con-ference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment ob-ligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is un-clear whether the alternatives to the constant interest method described above under "-- Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

  Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were is-sued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepay-ment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

 Treatment of Losses

  Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquen-cies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the correspond-ing loss until a subsequent taxable year. In this regard, investors are cau-tioned that while they may generally cease to accrue interest income if it rea-sonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular

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

Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be al-lowed to deduct as an ordinary loss such loss with respect to principal sus-tained during the taxable year on account of any such Regular Certificates be-coming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Cer-tificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Al-though the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the prin-cipal balance of such Regular Certificates is reduced to reflect losses result-ing from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Cer-tificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Reve-nue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corpo-rate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift insti-tutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Reg-ular Certificates.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Cer-tificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previ-ously received by the seller, by any amortized premium and by any recognized losses.

  Except as described above with respect to market discount, and except as pro-vided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a cap-ital asset will be capital gain or loss and will be long-term or short-term de-pending on whether the Regular Certificate has been held for the related capi-tal gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordi-nary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of in-come actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, shortterm capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary in-come and capital gains.

Taxation of Residual Certificates

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quar-ter and by allocating such daily portion among the Residual Holders in propor-tion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and mar-ket discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue pre-mium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon al-location of realized losses to the Regular Certificates. The REMIC Pool's de-ductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative ex-penses of the REMIC Pool and realized losses on the Mortgage Loans. The re-quirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is pre-paid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distribu-tions in reduction of principal on the Regular Certificates and (ii) the dis-count on the Mortgage Loans which is includible in income may exceed the deduc-tion allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is par-ticularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in re-spect of earlier Classes of Regular Certificates to the extent that such Clas-ses are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income dur-ing certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. In-vestors should consult their own accountants concerning the accounting treat-ment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certif-icate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Cer-tificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Re-sidual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the re-lated REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amor-tization of the issue price of the Residual Certificates over their life. How-ever, in

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view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such is-sue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of this type of residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Re-sidual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mort-gage Loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certifi-cate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense
  Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the deter-mination of specific items of income and expense are subject to differing in-terpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "-- Taxation of Regular Certificates --

 Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Regular Cer-tificates -- Market Discount."

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

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans ex-ceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess.
As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section
171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income
  A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Sec-tion 1274(d), multiplied by (ii) the adjusted issue price of such Residual Cer-tificate at the beginning of such quarterly period. For this purpose, the ad-justed issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the ex-cess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion in-come. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Cer-tain Foreign Investors -- Residual Certificates" below. Finally, if a real es-tate investment trust or a regulated investment company owns a Residual Certif-icate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute un-related business taxable income for tax-exempt shareholders, and would be inel-igible for reduction of withholding to certain persons who are not U.S. Per-sons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other al-lowable deductions to offset their excess inclusion income from Residual Cer-tificates that have "significant value" within the meaning of the REMIC Regula-tions, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the ef-fect of excess inclusions on the alternative minimum taxable income of a Resid-ual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's al-ternative minimum taxable income for a taxable year cannot be less than the ex-cess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess in-clusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to tax-able years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates
  Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Cer-tificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assump-tion. The present value rate equals the applicable federal rate under Code Sec-tion 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, ex-cept that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclu-sion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Or-ganization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an af-fidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any inter-national organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its ac-tivities are subject to tax and a majority of its board of directors is not se-lected by any such governmental entity), any cooperative organization furnish-ing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxa-tion under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a co-operative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 mem-bers during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nomi-nee or middleman thereof) and (ii) the transferor provides a statement in writ-ing to the Seller and the Trustee that it has no actual knowledge that such af-fidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer re-strictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a leg-end referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. In-formation necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and pro-viding such information.

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

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual inter-est" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disre-garded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual inter-est in a REMIC (including a residual interest with a positive value at issu-ance) is a "noneconomic residual interest" unless, at the time of the transfer,
(i) the present value of the expected future distributions on the residual in-terest at least equals the product of the present value of the anticipated ex-cess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "-- Disqualified Organizations."

  In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently proposed Treasury regulations would add a third condition for the transferor to be presumed to lack such knowledge. The third condition would require that the present value of the anticipated tax li-abilities associated with holding the noneconomic residual interest not exceed the sum of:

  (i) the present value of any consideration given to the transferee to ac-quire the interest;
  (ii) the present value of the expected future distributions on the inter-est; and
  (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in
Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from un-related third parties. In some situa-tions, to satisfy this third condition, the transferor of a noneconomic resid-ual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable. If adopted, the proposed regulations would apply to the transfer of a noneconomic residual interest made on or after February 4, 2000. Prospective investors should consult their own tax advisors as to the applicability and effect of the proposed regulations.

  Foreign Investors. The REMIC Regulations provide that the transfer of a Re-sidual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The prospectus supplement relating to the Certificates of a Series may pro-vide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restric-tions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an es-tate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise pri-mary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

 Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Basis and Losses") of such Re-sidual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transac-tion" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as pro-vided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months be-fore the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

  The Internal Revenue Service has issued final regulations (the "Mark to Mar-ket Regulations") under Code Section 475 relating to the requirement that a se-curities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the ex-tent that the dealer has specifically identified a security as held for invest-ment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

 Prohibited Transactions

  Income from certain transactions by the REMIC Pool, called prohibited trans-actions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substi-tution within two years of the Startup Day for a defective (including a de-faulted) obligation (or repurchase in lieu of substitution of a defective (in-cluding a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day
  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Ex-ceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

 Net Income from Foreclosure Property

  The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net in-come from foreclosure property generally means gain from the sale of a foreclo-sure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real es-tate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or dis-tributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Resid-ual Holders within the 90-day period.

Administrative Matters

  The REMIC Pool will be required to maintain its books on a calendar year ba-sis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire tax-able year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters per-son," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Hold-ers. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regu-lations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

  An investor who is an individual, estate, or trust will be subject to limita-tion with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individ-ual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $128,950 for 2000 ($64,475 in the case of a married individual filing a separate return) (subject to adjustment for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions other-wise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all admin-istrative and other expenses relating to the REMIC Pool, or any similar ex-penses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be sub-ject to such limitation on deductions. In addition, such expenses are not de-ductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. Howev-er, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certifi-cates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

 Regular Certificates

  Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corpo-ration described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be re-

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

quired to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  The IRS has issued final regulations (the "New Regulations") which provide alternative methods of satisfying the beneficial ownership certification re-quirement described above. The New Regulations will be effective January 1, 2001. The new series of withholding certificates may be used currently and must be used for payments after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, in-cluding a United States taxpayer identification number. A look-through rule ap-plies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as in-terest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "reg-istered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, consid-ered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) un-der rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Taxation of Residual Certificates -- Tax-Re-lated Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance po-tential." Investors who are Non-U.S. Persons should consult their own tax advi-sors regarding the specific tax consequences to them of owning Residual Certif-icates.

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

Backup Withholding

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable pay-ments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification proce-dures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certifi-cate, or such Certificateholder is otherwise an exempt recipient under applica-ble provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or al-lowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors re-garding the application to them of backup withholding and information report-ing.

Reporting Requirements

  Reports of accrued interest, original issue discount and information neces-sary to compute the accrual of market discount will be made annually to the In-ternal Revenue Service and to individuals, estates, non-exempt and non-charita-ble trusts, and partnerships who are either holders of record of Regular Cer-tificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year tax-payers, securities or commodities dealers, real estate investment trusts, in-vestment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Pub-lication 938 with respect to a particular Series of Regular Certificates. Hold-ers through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under pro-posed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annual-ly, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limita-tions on Deduction of Certain Expenses" above) allocable to such holders. Fur-thermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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

 FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                     IS MADE

General

  In the event that no election is made to treat a Trust Estate (or a segre-gated pool of assets therein) with respect to a Series of Certificates as a REMIC, in the opinion of Cadwalader, Wickersham & Taft, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Re-tained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certifi-cates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be consid-ered the beneficial owner of a pro rata undivided interest in each of the Mort-gage Loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Se-ries will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certifi-cate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of ad-justed gross income over $128,950 for 2000 ($64,475 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certifi-cates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Cer-tificates with respect to interest at the pass-through rate or as discount in-come on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such in-vestors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

Tax Status

  In the opinion of Cadwalader, Wickersham & Taft, except as described below with respect to Stripped Certificates:

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

  1.Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

  2.A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

  3.A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

  4.A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an in-vestment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon ini-tial acquisition of Certificates or thereafter.

 Premium

  The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Federal Income Tax Conse-quences for REMIC Certificates -- Taxation of Residual Certificates -- Treat-ment of Certain Items of REMIC Income and Expense -- Premium."

 Original Issue Discount

  The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the

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

statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding original issue discount on Stripped

 Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the com-pounding of interest, in advance of the cash attributable to such income. Un-less indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includ-ible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original is-sue price and the previously accrued original issue discount, less prior pay-ments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

 Market Discount

  Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordi-nary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Mar-ket Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment as-sumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither in-come nor a deduction to Certificateholders. In this regard, there are no au-thoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the con-text of this or similar transactions or whether, in the case of the Certifi-cate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for ser-vicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as re-taining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of owner-ship of the right to receive some or all of the interest payments on an obliga-tion from the right to receive some or all of the principal payments on the ob-ligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Cer-tificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regu-lations treat such an arrangement as a fixed investment trust, since the multi-ple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of owner-ship interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income re-ported by a cash method holder may be slightly accelerated. See "Stripped Cer-tificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets repre-sented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conver-sion transaction" as defined in Code Section 1258(c), up to the amount of in-terest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers gener-ally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates."

The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reason-able consideration for servicing the Mortgage Loans (see "-- Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percent-ages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the ser-vicing fees paid to a Servicer, to the extent that such fees represent reason-able compensation for services rendered. See the discussion above under "-- Recharacterization of Servicing Fees." Although not free from doubt, for pur-poses of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitle-ments to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- General," subject to the limitation described there-in.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for fed-eral income tax purposes is not clear in certain respects at this time, partic-ularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft, (i) the Trust Estate will be treated as a grantor trust un-der subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue dis-count and gain or loss on disposition. This treatment is based on the interre-lationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "-- Taxa-tion of Stripped Certificates-- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992 provide for treat-ment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In ad-dition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component

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

of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the pur-chaser of such a Stripped Certificate will be required to account for any dis-count as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such mar-ket discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Mar-ket Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and "permitted assets" within the meaning of Code
Section 860L(c), and interest (including original issue dis- count) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "-- Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original is-sue discount for federal income tax purposes. Original issue discount with re-spect to a Stripped Certificate must be included in ordinary income as it ac-crues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash at-tributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the in-come of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed gen-erally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemp-tion price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that un-der the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either

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

accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in princi-pal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recog-nize a loss (which may be a capital loss) equal to such portion of unrecover-able basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certifi-cates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the dif-ference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxa-tion of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the re-maining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the

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extent that such Stripped Certificate, or Classes of Stripped Certificates in
the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpreta-tions less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appro-priate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

  The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their fed-eral income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount re-quired to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certifi-cates -- Backup Withholding."

Taxation of Certain Foreign Investors

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing owner-ship interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign In-vestors --Regular Certificates."

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                              ERISA CONSIDERATIONS

General

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it ap-plies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

  Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase un-der the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) ap-plies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

 General

  In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted un-der the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

 Parties in Interest/Disqualified Persons

  Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have cer-tain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or hold-ing of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code un-less an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master Servicer, any Servicer or the Trustee or an affiliate thereof ei-ther: (a) has investment discretion with respect to the investment of such as-sets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

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

 Delegation of Fiduciary Duty

  Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

  The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to in-clude an interest in the underlying assets of an entity (such as a Trust Es-tate) for purposes of the reporting and disclosure and general fiduciary re-sponsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are de-fined as Plans, IRAs, and employee benefit plans not subject to ERISA (for ex-ample, governmental plans), and any entity whose assets include "plan assets" by reason of benefit plan investment in such entity; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

Administrative Exemptions

 Individual Administrative Exemptions

  Several underwriters of mortgage-backed securities have applied for and ob-tained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemp-tion") which are in some respects broader than Prohibited Transaction Class Ex-emption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable prospectus supplement will refer to such possibility.

  Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's ("S&P"), Moody's Investors Serv-ice, Inc. ("Moody's") or Fitch, Inc. ("Fitch");


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

    (4) The Trustee must not be an affiliate of any other member of the Re-stricted Group (as defined below);
    (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Secu-rities Act of 1933, as amended (the "Securities Act").

The Trust Estate must also meet the following requirements:
    (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;
    (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Certificates; and
    (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

  If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certifi-cates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

  Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an ac-quisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is ac-quired by persons independent of the Restricted Group and at least fifty per-cent of the aggregate interest in the Trust Estate is acquired by persons inde-pendent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair mar-ket value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisi-tion and (iv) immediately after the acquisition no more than twenty-five per-cent of the assets of any Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

  An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

  It should be noted that in promulgating the Underwriter's Exemptions, the De-partment may not have had under its consideration interests in mortgage pools of the exact nature of some of the Certificates in the applicable Series.

 PTE 83-1

  Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involv-ing Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted de-ductions) and a specified percentage of future principal payments on a Trust Estate.

  However, it appears that PTE 83-1 does not or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing cor-porations, or (d) Certificates which are subordinated to other Classes of Cer-tificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its ap-plicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insur-ance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a re-sult of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensa-tion for services provided by the pool sponsor to the pool. The system of in-surance or protection referred to in clause (i) above must provide such protec-tion and indemnification up to an amount not less than the greater of one per-cent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department may not have had under its consideration interests in mortgage pools of the exact nature as some of the Certificates in the applicable Series.

Exempt Plans

  Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described under "-- General," "-- Certain Requirements under ERISA" and "-- Administrative Exemptions" above, but such plans may be subject to the provisions of other applicable federal and state law.

Unrelated Business Taxable Income -- Residual Certificates

  The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be re-quired to provide an affidavit to a transferor that it is not, nor is it pur-chasing a Residual Certificate on behalf of, a "Disqualified Organization," which term, as defined under "Material Federal Income Tax Consequences -- Taxa-tion of Residual Certificates -- Tax-Related Restrictions on the Transfer of Residual Certificates" above, includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above un-der the caption "Material Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

  Due to the complexity of these rules and the penalties imposes upon persons involved in prohibited transactions, it is particularly important that poten-tial investors who are plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

  The sale of Certificates to a plan is in no respect a representation by the seller or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any par-ticular plan, or that this investment is appropriate for plans generally or any particular plan.

                                LEGAL INVESTMENT

  As will be specified in the applicable prospectus supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency, and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursu-ant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered de-pository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related se-curity" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has is-sued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to jurisdiction of the OTS should consider before investing in any of the Certificates.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit In-surance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (trans-action), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing in-vestments made by a particular investor, including, but not limited to, "pru-dent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage re-lated securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regu-latory purposes, or other purposes, or as to the ability of particular invest-ors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any Class constitute legal in-vestments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

  The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable prospectus supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of the Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

  The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

    1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;
    2. By placements by the Seller with in -vestors through dealers; and
    3. By direct placements by the Seller with investors.

  If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment un-derwriting and public reoffering by underwriters may be done through underwrit-ing syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the pro-spectus supplement applicable to such Series and the members of the underwrit-ing syndicate, if any, will be named in such prospectus supplement. The pro-spectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwrit-ing compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Cer-tificates if any are purchased. The Seller, and, if specified in the applicable prospectus supplement, WFHM, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

  The prospectus supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

  Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  If specified in the prospectus supplement relating to a Series of Certifi-cates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwrit-ers at a price specified or described in such prospectus supplement. Such pur-chaser may thereafter from time to time offer and sell, pursuant to this pro-spectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certifi-cates or through dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transac-tions may be effected at market prices prevailing at the time of sale, at nego-tiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that par-ticipates in the distribution of such Certificates may be deemed to be an "un-derwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certifi-cates by such dealer might be deemed to be underwriting discounts and commis-sions under the Securities Act.

                                 USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certifi-cates of such Series from WFHM. It is expected that WFHM will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business pur-poses, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origina-tion or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                                  LEGAL MATTERS

  Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

  It is a condition to the issuance of the Certificates of any Series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized sta-tistical rating organization (a "Rating Agency").

  Generally, a security rating addresses the likelihood of the receipt by hold-ers of Certificates of all distributions to which such holders are entitled. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                          REPORTS TO CERTIFICATEHOLDERS

  The Master Servicer will prepare, and the Trustee or other Paying Agent ap-pointed for each Series by the Master Servicer will forward to the Certificateholders of each Series, statements containing information with re-spect to principal and interest payments and the related Trust Estate, as de-scribed herein and in the applicable prospectus supplement for such Series (the "Monthly Reports"). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement -- Reports to Certificateholders.

  The Seller intends to make the information contained in the Monthly Reports available via the internet, facsimile, computer modem and CD-ROM through SecuritiesLink(R) Investor Information Services ("SecuritiesLink(R)"). On occa-sion, information may be available to any interested investor through SecuritiesLink(R) up to two business days prior to the related Distribution Date, and in that event prior to the delivery of the Monthly Reports by the Trustee or other Paying Agent to Certificateholders. The Seller also intends to make available to any interested investor through SecuritiesLink(R) certain ad-ditional information not contained in the Monthly Reports, including loss se-verity data and updated stratification reports with respect to the Mortgage Loans underlying the Certificates. For further information regarding SecuritiesLink(R), please contact Wells Fargo Asset Securities Corporation, Inc., 7485 New Horizon Way, Frederick Maryland 21703, telephone number (301) 846-8130.

  In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans -- Evidence as to Compliance." Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or the Master Servicer c/o Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Attention: Securities Administration Services Manager.

                       WHERE YOU CAN FIND MORE INFORMATION

Registration Statement and Other Materials Filed with the Securities and Exchange Commission
  The Seller filed a registration statement relating to the Certificates with the Securities and Exchange Commission ("SEC" or the "Commission"). This pro-spectus is part of the registration statement, but the registration statement includes additional information.

  Copies of the registration statement may be obtained from the Public Refer-ence Section of the Commission, Washington, D.C. 20549 upon payment of the pre-scribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400. Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. In this regard, you should be aware that it is anticipated that the name of the Seller will be changed in 2000 in connection with the merger described in the applicable prospectus supplement under "Recent Developments." The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any docu-ments incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

Detailed Information Relating to the Mortgage Loans of a Series

  The Seller intends to offer by subscription through SecuritiesLink(R) de-tailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)"service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and sub-scribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further informa-tion regarding the Detailed Information and subscriptions thereto, please con-tact the Seller at 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The SEC allows the Seller to "incorporate by reference" information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by refer-ence is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this pro-spectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying pro-spectus supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until termi-nation of the offering of the Certificates.

  As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Master Servicer at 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 815-6323.

                        INDEX OF SIGNIFICANT DEFINITIONS

Term                                                                        Page
----                                                                        ----

3% Solution Loans..........................................................  29
1986 Act...................................................................  89
1998 Policy Statement...................................................... 124
Accretion Directed Certificates............................................  40
Accrual Certificates.......................................................  37
Additional Collateral......................................................  20
Advances...................................................................  58
ALTA.......................................................................  28
Asset Conservation Act.....................................................  83
Balloon Loans..............................................................  19
Balloon Period.............................................................  19
Bankruptcy Code............................................................  78
Bankruptcy Loss............................................................  39
Bankruptcy Loss Amount.....................................................  39
Beneficial Owner...........................................................  33
Book-Entry Certificates....................................................  33
Buy-Down Fund..............................................................  19
Buy-Down Loans.............................................................  19
Capitol Life...............................................................  21
Cede.......................................................................  33
CERCLA.....................................................................  81
Certificate Account........................................................  54
Certificateholder..........................................................  33
Certificates...............................................................  32
Class......................................................................  32
Cleanup Costs..............................................................  82
Code.......................................................................  86
Commission................................................................. 128
Companion Certificate......................................................  40
Component..................................................................  40
Component Certificates.....................................................  40
condotels..................................................................  15
Contract Underwriters......................................................  25
cooperatives...............................................................  15
Correspondents.............................................................  22
Credit Score...............................................................  24
Cut-Off Date...............................................................  35
Deferred Interest..........................................................  17
Definitive Certificates....................................................  33
Delegated Underwriting.....................................................  23
Department................................................................. 120
Depository.................................................................  54
Detailed Information....................................................... 128



Term                                                                        Page
----                                                                        ----

Disqualified Organization.................................................. 103
Distribution Date..........................................................  35
DTC........................................................................  33
DTC Participants...........................................................  34
Due Date...................................................................  16
EDGAR...................................................................... 128
electing large partnership................................................. 103
Eligible Custodial Account.................................................  54
Eligible Investments.......................................................  56
ERISA...................................................................... 119
Excess Bankruptcy Losses...................................................  39
Excess Fraud Losses........................................................  39
Excess Special Hazard Losses...............................................  39
FDIC.......................................................................  54
FFIEC...................................................................... 124
FHLBB......................................................................  84
FICO Score.................................................................  24
Fitch...................................................................... 120
Fixed Rate Certificates....................................................  43
Fixed Retained Yield.......................................................  37
Floating Rate Certificates.................................................  43
Foreign National Loans.....................................................  29
Fraud Loss.................................................................  39
Fraud Loss Amount..........................................................  39
Garn Act...................................................................  84
Government securities......................................................  87
Graduated Pay Mortgage Loans...............................................  18
Growing Equity Mortgage Loans..............................................  18
holder.....................................................................  33
HOPA.......................................................................  80
Indirect DTC Participants..................................................  34
Interest Only Certificates.................................................  43
Inverse Floating Rate Certificates.........................................  44
IRA........................................................................ 119
Joint Ventures.............................................................  22
Liquidation Proceeds.......................................................  55
Liquidation Profits........................................................  37
Loan Stores................................................................  22
Loan-to-Value Ratio........................................................  27
Lockout Certificates.......................................................  41
Mark to Market Regulations................................................. 106
Master Servicer............................................................  52
Master Servicing Fee.......................................................  37

Term                                                                        Page
----                                                                        ----

MERS.......................................................................  68
Monthly Reports............................................................ 127
Moody's.................................................................... 120
Mortgage Interest Rate.....................................................  37
Mortgage Loans.............................................................  15
Mortgage Notes.............................................................  15
Mortgaged Properties.......................................................  15
Mortgages..................................................................  15
NCUA....................................................................... 124
Net Mortgage Interest Rate.................................................  37
New Regulations............................................................ 109
No Income/No Asset Loans...................................................  29
No Ratio...................................................................  29
No Ratio Loans.............................................................  29
noneconomic residual interest.............................................. 104
Non-Pro Rata Certificate...................................................  90
Non-U.S. Person............................................................ 109
Notional Amount Certificates...............................................  41
OCC........................................................................ 124
OID Regulations............................................................  90
Other Advances.............................................................  58
OTS........................................................................  84
PAC Certificates...........................................................  41
PAC I......................................................................  41
PAC II.....................................................................  41
Partial Liquidation Proceeds...............................................  36
Pass-Through Certificates..................................................  41
Pass-Through Entity........................................................ 103
Pass-Through Rate..........................................................  37
Paying Agent...............................................................  58
PCBs.......................................................................  81
Percentage Interest........................................................  35
Periodic Advances..........................................................  58
PHMC.......................................................................  21
PHMSC......................................................................  21
Planned Amortization Certificates..........................................  41
Plans...................................................................... 119
Pledged Asset Mortgage Loans...............................................  20
PMI........................................................................  80
Pool Distribution Amount...................................................  36
Pooling and Servicing Agreement............................................  32
Prepayment Assumption......................................................  91
Principal Only Certificates................................................  44
PTE 83-1................................................................... 122




Term                                                                        Page
----                                                                        ----

Rating Agency.............................................................. 128
Ratio Strip Certificates...................................................  42
RCRA.......................................................................  82
Regular Certificateholder..................................................  90
Regular Certificates.......................................................  32
Regulations................................................................ 120
Relief Act.................................................................  81
REMIC......................................................................  86
REMIC Certificates.........................................................  86
REMIC Pool.................................................................  86
REMIC Regulations..........................................................  86
Remittance Date............................................................  55
REO Property...............................................................  70
Reserve Fund...............................................................  45
Residual Certificates......................................................  33
Residual Holders...........................................................  98
Restricted Group........................................................... 122
retention program..........................................................  23
Rules......................................................................  34
S&P........................................................................ 120
SBJPA of 1996..............................................................  87
Scheduled Amortization Certificates........................................  42
Scheduled Certificates.....................................................  42
Scheduled Principal Balance................................................  69
SEC........................................................................ 128
Securities Act............................................................. 121
Securities Link(R)......................................................... 127
Seller.....................................................................  20
Senior Certificates........................................................  42
Sequential Pay Certificates................................................  42
Series.....................................................................  32
Servicer...................................................................  53
Servicer Custodial Account.................................................  54
Servicing Account..........................................................  61
Servicing Fee..............................................................  37
SMMEA...................................................................... 123
Special Hazard Loss........................................................  39
Special Hazard Loss Amount.................................................  39
Standard Hazard Insurance Policy...........................................  62
Startup Day................................................................  88
Step Coupon Certificates...................................................  44
Stripped Certificateholder................................................. 116
Stripped Certificates...................................................... 114
Subclass...................................................................  32

Term                                                                        Page
----                                                                        ----

Subordinated Certificates..................................................  43
Subsidy Account............................................................  18
Subsidy Loans..............................................................  18
Subsidy Payments...........................................................  18
Superliens.................................................................  81
Super Senior Certificates..................................................  43
Super Senior Support Certificates..........................................  43
Support Certificates.......................................................  40
TAC Certificates...........................................................  43
Targeted Amortizations Certificates........................................  43
Texas Home Equity Laws.....................................................  80
Tiered Payment Mortgage Loans..............................................  18
Title V....................................................................  85
Treasury Regulations.......................................................  68
Trust......................................................................  32
Trust Estate...............................................................  15
Trustee....................................................................  74




Term                                                                        Page
----                                                                        ----

Trustee Fee................................................................  37
U.S. Person................................................................ 105
UCC........................................................................  77
Underlying Servicing Agreement.............................................  53
Underwriter's Exemption.................................................... 120
UST........................................................................  82
Variable Rate Certificates.................................................  44
Voting Interests...........................................................  71
Wells Fargo................................................................  54
Wells Fargo Affiliates.....................................................  20
Wells Fargo Bank...........................................................  21
Wells Fargo Mortgage Sale Agreement........................................  67
WFHM.......................................................................  20
Window Period..............................................................  84
Window Period Loans........................................................  84
Window Period States.......................................................  84

                              [Logo of Wells Fargo]

                   Wells Fargo Alternative Loan 2000-1 Trust

                                     Issuer

               [LOGO OF WELLS FARGO ASSET SECURITIES CORPORATION]
                                     Seller

                                  $144,296,607

                                  (Approximate)

         Mortgage Asset-Backed Pass-Through Certificates, Series 2000-1

                               -----------------

                              PROSPECTUS SUPPLEMENT

                               -----------------

                              Goldman, Sachs & Co.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

     The offered certificates are not being offered in any state where the offer is not permitted.

     The seller does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                                October 23, 2000